DATED 23rd March, 2000


                           THE DIALOG CORPORATION plc


                                       and


                             THE THOMSON CORPORATION

                         ------------------------------

                           SALE AND PURCHASE AGREEMENT

                     in respect of the information services
                      division of the Seller and the entire
                            issued share capitals of
                             The Dialog Corporation
                           and certain other companies
                         ------------------------------




                                  ALLEN & OVERY
                                     London
                                   CO:715784.7

CONTENTS

CLAUSE                                                                                                    Page

1.       Interpretation.......................................................................................1
2.       Sale and purchase....................................................................................6
3.       Consideration........................................................................................7
4.       Adjustment to consideration..........................................................................8
5.       Conditions precedent................................................................................10
6.       Warranties..........................................................................................11
7.       limitation on the Seller's liability................................................................13
8.       Covenants up to Completion..........................................................................16
9.       Rescission..........................................................................................18
10.      Tax Deed............................................................................................18
11.      Subscription........................................................................................18
12.      Contracts and creditors.............................................................................19
13.      Completion..........................................................................................20
14.      Guarantees..........................................................................................21
15.      Business sale employees.............................................................................21
17.      Protective covenants................................................................................24
18.      Announcements.......................................................................................25
19.      Value Added Tax.....................................................................................25
20.      Interest............................................................................................27
21.      Notices.............................................................................................27
22.      Resolutions and waivers.............................................................................28
23.      General.............................................................................................28
24.      Whole agreement.....................................................................................30
25.      Domain names........................................................................................30
26.      Governing law.......................................................................................30

SCHEDULE

1.       Companies and Subsidiaries..........................................................................32
2.       Allocation of Consideration for the Shares and Assets...............................................57
3.       Completion Balance Sheet............................................................................58
4.       Properties..........................................................................................62
5.       Share Sale Warranties...............................................................................74
6.       Business Sale Warranties...........................................................................104
7.       Completion Arrangements............................................................................121
8.       Business Intellectual Property.....................................................................123
9.       Business Sale Employees............................................................................124
10.      Domain Names.......................................................................................125

Documents to accompany agreement:

(1)      Audited Accounts of the Companies
(2)      Disclosure Letter

and Agreed Forms of:

(1)      Tax Deed
(2)      Distribution Agreement
(3)      Software Licence and Maintenance Agreement
(4)      Combined circular and Listing Particulars
(5)      Undertakings to vote in favour of resolutions
(6)      Domain name assignment
(7)      Trade mark assignment
(8)      Bond Proposed Amendments
(9)      Bank Payoff letter

THIS AGREEMENT is made on 23rd March, 2000 BETWEEN:

(1) THE DIALOG CORPORATION PLC (registered number 1890236) whose registered office is at The Communications Building, 48 Leicester Square, London WC2H 7DB (the "Seller"); and

(2) THE THOMSON CORPORATION having its principal office at Suite 2706, Toronto Dominion Bank Tower, Toronto Dominion Centre, Toronto, Ontario M5K 1A1, Canada (the "Purchaser").

WHEREAS:

(A)      The Seller carries on the Business (as defined below).

(B) The Seller is the owner of the entire issued share capitals of the Companies listed in Schedule 1 Part B, Dotcom Investments BV ("Dotcom"), The Dialog Corporation ("Dialog Corp") and The Dialog Corporation Asia Pacific Limited and the relevant proportion of the issued share capital of The Dialog Corporation Srl ("Srl") and an interest in Frost & Sullivan Electronic Distribution LLC ("LLC") further details of which are set out in Schedule 1 Part A.

(C) Dotcom is the owner of the entire issued share capitals of the companies details of which are set out in Schedule 1 Part C ("Dotcom Subsidiaries").

(D) Dialog Corp is the owner of the entire issued share capitals of the companies details of which are set out in Schedule 1 Part D.

(E) The Seller wishes to sell and, in reliance upon, inter alia, the representations, warranties and undertakings set out in this agreement, the Purchaser wishes to procure the purchase of the Business with a view to carrying on the Business as a going concern in succession to the Seller on the terms and subject to the conditions set out in this agreement.

(F) The Seller wishes to sell or procure that the sale of, and, in reliance upon, inter alia, the representations, warranties and undertakings set out in this agreement, the Purchaser wishes to purchase or procure the purchase of all the issued share capital of Dialog Corp and The Dialog Corporation Asia Pacific Limited, the UK Subsidiaries, the Dotcom Subsidiaries and the relevant proportions of the issued share capital of Srl and LLC on the terms and subject to the conditions set out in this agreement.

IT IS AGREED as follows:

1.       Interpretation

(1)      In this agreement:

         "1999 ISD Accounts" means the unaudited combined profit and loss account, for the Companies and the Business for the year ended 31st December, 1999 and the unaudited combined net asset statement for the Companies and the Business as at 31 December 1999 after elimination of inter-company balances as set out in the circular and listing particulars in an Agreed Form;

         "Accounts" means the audited balance sheets as at the Accounts Date and audited profit and loss accounts for the year ended on that date of the Companies and the notes and directors' reports relating to them (including in the case of the Seller the audited consolidated balance sheet and the audited consolidated profit and loss account as at the Accounts Date), a copy of each of which has been initialled for the purpose of identification by the Seller and the Purchaser but so that where such Company is not required to prepare audited accounts the financial statements used in the preparation of the Seller's 1998 audited accounts to the extent that such financial statements are readily available;

         "Accounts Date" means 31st December, 1998;

         "Actual Completion" means, in relation to any Property the Property Transfer of which is not completed at Completion, the date of actual completion of that Property Transfer;

         "Agreed Form" means, in relation to any document, the form of that document which has been initialled for the purpose of identification by the Seller's Solicitors and the Purchaser's Solicitors;

         "Assets" means the Business Intellectual Property, the Contracts, the Debts, the Equipment, the Properties, the Goodwill, the Information and the Stocks, the Domain Names and the interest of the Seller in LLC to be sold by the Seller to the Purchaser under this agreement and any other property and assets of the Seller used in connection with the Business except the Excluded Assets;

         "Business" means the business of the Information Services Division as carried on by the Seller which comprises the business of "Dialog", "Profound" and "DataStar";

         "Business Day" means a day (not being a Saturday or Sunday) when banks are open for general business in London and New York;

         "Business Intellectual Property" means all Intellectual Property Rights owned by the Seller or any member of the Seller's Group and used in connection with the Business excluding all Intellectual Property Rights included in the Excluded Assets but including (but without limitation) those items of Intellectual Property Rights shortly described in
         Schedule 8;

         "Business Sale Employees" means those individuals employed by the Seller wholly or mainly in the Business and named in Schedule 9;

         "Companies" means all the companies named in Schedule 1 and "Company" means any one of the Companies;

         "Completion" means completion of the sale and purchase in accordance with clause 13;

         "Contracts" means all contracts and engagements (other than (i) the Leases and the Occupation Leases and (ii) the employment contracts of the Business Sale Employees) entered into or orders made before the Effective Time by or on behalf of the Seller with third parties in connection with the Business which remain (in whole or in part) to be performed at the Effective Time including (but without limitation) all orders and contracts for the manufacture, sale or purchase of goods or provision or supply of services including, for the avoidance of doubt, all contracts for the supply of services by independent contractors or for the hire purchase, credit sale, leasing or license of goods or services, or the licensing of Intellectual Property Rights;

         "Creditors" means those amounts owing by the Seller in connection with the Business to creditors at the Effective Time and included in the calculation of Net Assets;

         "Debts" means any debts or other sums due or payable to the Seller in connection with the Business at the Effective Time and included in the calculation of Net Assets;

         "Disclosure Letter" means the letter of the same date as this agreement from the Seller to the Purchaser;

         "Disclosed Matters" means any fact, matter, event or circumstance which is fairly disclosed in this agreement, the Disclosure Letter or the documents attached to the Disclosure Letter;

         "Domain Names" means the internet domain names shown in the list of domain names in Schedule 10 of this Agreement, against the name of " Plc", "M.A.I.D." and "other";

         "Effective Time" means the opening of business (London Time) on the date of Completion;

         "Employment Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 1981 as amended;

         "Equipment" means all the computer hardware, equipment, tangible chattels, motor vehicles, furniture, fixtures and fittings (to the extent they are not included in the Properties) used by the Seller and any other member of the Seller's Group in connection with the Business;

         "Excluded Assets" has the meaning assigned to it in clause 2(8);

         "Goodwill" means the goodwill of the Business with the exclusive right to carry on the Business in succession to the Seller;

         "Information" means all information owned by the Seller relating to the Business including (but without limitation) industrial and commercial information and techniques including (but not limited to) drawings, formulae, test reports, operating and testing procedures, shop practices, instruction manuals and tables of operating conditions and including all information relating to the marketing of any products or services supplied by the Business, including customer names and lists, sales targets, sales statistics, market share statistics, marketing surveys and reports, marketing research and any advertising or other promotional materials;

         "Insolvency Act" means the Insolvency Act 1986;

         "Intellectual Property Rights" means trade marks, service marks, trade and business names, rights in designs, patents, copyright, database rights, moral rights and rights in know-how and other intellectual property rights in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world;

         "Jiyu Shares" means the 7,038,123 ordinary shares of 1 pence each in the capital of the Seller agreed to be subscribed by Jiyu Holdings Limited pursuant to a subscription agreement between that Company and the Seller of the same date as this agreement;

         "Land" includes land, mines and minerals (whether or not owned separately from the surface) buildings or parts of buildings (whether the division is horizontal, vertical or made in any other way) and a right, privilege or benefit in, over or derived from land;

         "Leases" mean leases of lands, rights of occupation or uses of land shortly described in Part II of Schedule 4 and "Lease" means any one of them and includes every part of each of them and the property therein demised;

         "Material Adverse Effect" means any circumstances, change in, or effect on, the Business or the Companies as a whole that, individually or in the aggregate with any other circumstances, changes in or effects on, the Business or the Companies as a whole:

                  (a) is, or could be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), employee relationships, customer or supplier relationships results or operations or the condition (financial or otherwise) of the Companies' businesses and the Business taken as a whole; or

                  (b) could materially adversely affect the ability of the Purchaser to operate or conduct the business of the Companies and the Business taken as a whole in the manner in which they are currently operated or conducted by the Companies and the Seller.

         "Material Contracts" has the meaning assigned to it in Clause C.1 of
         Schedule 5.

         "New Shares" has the meaning assigned to it in clause 11;

         "Nominated Purchaser" means that member or those members of the Purchaser's Group which the Purchaser nominates prior to the sale and purchase of the Shares and Assets becoming unconditional as being the actual purchaser or purchasers of the Business and Assets and/or the Shares;

         "Planning Acts" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991;

         "Properties" means the leasehold properties shortly described in Part I of Schedule 4 and "Property" means any of them and includes every part of each of them;

         "Property Completion" means, in respect of each Leasehold Property to which paragraph (5) of Part III of Schedule 4 applies, the date for completion of the sale and purchase of that Leasehold Property as provided for in that paragraph;

         "Property Transfer" means the conveyance, assignment or transfer of the relevant UK Property to the Purchaser;

         "Purchaser's Accountants" means PricewaterhouseCoopers of 1 Embankment Place, London WC2N 6NN;

         "Purchaser's Group" means the Purchaser and its subsidiaries;

         "Purchaser's Solicitors" means Allen & Overy of One New Change, London EC4M 9QQ;

         "Reseller Agreement" means the distribution agreement in the Agreed Form between the Seller and the Purchaser;

         "Seller's Accountants" means PricewaterhouseCoopers of 1 Embankment Place, London WC2N 6NN;

         "Seller's Solicitors" means Theodore Goddard of 150 Aldersgate Street, London EC1A 4EJ;

         "Seller's Group" means the Seller and its subsidiaries other than the Companies;

         "Shares" means all the issued shares of the Companies named in Schedule 1 Parts A, B and C except for Srl where it means all the shares registered in the name of the Seller as set out in Schedule 1 Part A;

         "Software Licence and Maintenance Agreement" means the software licence and maintenance agreement between the Seller and the Purchaser in the Agreed Form;

         "Stocks" means the stocks of headed paper and logo paper, marketing materials, stationery and CD's owned by Business at the Effective Time;

         "subsidiary" means a subsidiary for the purposes of the Companies Act 1985; and

         "Subsidiaries" means all the companies mentioned in Schedule 1, Parts B, C and D and "Subsidiary" means any of them;

         "TCGA 1992" means Taxation of Chargeable Gains Act 1992;

         "Tax" or "Taxation" means all forms of taxation, duties, imposts and levies, whether of the United Kingdom or elsewhere, that may be charged, imposed, administered or collected by any Taxation Authority including but without limitation income tax (including income tax or amounts equivalent to or in respect of income tax required to be deducted or withheld from or accounted for in respect of any payment), corporation tax, advance corporation tax, capital gains tax, capital transfer tax, inheritance tax, value added tax, sales/use tax, customs and other import or export duties, excise duties, stamp duty, stamp duty reserve tax, development land tax, any amount in respect of PAYE, national insurance, social security or other similar contributions, and any interest, penalty, surcharge or fine in connection with it;

         "Tax Deed" means the Tax Deed in the Agreed Form;

         "Taxes Act 1988" means Income and Corporation Taxes Act 1988;

         "US Company" means any Company organised in a jurisdiction of the United States of America and "US Companies" means all of them.

         "US Debt" means the principal sum of US$160,000,000 (excluding any interest) owing by the Dialog Corp to the Seller after the capitalisation referred to in paragraph 1(o) of Schedule 7;

         "US$" or "US Dollars" means United States dollars, the lawful currency of the United States of America;

         "VAT" means value added tax or other similar sales tax whether of the United Kingdom or elsewhere;

         "VATA 1994" means the Value Added Tax Act 1994; and

         "Warranties" means the representations and warranties on the part of the Seller contained in clause 6(1) and Schedules 5 and 6.

(2) In this agreement any reference, express or implied, to an enactment includes references to:

         (a) that enactment as amended, extended or applied by or under any other enactment in force at the date hereof and includes;

         (b) any enactment which that enactment re-enacts (with or without modification) which is in force at the date hereof; and

         (c) any subordinate legislation made before signature of this agreement under any enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above;

         and "enactment" includes any legislation in any jurisdiction.

(3) Where any statement is qualified by the expression "so far as the Seller is aware" or "to the best of the Seller's knowledge, information and belief" or any similar expression that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry of the officers of the Seller, Dialog Corp and Dialog Corp GmbH (Switzerland).

(4) A person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 of the Taxes Act 1988.

(5) Words denoting persons shall include bodies corporate and unincorporated associations of persons.

(6) Subclauses (1) to (5) above apply unless the contrary intention appears.

(7)      The headings in this agreement do not affect its interpretation.

2.       Sale and purchase

(1) Subject to clause 5, the Seller shall sell, or shall procure the sale of, and the Purchaser shall purchase or shall procure the purchase of, the Shares together with all rights attaching to them.

(2)      The Seller covenants with the Purchaser as follows:

         (a) that it has or will have at Completion the right to sell or procure the sale of, and transfer the full legal and beneficial interest in, the Shares to the Purchaser on the terms set out in this agreement; and

         (b) that on or after Completion it will, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Purchaser may from time to time require in order to vest any of the Shares in the Purchaser or its assignee or as otherwise may be necessary to give full effect to this agreement.

(3) The Shares shall be sold free from all liens, charges, equities and encumbrances and other rights exercisable by third parties.

(4) Subject to Clause 5, the Seller shall sell and the Purchaser shall purchase or shall procure the purchase of the Assets with a view to the Purchaser carrying on the Business from Completion as a going concern in succession to the Seller.

(5) The Seller shall sell the Assets (except the Properties) free from all liens, charges and encumbrances and other rights exercisable by third parties and property and risk in those Assets shall vest in the Purchaser on Completion.

(6)      The Seller covenants with the Purchaser as follows:

         (a) that it has or will have at Completion the right to sell and transfer the full legal and beneficial interest in the Assets (except the Properties) to the Purchaser on the terms set out in this agreement; and

         (b) that on or after Completion it will, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Purchaser may from time to time reasonably require in order to vest any of the Assets (except the Properties) in the Purchaser or its assignee or as otherwise may be necessary to give full effect to this agreement.

(7) The Properties shall be sold on and subject to the special conditions contained in Part IV of Schedule 4 and the Leases shall be sold (where relevant) subject to the special conditions contained in Part V of
         Schedule 4.

(8) Nothing in this agreement shall operate to transfer to the Purchaser any of the following (which, together, shall be referred to in this agreement as the "Excluded Assets"):

         (a) all assets and liabilities of the Web Solutions Division of the Seller including but not limited to all rights associated with or relating to InfoSort, Muscat WebCheck, k-working and WebTop technologies;

         (b) all assets and liabilities of the eCommerce Division including but not limited to all rights associated with or relating to Sparza technology and Office Shopper of the Seller;

         (c) Dialog Corp's entire interest in Teltech Resource Network Corporation;

         (d) the Seller's direct shareholding in Zawya.com Limited and the Seller's investment in London Financial News;

         (e) all rights to Tax refunds or credits relating to the Business as carried on by the Seller or the Assets in relation to Tax periods (or parts thereof) ending on or prior to Completion;

         (f)      the statutory books and records of the Seller;

         (g)      the benefit of this agreement.

(9) The Purchaser shall not be obliged to complete the purchase of any of the Shares and the Assets unless the purchase of all the Shares and all the Assets is completed simultaneously in accordance with this agreement.

3.       Consideration

         The aggregate consideration for the sale of the Shares and the Assets effected by this agreement (the "Consideration") shall be (subject to adjustment in accordance with clause 4) the sum of US$115,000,000 which shall be allocated in the a manner set out in Schedule 2. The Consideration shall be payable in cash on Completion.

4.       Adjustment to Consideration

(1) The Consideration shall be adjusted following Completion if the Working Capital Adjustment (defined below) is:

         (a) less than nil, by deducting the amount of the Working Capital Adjustment; or

         (b) greater than nil, by adding the amount of the Working Capital Adjustment.

(2)      In this clause "Working Capital Adjustment" shall mean:

         (a) the movement in Working Capital from 31st December 1999 to Completion where "Working Capital" means the aggregate amount of the assets (except the Excluded Working Capital Assets) less the aggregate amount of the liabilities (except the Excluded Liabilities)of each of the Companies and the Seller in relation to the Business to be acquired as at Completion as shown in the Completion Working Capital Statement prepared in accordance with Schedule 3; plus

         (b) amounts paid since 31st December 1999 and prior to Completion by a Company or by the Seller in relation to the Business in respect of the acquisition of Tangible Fixed Assets which, for the purpose of this clause shall include items normally recognised as tangible fixed assets in a company's books and records and which includes, for the avoidance of doubt, software licences acquired from third parties and other tangible fixed assets in accordance with FRS 15 but shall exclude all internal costs capitalised, plus in respect of amounts paid in reducing opening provisions excluding those in connection with the Carl/Ryan litigation; plus

         (c) the principal amount owing in relation to the Carl/Uncover Loan Note which, for the avoidance of doubt, will be treated as a Dialog asset as at 31st December, 1999 but will be transferred to the Purchaser on Completion.

(3) "Excluded Working Capital Assets" means all fixed assets of the Companies and of the Seller in relation to the Business including intangible fixed assets, goodwill, tangible fixed assets and fixed asset investments, plus any deferred royalty assets and deferred indexing costs.

(4) "Excluded Liabilities" means all overdue obligations of the Companies or of the Seller in relation to the Business to the Purchaser and any member of the Purchaser's Group, all provisions for liabilities and charges, deferred income, all obligations in respect of the acquisition of Tangible Fixed Assets (but not excluding any finance lease obligations of the Companies or of the Seller in relation to the Business) and any intercompany balances, in each case of the Companies and the Seller in relation to the Business.

(5) The Seller represents and warrants to the Purchaser that the statement of Working Capital as at 31st December 1999 set out in Part B of
         Schedule 3 is true and accurate and is to the same effect as if that statement had been prepared in accordance with Schedule 3. If and to the extent that it is determined that such statement of Working Capital does not accord with the previous sentence, the Working Capital as at 31st December, 1999 shall be determined for the purposes of this clause as if such statement did so accord.

(6) Between five and two days prior to Completion the parties shall, acting in good faith, agree a best estimate of the likely amount of the Working Capital Adjustment to be made in accordance with this clause (the "Estimated Working Capital Adjustment"). If the Estimated Working Capital Adjustment is:

         (a) greater than nil (the "Excess") the sum payable by the Purchaser to the Seller on Completion shall be increased pound ((pound)) for pound ((pound)) by the amount of the Excess;
                  or
         (b) less than nil (the "Shortfall") the sum payable by the Purchaser to the Seller on Completion shall be reduced pound ((pound)) for pound ((pound)) by the amount of the Shortfall.

(7) Within seven days following the day on which the Completion Working Capital Statement is agreed or determined in accordance with Schedule 3 (the "Determination Date"), the Seller shall pay to the Purchaser or the Purchaser shall pay to the Seller (as appropriate) in cash the amount of the difference between the Estimated Working Capital Adjustment received by the Seller on Completion and the actual amount of the Working Capital Adjustment as so calculated together with interest accruing daily on such amount at the rate of 2% above the base rate of The Royal Bank of Scotland PLC from Completion to (and including) the Determination Date and at the rate of 4% above the base rate of The Royal Bank of Scotland PLC from the Determination Date to (but not including) the date of payment.

(8) In preparing the Completion Working Capital Statement all non-pounds sterling amounts shall be converted into pounds Sterling at the rates quoted by The Royal Bank of Scotland PLC at the opening of business London Time on the date of Completion. For the purpose of calculating any adjustment to the Consideration payable pounds sterling shall be converted into US Dollars at the rates quoted by The Royal Bank of Scotland PLC at the opening of Business London Time on the date of Completion.

(9) If Completion shall take place five Business Days or less before or after the close of business on the last day of a month ("Month End"), the Completion Working Capital Statement shall be prepared, and the Working Capital Adjustment shall be calculated, as at the Month End, not as at Completion.

(10) If Completion shall take place before the Month End, the Purchaser shall pay to the Seller an amount equal to cash received by the Purchaser in respect of the Business and by the Companies between Completion and the Month End less the aggregate amount of payments made by the Purchaser in the ordinary course of the Business and by the Companies in the ordinary course of business between Completion and the Month End.

(11) If Completion shall take place after the Month End, the Seller shall pay to the Purchaser an amount equal to cash received by the Seller in respect of the Business and by the Companies between Completion and the Month End less the aggregate amount of payments made by the Seller in the ordinary course of the Business and by the Companies in the ordinary course of their business between Completion and the Month End.

(12) If in relation to subclause (10) or (11) the cash received is less than the payments made then the net payment will be made by the party other than the party required to make payment under subclause (10) or (11) (as the case may be).

(13) If Completion shall take place before the Month End the Seller shall pay to the Purchaser an amount in respect of interest on the Consideration plus the amount of the US Debt (which shall accrue daily) for the period from the date of Completion to the Month End at the base rate from time to time of The Royal Bank of Scotland PLC.

(14) If Completion shall take place after the Month End the Purchaser shall pay to the Seller an amount in respect of interest on the Consideration plus the amount of the US Debt (which shall accrue daily) for the period from the Month End to Completion at the base rate of The Royal Bank of Scotland PLC.

(15) The Purchaser shall pay to the Seller as soon as reasonably practicable after receipt the amount of interest received in respect of the Carl/Uncover Loan Note in respect of the period ending on the date immediately prior to Completion (less the amount of any tax that may have to be deducted from such amount).

5.       Conditions precedent

(1) Without prejudice to clause 9 (Rescission) the sale and purchase of the Shares and the Assets is conditional on:

         (a) resolutions to approve inter alia the sale of the Shares and the Assets pursuant to this agreement as set out in the draft combined circular to shareholders and listing particulars of the Seller in the Agreed Form;

         (b) all filings having been made and all or any appropriate waiting periods (including any extensions thereof) under the US Hart Scott Rodino Antitrust Improvements Act of 1976 having expired, lapsed or been terminated as appropriate in each case in respect of the purchase of the Shares and the Assets;

         (c) the London Stock Exchange agreeing to admit the New Shares and the Jiyu Shares to listing (subject only to allotment);

         (d) (i) the Seller having received consents to the adoption of the Proposed Amendments (as defined in the Offer to Purchase and Consent Solicitation Statement (as amended, supplemented or otherwise modified but in any event substantially in the Agreed Form, the "Offer/Solicitation")) from the holders holding a majority of the outstanding principal amount of the 11% Senior Subordinated Notes due 2007 (the "Notes") issued pursuant to the indenture (the "Indenture") dated as of 10 November, 1997; (ii) the Trustees (as defined in the Indenture) having executed the supplemental indenture to the Indenture providing for the Proposed Amendments; and (iii) holders holding at least 95% (or such lesser percentage as the Seller may agree but not less than a majority) of the outstanding principal amount of the Notes having tendered, and not withdrawn, their Notes for redemption pursuant to, and in accordance, with the terms and conditions of the Indenture;

         (e) each of the Banks and the Facility Agent (as such terms are defined in the Facility Agreement dated as of 17 October, 1997 (as amended, supplemented or otherwise modified through the date of this agreement, the "Facility Agreement")) having executed and delivered the letter agreement (as amended, supplemented or otherwise modified through the date of Completion but in any event substantially in the Agreed Form, the "Payoff Letter") among and between the Seller, on the one hand, and such Banks and Facility Agent, on the other, containing the agreement of the Banks and the Facility Agent to release their security over the Shares and the Assets against repayment of all amounts owed to them;

         (f) no transfer of any interest in the Intellectual Property Rights of Dialog Corp to the Seller or any other member of the Seller's Group having taken place, since 1st March, 2000 and the Facility Agent (as so defined) confirming in writing to the Purchaser that no such transfer has taken place; and

         (g) receipt of approval from the German Federal Cartel Office (Bundeskartellamt) for the acquisition of The Dialog Corporation GmbH on terms reasonably satisfactory to the Purchaser or expiry of all relevant waiting periods.

(2) The Seller shall procure that the circular to its shareholders is approved by the London Stock Exchange as soon as practicable following the date of this agreement and shall procure the posting to its shareholders no later than the Business Day following such approval of a circular containing, subject to their fiduciary duties, a recommendation in the Agreed Form by the directors of the Seller to such shareholders to vote in favour of the sale of the Shares and the Assets to the Purchaser.

(3) If all the conditions in subclause (1) above are not fulfilled or waived on or before 15th June, 2000 all the preceding clauses and clauses 6 to 17 (inclusive) of this agreement shall cease to have effect and neither party will have any rights or liabilities under those clauses.

(4) The Seller agrees that if the condition in subclause (1)(a) is not satisfied and the directors of the Seller shall have ceased to recommend the sale of the Shares and Assets to the Purchaser then it shall forthwith pay the sum of US$2,750,000 to the Purchaser as compensation for the costs and expenses of the Purchaser in connection with the transactions contemplated under this agreement.

6.       Warranties

(1) The Seller represents and warrants to the Purchaser (for itself and as trustee for any Nominated Purchaser) that:

         (a) except for the Disclosed Matters each of the statements set out in Schedules 5 and 6 are true and accurate at the date hereof;

         (b) except as fairly disclosed to the Purchaser in a supplemental letter which the Seller may deliver to the Purchaser not later than one Business Day before Completion (which, for the avoidance of doubt, shall only contain disclosures relating to the period from the day after the date of this agreement up to and including the date of such letter and shall not have the effect of remedying any errors or omissions contained in the Disclosure Letter), each of the statements set out in Schedules 5 and 6 will be true and accurate at the date one Business Day before completion; and

         (c) all information contained or referred to in the Disclosure Letter is true and accurate in all material respects and fairly presented and nothing has been omitted from the Disclosure Letter which renders any of that information incomplete or misleading.

(2) Each of the Warranties set out in the several paragraphs of Schedules 5 and 6 are separate and independent and except as expressly provided to the contrary in this agreement is not limited:

         (a)      by reference to any other paragraph of Schedules 5 and 6; or

         (b)      by anything in this agreement or the Tax Deed.


(3) The Seller agrees with the Purchaser (as trustee for each Company and its employees) to waive any rights or claims which he may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Company or its employees in connection with the giving of the Warranties and the preparation of the Disclosure Letter.

(4) In the absence of fraud, dishonesty or wilful concealment on the part of the Seller or its agents or advisers the liability of the Seller in respect of the Warranties shall terminate (but without prejudice to the rights and obligations of the parties under the Tax Deed):

                  (i) on the seventh anniversary of Completion in respect of those matters set out in Part D (Taxation) of
                           Schedule 5 and any other matters so far as they relate to taxation; and

                  (ii) on the second anniversary of Completion in respect of all other matters contained in Schedules 5 and 6,

                  except in respect of any claim of which notice in writing is given to the Seller or the Seller's Solicitors before that date provided that, unless the parties acting in good faith otherwise agree, any claim which may be made shall (if it has not previously been satisfied, settled or withdrawn) be deemed to be withdrawn at the expiration of 12 months from the date of giving notice of such claim unless legal proceedings in respect thereof have been commenced by the issuing or service proceedings against the Seller and the subject matter of any such claim which shall be so deemed withdrawn shall not be capable of being the subject of a further claim but in relation to those Warranties set out in paragraphs A.4 and A.6 in Schedule 5 and the equivalent provisions in schedule 6:

                  (i) the limitations set out in paragraphs (i) and (ii) above shall not apply; and

                  (ii) nothing in the Disclosure Letter shall qualify or limit their scope.

(5)      The Purchaser shall not be entitled to make any claim under the
         Warranties:

         (a) to the extent that provision or allowance for the matter or liability which would otherwise give rise to the claim in question has been made in the 1999 ISD Accounts; or

         (b) if the claim would not have arisen but for a change in legislation made after the date of this agreement (whether relating to taxation, rates of taxation or otherwise) or the withdrawal of any extra-statutory concession previously made by the Inland Revenue or other taxing authority (whether or not the change purports to be effective retrospectively in whole or in part).

(6) If the Purchaser becomes aware of a matter which gives rise to a claim under the Warranties (other than a matter to which clause 15 applies) the Purchaser shall give notice of the relevant facts to the Seller as soon as reasonably practicable (and in the case of a claim relating to a Schedule 6 Tax Warranty, such notice shall be given no later than seven (7) days before the expiry of any statutory limitation period relating to the making of an appeal but not earlier than 28 days after the Purchaser became aware of such matter) and if the claim in question arises as a result of a liability or alleged liability to a third party the Seller may elect to dispute that liability or alleged liability and to have the conduct of any defence of the dispute and of any appeal, compromise and any incidental negotiations at its expense and on the following basis:

         (a) the Purchaser shall co-operate with the Seller and take such action to avoid, dispute, resist, appeal, compromise or contest the liability as may be reasonably requested by the Seller and which in the reasonable opinion of the Purchaser is not likely to damage the Goodwill or the goodwill of any of the Companies;

         (b) the Purchaser shall make available to the Seller such persons in its employ and all such information in its possession as the Seller may reasonably require for avoiding, disputing, resisting, appealing, compromising or contesting any such liability; and

         (c) the Seller shall first indemnify and secure the Purchaser to its reasonable satisfaction against all liabilities, costs and expenses which it may suffer or incur in so acting.

         If the Seller does not so elect by notice in writing to the Purchaser within seven days of the Purchaser giving notice of the claim in question, the Purchaser shall be at liberty to take such action to avoid, dispute, resist, appeal, compromise or contest the liability as it considers expedient.

(7) If the Seller makes any payment by way of damages for breach of the Warranties (a "Damages Payment") and the Purchaser receives any benefit under any policy of insurance or from any third party which would not have been received but for the circumstance giving rise to the claim in respect of which the Damages Payment was made, the Purchaser shall, once it has received such benefit, forthwith repay to the Seller an amount equal to the less of (i) the amount of such benefit, less all costs of recovering that benefit and any incidental taxation and (ii) the Damages Payment.

(8) Any payment made by the Seller in respect of a breach of the Warranties or a liability under the Tax Deed shall be deemed to be a reduction in the Consideration and shall reduce the relevant amount of the Consideration as allocated to the Business or Shares in Schedule 2.

7.       Limitation on the Seller's Liability

(1) The aggregate amount of the liability of the Seller under the Warranties and the Tax Deed shall not exceed $150 million.

(2) No liability shall attach to the Seller under the Warranties unless the aggregate amount of such liability disregarding any liability in respect of Taxation or the Claim (as defined in Clause 23(10) shall exceed $2,500,000 million in which event the liability of the Seller (subject to the other provisions of this Clause 7) shall be limited to the amount by which the liability exceeds such sum. No liability shall attach to the Seller under the Warranties in respect of Taxation unless the aggregate amount of such liability (when aggregated with any other liability of it under the Tax Deed) exceeds $250,000 in which event the liability of the Seller (subject to the other provisions of this clause
         7) shall be limited to the amount by which the liability exceeds such sum.

(3) No liability shall attach to the Seller under the Warranties disregarding any liability in respect of Taxation in respect of any single claim where an amount of such liability in respect of that single claim is less than $75,000 and for this purpose breaches comprising separate manifestations of the same or similar circumstances shall be regarded as a single claim. No liability shall attach to the Seller under the Warranties in respect of Taxation in respect of any single claim where the amount of such liability in respect of that single claim is less than $10,000 and for this purpose breaches comprising separate manifestations of the same claim or similar circumstances shall be regarded as a single claim.

(4) Payment of any claim under the Warranties or the Tax Deed shall pro tanto satisfy and discharge any other claim under the Warranties or the Tax Deed which is capable of being made in respect of the same subject matter.

(5) No liability shall attach to the Seller in respect of a claim under Warranties to the extent that:

         (a) such claim or the events giving rise to such claim arise or such claim is increased as a result of an act, omission or transaction by or at the request of or with the approval of the Purchaser or a Company effected after Completion otherwise than in the ordinary course of business as presently carried out by that Company and which could reasonably have been avoided and which the Purchaser was aware could give rise to a breach of Warranties;

         (b) such claim or the event giving rise to such claim would not have arisen if the policies of insurance effected by the company (or equivalent policies) had been maintained in force after Completion;

         (c) such claim results from or is increased or extended by the change of the accounting reference date of the Company on Completion or any subsequent change thereafter or by any change in the accounting policies of the Company after Completion;

         (d) such claim results from any litigation relating to certain copyright issues of authors and publishers of collective works of a nature similar to the Tasini v New York Times, Ryan v Carl Corporation and Robertson v Thomson litigation.

(6) In assessing the liability of the Seller under the Warranties or the Tax Deed there shall be taken into account:

         (a) any benefit (including taxation benefit) accruing to the Purchaser or the Company as a consequence of the relevant breach; and

         (b) the amount of any provision or liability in respect of the relevant breach within the 1999 ISD Accounts which has not been fully utilised at the date of claim but to the extent so taken into account shall not thereafter be available as a provision.

(7) The Purchaser shall not be entitled to recover any sum in respect of any claim for breach of any of the Warranties or otherwise obtain reimbursement of restitution more than once in respect of any one breach of the Warranties.

(8) In the event that the Purchaser or any Company is entitled to recover from a third party (whether by payment, discount, credit, relief or otherwise howsoever) any sum in relation to any loss, liability or damage which is the subject of a claim under the Warranties or which may give rise to a claim under the Warranties, the Purchaser shall (or shall procure that the relevant Company shall) while pursuing any claim under the Warranties:

         (a) notify the Seller as soon as reasonably practicable and provide such information and assistance as the Seller may require relating to such entitlement and the action taken or proposed to be taken by the Purchaser or the relevant Company in respect of it;

         (b) take (at the expense of the Seller) such reasonable steps or proceedings as the Seller may require and shall act in accordance with any such requirements of the Seller subject to the Purchaser being indemnified by the Seller against all reasonable costs and expenses incurred in connection therewith and shall keep the Seller promptly informed of the progress of any such steps, proceedings or actions.

(9) Where a breach of the Warranties shall be in respect of a matter where the Company shall be insured by an external third party insurer against any loss or damage arising therefrom, the Purchaser shall, while pursuing any claim against the Seller under the Warranties procure that the Company shall make and diligently pursue a claim against its external third party insurers for compensation for such loss or damage suffered and any claim against the Seller shall be limited (in addition to all other limitations on the Seller's liability elsewhere referred to herein) to the amount by which the amount of the loss or damage suffered by the Purchaser as a result of such breach shall exceed the compensation paid (less the costs of recovery and any tax payable on the compensation received) by the said insurers to the Company or the Purchaser.

(10) In relation to any claim under the Warranties or any fact, matter, event or circumstance which may give rise to a claim the Purchaser shall allow (and shall procure that any relevant Company shall allow) the Seller, its advisers and its agent to investigate any such claim, matter, event or circumstance and whether and to what extent any amount is payable in respect thereof and shall make available (and shall procure that any relevant Company makes available) and shall use its reasonable endeavours to procure that the auditors (both present and then current) of the relevant Company make available to the Seller, its advisers and its agents, all such property, information and assistance (including access to properties and any of theirs books, correspondence, audit papers or other documents or records and the right to copy the same and making available employees and directors to give assistance) as may reasonably be required by the Seller.

(11) If any claim under the Warranties shall arise by reason of some liability of the Company which, at the time the claim is notified to the Seller, which is contingent only, the Seller shall not be under any obligation to make any payment to the Purchaser in respect of such claim until such time as the contingent liability shall become an actual liability and the twelve month period referred to in clause 6(4)(a) shall only begin on the date the contingent liability becomes an actual liability.

(12) Nothing in this agreement shall be deemed to relieve the Purchaser from any common law duty to mitigate any loss or damage incurred by it.

(13)     The Purchaser warrants to the Seller that:

         (a) it has not relied on any representation, warranty, covenant or undertaking of the Seller or any other persons save for any representation, warranty, covenant or undertaking expressly set out in this agreement;

         (b) the Purchaser is duly incorporated and validly existing under the laws of Ontario;

         (c) the Purchaser has power to enter into this agreement and to perform the obligations expressed to be assumed by it and has taken all necessary corporate action to authorise the execution, delivery and performance of this Agreement;

         (d)      this agreement has been duly executed by the Purchaser;

         (e) the execution, delivery and performance of the terms of this agreement by the Purchaser will not violate any provision of:

                  (i) any law or regulation or any order or decree of any authority, agency or court binding on the Purchaser;

                  (ii) the Memorandum or Articles of Association of the Purchaser.

(14) The Purchaser (for itself and as agent and trustee for and on behalf of each Nominated Purchaser and their respective directors, officers, employees, agents and advisers) agrees that no representation, warranty, covenant or undertaking is or was given in or in relation to any information, expression of opinion or future intention, forecast, speculation, assessment, projection, illustration, estimate, budget or advice contained in the Data Room or otherwise provided to the Purchaser.

(15) Save as provided in Clauses 5 and 9, no breach of this agreement shall in any event give rise to a right on the part of the Purchaser or rescind or terminate this agreement and the sole remedy of the Purchaser in respect of any breach of the Warranties shall be in damages and shall be subject to the limitations contained in this Agreement.

(16) In relation to any claim under any of the Warranties relating to Tax in addition to the provisions in Clauses 6 and 7 of this Agreement the provisions in Clauses 1 (Interpretation); 4 (Exclusions); 13 (Mitigation); 7 (Recovery from third parties); 9 (Conduct of Tax Claims); of the tax deed shall mutatis mutandis apply (construing any reference to a claim under the Tax Deed as if it were a reference to a claim under the relevant Tax Warranty as if repeated and set out herein). In relation to any claim in respect of Taxation under the Warranties or the Tax Deed, in the event of a conflict between the provisions of Clauses 6 and 7 of this Agreement (such as in the case of the provisions Clauses 6(5), 6(6), 7(5), 7(8) and 7(9) of this Agreement) and the provisions in the Tax Deed shall prevail.

8.       Covenants up to Completion

(1) The Seller shall not in relation solely to the Business and shall procure that no Company shall before Completion without the written consent of the Chief Financial Officer or Chief Executive Officer of the Purchaser or his designee:

         (i) incur any single item of expenditure exceeding $150,000 or (when aggregated with any amount incurred in relation to subclause (iv)(cc) below) exceeding in aggregate $1,000,000 beginning on the date of this agreement on capital account; or

         (ii) dispose of or grant any option or right of pre-emption in respect of any part of its assets except in the ordinary course of trading; or

         (iii) borrow any money (except borrowings from its bankers not exceeding $1 million) or make any payments out of or drawings on its bank account(s) (except routine payments) or incur any other borrowings in the normal course of business exceeding in aggregate $500,000; or

         (iv)     enter into any unusual or abnormal contract or commitment or:

                  (aa) grant any lease or third party right in respect of any of the Properties or transfer or otherwise dispose of any of the Properties;

                  (bb) make any loan other than loans to the Business Sale Employees or employees of the Companies in the normal course of business;

                  (cc) enter into any leasing, hire purchase or other agreement or arrangements for payment on deferred terms in excess of (pound)150,000 per single item or (when aggregated with any amount incurred in relation to subclause (i) above) exceeding in aggregate $1,000,000 per month beginning on the date of this agreement; or

         (v) declare, make or pay any dividend or other distribution or do or allow to be done anything which renders its financial position less favourable than at the date of this agreement; or

         (vi) grant, issue or redeem any mortgage, charge, debenture or other security or (other than in the normal course of business) give any guarantee or indemnity; or

         (vii) make any change in the terms and conditions of employment of any of its directors or employees or employ or terminate (except for good cause) the employment of any person other than in respect of normal promotions or normal salary increases in respect of the annual reviews; or

         (viii) make, or announce to any person any proposal to make, any change or addition to any retirement/death/disability benefit (as defined in Schedules 5 and 6) of or in respect of any of its directors or employees or former directors or former employees (or any dependant of any such person) or to the Scheme (as defined in that paragraph) (other than any change required by law and proposed change which is mentioned in the Disclosure Letter) or grant or create any additional retirement/ death/disability benefit (as so defined) or, without limiting the foregoing, take any action or allow any action to be taken in relation to the Scheme other than in the ordinary course of administering the Scheme or omit to take any action necessary or prudent for the ordinary proper operation of the Scheme; or

         (ix) permit any of its insurances to lapse or do any thing which would make any policy of insurance void or voidable; or

         (x) create, issue, purchase or redeem any class of share or loan capital; or

         (xi)     agree, conditionally or otherwise, to do any of the foregoing;
                  or

         (xii) in any other way depart from the ordinary course of its day-to-day trading.

         (xiii) settle any claims by third parties for amounts in aggregate in excess of $1,000,000.

(2)      The Seller shall not, before Completion:

         (a) dispose of any interest in the Shares or any of them or grant any option or right of pre-emption over, or mortgage, charge or otherwise encumber the Shares or any of them;

         (b) permit any of the Companies to pass any resolution in general meeting other than is required or is necessary in the ordinary course of business or to effect the terms of this agreement;

         (c) do or omit to do or cause or allow to be done or omitted to be done any act or thing which would result (or be likely to result) in a breach of any of the Warranties if the Warranties were repeated at Completion.

(3) Until Completion the Seller shall procure that the Purchaser, its agents and representatives are given full access to the Properties and to the books and records of the Seller and the Companies and the Seller shall provide such information regarding the businesses and affairs of the Seller and the Companies as the Purchaser may reasonably require.

(4) The Seller shall immediately notify the Purchaser in writing of any matter or thing which arises or becomes known to him before Completion which constitutes (or would after the lapse of time constitute) a misrepresentation or a breach of any of the Warranties or the undertakings or other provisions set out in this agreement.

9.       Rescission

(1)      If before Completion:

         (a) any material breach of the Warranties either at the date hereof or at the date one Business Day before Completion comes to the notice of the Purchaser; or

         (b) the Seller is in material breach of any obligation on its part under this agreement or any related agreement and, where that breach is capable of remedy, it is not remedied to the Purchaser's satisfaction; or

         (c) the Seller fairly discloses in a supplemental letter delivered in accordance with clause 6(1)(b) any matter which, if not so disclosed, would have constituted a material breach of the Warranties at the date one Business Day before Completion; or

         (d) any claim or claims of the type referred to in clause 7(5)(d) comes to the notice of the Purchaser which either alone or in aggregate are material,

         then, but without prejudice to any other rights or remedies available to the Purchaser, the Purchaser may without any liability to the Seller elect not to complete the purchase of the Shares or the Business by giving notice in writing to the Seller.

(2) If the Purchaser elects not to complete the purchase of the Shares and the Business in the circumstances mentioned in paragraphs (a) or (b) of subclause (1) above then (but without prejudice to any other rights or remedies available to the Purchaser) the Seller shall indemnify the Purchaser against all costs, charges and expenses incurred by it in connection with the negotiation, preparation and rescission of this agreement.


10.      Tax Deed

         The Seller shall on Completion enter into the Tax Deed in favour of the Purchaser.

11.      SUBSCRIPTION

(1) Subject to clause 5, the Purchaser shall subscribe, and the Seller shall allot to the Purchaser 9,297,290 ordinary shares of 1p each in the Seller for a total subscription price of (pound)15,851,879 (the "New Shares").

(2)      On Completion the Seller shall:

         (a) allot the New Shares (conditionally only on the New Shares being admitted to listing on the London Stock Exchange and such admission becoming effective ("Admission")) to the Purchaser pursuant to a resolution of its directors or of a duly authorised committee of its directors; and

         (b) deliver to the Purchaser a certified copy of the resolution referred to at subclause (a) above.

(3) Immediately following Admission, the Purchaser shall pay or procure the payment of the subscription price for the New Shares, such payment to be made to the Seller's account previously notified in writing to the Purchaser in cleared funds for value that day.

(4) The Seller shall procure the registration of the Purchaser as the holder of the New Shares promptly following the receipt by the Seller of the payment to be made pursuant to subclause (3) (without registration fee) and shall procure that a definitive certificate in respect of the New Shares is despatched to the Purchaser as soon as reasonably practicable following such payment.

(5) The Seller will make an application to the London Stock Exchange for Admission and will use all reasonable endeavours to obtain Admission as soon as reasonably practicable following Completion. The Seller will supply all such information, give all such undertakings, execute all such documents, pay all such fees and do or procure to be done all such things as may be necessary or reasonably required by the London Stock Exchange for the purpose of obtaining Admission.

12.      Contracts AND CREDITORS

(1) Subject to subclauses (2) and (3) and from Completion the Purchaser shall:

         (a)      be entitled to the benefit of the Contracts;

         (b) carry out, perform and complete all the obligations and liabilities to be discharged under the Contracts; and

         (c) indemnify the Seller against all actions, proceedings, costs, damages, claims and demands in respect of any failure on the part of the Purchaser or the Nominated Purchaser to carry out, perform and complete those obligations and liabilities.

(2)      Nothing in this agreement:

         (a) shall require the Nominated Purchaser to perform any obligation falling due for performance or which should have been performed before Completion; or

         (b) shall make the Nominated Purchaser liable for any act, neglect, default or omission in respect of any of the Contracts prior to Completion or for any claim, expense, loss or damage arising from any failure to obtain the consent or agreement of any third party to the entry into of this agreement or from any breach of any of the Contracts caused by this agreement or its completion; or

         (c) shall impose any obligation on the Nominated Purchaser for or in respect of any product delivered by the Seller or any service performed by the Seller prior to Completion.

(3) The Seller shall indemnify the Purchaser as trustee for the Nominated Purchaser against all actions, proceedings, costs, damages, claims and demands in respect of any act or omission on the part of the Seller in relation to the Contracts on or before Completion.

(4) Insofar as the benefit or burden of any of the Contracts cannot effectively be assigned to the Nominated Purchaser except by an agreement or novation with or consent to the assignment from the person, firm or company concerned:

         (a) the Seller shall use all reasonable endeavours to procure the novation or assignment;

         (b) until the Contract is novated or assigned the Seller shall hold it in trust for the Nominated Purchaser absolutely and the Purchaser shall or will procure that the Nominated Purchaser shall (if such sub-contracting is permissible and lawful under the Contract), as the Seller's sub-contractor, perform all the obligations of the Seller under the Contract to be discharged after Completion and the Purchaser shall indemnify the Seller against all actions, proceedings, costs, damages, claims and demands in respect of any failure on the part of the Nominated Purchaser to perform those obligations; and

         (c) until the Contract is novated or assigned the Seller shall (so far as it lawfully may) give all reasonable assistance to the Nominated Purchaser to enable the Purchaser to enforce its rights under the Contract.

(5) The Purchaser hereby undertakes to the Seller that it will pay and discharge the Creditors when due and will indemnify the Seller against any liabilities, charges, costs, claims, proceedings or demands whatsoever which the Seller may suffer or incur in respect of the Creditors.

13.      Completion

(1) Completion shall take place at the offices of the Purchaser's Solicitors on the third Business Day after satisfaction of the conditions precedent referred to in Clause 5.

(2) At Completion the Seller and the Purchaser shall procure that the respective events specified in Schedule 8 for which each party is responsible shall take place.

(3) Upon completion of all the matters referred to in Schedule 7 the Purchaser shall:

         (a) pay to the Seller's Solicitors, in full discharge of the Purchaser's obligation to pay the Consideration, the sum of US$115,000,000 and shall procure that Dialog Corp repays the US Debt;

                  minus the amount of overdue royalty payments owing at Completion by the Seller's Group to the Purchaser's Group; and

                  plus or minus (as the case may be) the amount of the Excess or Shortfall as determined in accordance with clause 4(3).

(4) The Seller agrees and acknowledges that repayment of the US Debt will be in full and final settlement of all sums owed by the Dialog Corp to the Seller.

(5) Time shall be of the essence in relation to the Seller's and the Purchaser's obligations under this clause 13 and Schedule 8.

(6) If for any reason the events specified in Schedule 8 are not fully complied with the party not in default may elect (in addition and without prejudice to all other rights or remedies available to it) to rescind this agreement or to fix a new date for Completion.

(7) The Seller and the Purchaser shall each provide the other upon request with full and free access (including the right to take copies) during usual business hours to the books, accounts and records of the Business to be held by each of them after Completion and which relate to the period up to Completion.

14.      Guarantees

(1) The Seller shall procure that on Completion each Company is released from all guarantees and indemnities given by it to or for the benefit of its bankers and bondholders and the Seller shall use all reasonable endeavours to procure that as from Completion each Company is released from all other guarantees and indemnities given by it in respect of obligations of the Seller or any of its subsidiaries (other than the Companies) and pending such release the Seller shall indemnify each Company against all liabilities under those guarantees and indemnities.

(2) The Purchaser shall use reasonable endeavours to procure that as from Completion the Seller is released from all guarantees and indemnities given by him in respect of obligations of any Company and of which full particulars are contained in the Disclosure Letter and pending its release the Purchaser shall indemnify it against all liabilities under those guarantees and indemnities.

15.      Business sale employees

(1)      In this clause:

         "Covenantor" means, in relation to an indemnity, the person undertaking to indemnify the beneficiary of such indemnity;

         "Employment Date" means the date on which the employment of the Business Sale Employees by the Purchaser, or the Nominated Purchaser, takes legal effect (which, for the avoidance of doubt, shall be the date of Completion or as soon as reasonably possible thereafter);

         "liability" and "liabilities" includes any award, compensation, damages, fine, loss, order, penalty, payment made by way of settlement and costs and expenses reasonably incurred in connection with a claim or investigation (including any investigation by any enforcement, regulatory or supervisory body and of implementing any requirements which may arise from any such investigation); or in respect of any severance payment which falls due by virtue of any statutory obligation or contractual entitlement or custom and practice and/or, any liability in respect of the termination of employment of a Business Sale Employee; legal costs and expenses are assessed on an indemnity basis.

         "Offer of Employment" means an offer of employment by the Purchaser to a Business Sale Employee on terms and conditions which are no less favourable than those on which such Business Sale Employee was employed by the relevant member of the Seller's Group immediately prior to Completion;

(2) It is the intention of the parties that upon Completion the contracts of employment of the Business Sale Employees will have effect after Completion as if originally made between the Purchaser or the Nominated Purchaser and the Business Sale Employees. Accordingly, it is agreed that:

         (a) where the local employment laws provide for the automatic transfer of employees upon the transfer of a business as a going concern, the employment of the Business Sale Employees shall not be terminated upon Completion and the rights, powers, duties, liabilities and obligations of each such member of the Seller's Group or any relevant Company to or in respect of the Business Sale Employees in respect of any contract of employment with the Business Sale Employees in force immediately before Completion shall so far as each Business Sale Employee is concerned be transferred to the Purchaser or the Nominated Purchaser in accordance with those local employment laws; and

         (b) where the local employment laws do not provide for such automatic transfer of employees, the Purchaser or the Nominated Purchaser shall in each such case make Offers of employment to the Business Sale Employees and the Seller will procure that such Business Sale Employees are released from employment with the relevant member of the Seller's Group as soon as reasonably practicable.

(3) The Seller shall perform and discharge all its obligations in respect of all the Business Sale Employees for its own account up to the Employment Date (including, without limitation, any obligation to discharge any bonus and incentive payment and any other remuneration and other liabilities payable after Completion in respect of an entitlement accrued to any extent for the period before the Employment
         Date). The Seller shall indemnify the Purchaser (as trustee for the Nominated Purchaser) against all liabilities arising from the Seller's failure to perform and discharge all those obligations and against any liabilities which:

         (a) arise out of any act or omission by the Seller or any other member of the Seller's Group or any other event, matter or circumstance occurring or having its origin before the Employment Date (including the fact of the parties proposing to enter into, or having entered into, this agreement and/or the identity of the Purchaser) or

         (b) arise out of a claim made by or in respect of any person employed or seconded or formerly employed or seconded by the Seller or any member of the Seller's Group other than a Business Sale Employee for which the Purchaser is liable by virtue of the operation of this agreement from the Employment Date; or

         (c) arise out of a complaint of failure to comply with any requirement to inform and consult with Business Sale Employee and/or appropriate representatives of the Business Sale Employees, or comply with any other requirements necessary to give legal effect to the employment of the Business Sale Employees by the Purchaser save where such failure or award arises by reason of a failure by the Purchaser or any Nominated Purchaser to comply with its obligations to provide the Seller with such information as will enable the Seller to perform its duty to comply with the requirements set out in this sub-clause; or

         (d) arise out of a claim for severance payment as a result of the refusal of a Business Sale Employee to accept an Offer of employment or by virtue of any termination of the Business Sale Employee's employment prior to the Business Sale Employee's acceptance of employment with the Purchaser or the Nominated Purchaser.

(4) Without prejudice to subclause (3), the Purchaser shall procure that the Nominated Purchaser shall assume responsibility as the employer of the Business Sale Employees for its own account from the Employment Date and the Purchaser shall indemnify the Seller against all liabilities which the Seller may sustain or incur in relation to or by reason of:

         (a) any variation of the terms of employment of any Business Sale Employee occurring after the Employment Date; or

         (b) the dismissal of or the termination of the employment of any Business Sale Employee occurring after the Employment Date;

         (c) any objection by a Business Sale Employee to whom the Employment Regulations apply to the transfer of his employment in circumstances in which substantial and adverse change to his working conditions is proposed by the Purchaser or a Nominated Purchaser.

(5) If any collective agreement has effect as if originally made between the Purchaser or the Nominated Purchaser and the relevant trade union or labour organisation or employee body, the Purchaser or the Nominated Purchaser may, on becoming aware of that effect, terminate the collective agreement and the Seller shall indemnify the Purchaser (as trustee for the Nominated Purchaser) against any liabilities arising out of such termination and against any liabilities incurred to or on behalf of the relevant trade union.

(6) If any contract of employment relating to a person other than a Business Sale Employee has effect as if originally made between the Purchaser, or a Nominated Purchaser and that person, the Purchaser on behalf of itself and as agent for that Nominated Purchaser shall notify the Seller as soon as is reasonably practicable. The Seller or any member of the Seller's Group shall then offer employment to that person within 10 days of that notification and that person shall have 10 days to accept or decline that offer of employment from the Seller. If after that period has elapsed, the person concerned has not been offered such employment or, if that person has been offered employment and has not accepted that offer within the additional 10 day period, the Purchaser on behalf of itself and as agent for the Nominated Purchaser may terminate the contract. The Seller shall then indemnify the Purchaser on behalf of itself and as agent for the Nominated Purchaser against any liabilities arising out of such termination and against any sum payable by it or in respect of that employee under his contract of employment following Completion.

(7) If any contract of employment of a Business Sale Employee does not have effect after Completion as if originally made between the Purchaser or the relevant Nominated Purchaser and that Business Sale Employee, the relevant member of the Seller's Group shall notify the Purchaser on behalf of itself and as agent for that Nominated Purchaser as soon as is reasonably practicable. The Purchaser shall then offer employment to that person within 10 days of that notification and that person shall have 10 days to accept or decline the offer of employment. The relevant member of the Seller's Group shall use its reasonable endeavours to encourage the acceptance of the offer of employment by the Business Sale Employee. In the event that such person shall accept such offer of employment the Seller will procure that such person is released from employment with the relevant member of the Seller's Group as soon as reasonably practicable and, in any event, within 10 days of notification of acceptance of the offer of employment and the Seller shall bear the costs in respect of any liability arising out of such release. In the event that such person declines that offer of employment, the Seller or the relevant member of the Seller's Group shall continue to employ the Business Sale Employee and bear all associated costs.

(8) If the Inland Revenue or equivalent local enforcement authority brings into any charge to taxation any sum payable under any of the indemnities contained in this clause, the amount so payable shall be grossed up by such amount (such amount being referred to as the "gross-up amount") as will ensure that after deduction of the tax so chargeable there shall remain a sum equal to the amount that would otherwise have been payable under such indemnity. To the extent that the recipient of the payment subsequently obtains any tax credit, allowance, repayment or relief as a result of the Covenantor paying to it the gross-up amount, it shall pay to the Covenantor so much of the economic benefit from that tax credit, allowance, repayment or relief which it has received as does not exceed the gross-up amount (any question as to the accrual or amount of any such economic benefit, the order and manner of making any claim for any Tax credit, allowance, repayment or relief, and the timing of any payment, being determined by the recipient's auditors).

(9) Interest at the rate of two per cent. per annum over the base rate from time to time of The Royal Bank of Scotland plc shall be paid by the Covenantor if it defaults in making any payment as required under this clause. Interest shall be calculated from the due date until the date of actual payment and compounded monthly.

(10) Any failure by any party to exercise any rights under this clause will not operate as a waiver by that party of any such rights nor should it prevent that party from exercising the same right. The liability of any party under this clause shall not be released, impaired or affected by anything done by or arrangements or alterations of terms made with any of the parties to this agreement.

(11) The indemnities given by the Covenantor in this clause are in addition to any rights which the recipient of the payment may have at law or otherwise including, but not limited to, any right of contribution.

(12) The indemnities contained in this clause shall, for the avoidance of doubt, extend to include all costs and expenses suffered or reasonably incurred by the recipient of the payment in connection with enforcing its rights under this clause.

(13) No statement in the Disclosure Letter shall affect any of the indemnities in this clause.

17.      Protective covenants

(1) The Seller covenants with the Purchaser (for itself and as trustee for each Nominated Purchaser and each Company) that neither it nor any member of the Seller's Group shall:

         (a) for a period of 30 months from Completion be engaged in or operate any business which directly or indirectly, aggregates, stores, and distributes for general consumption information similar to that offered by the Seller in relation to the Business or the Companies prior to Completion. For the avoidance of doubt, the Seller shall not be prohibited from aggregating, storing and distributing such information to the extent that such activities are customised for a specific customer in connection with a sale of the Seller's technology products through its Web Solutions Division or through the other businesses retained by the Seller; or

         (b) for a period of 2 years from Completion induce or attempt to induce any supplier of the Seller or a Company to cease to supply, or to restrict or vary the terms of supply, to the Seller or that Company; or

         (c) for a period of 2 years from Completion induce or attempt to induce any director or senior employee employed in the Business or a Company to leave the employment of the Purchaser or that Company save for Ean Brown, Ciaran Morton, Kristin Talvitie, Stuart Recher, Rolf Pielemeier, Joseph Hammer, Mark Ostryn and Heather Disher (the employment of all of whom the Seller shall procure to be transferred to the Seller's Group prior to Completion and the Seller shall indemnify the Purchaser and any member of the Purchaser's Group against any liability to or in respect of such persons after Completion) ; or

         (d) employ or engage any of the Business Sale Employees or any of the employees of the Companies at Completion prior to 1st January 2001 save for Ean Brown, Ciaran Morton, Kristin Talvitie, Stuart Recher, Rolf Pielemeier, Joseph Hammer, Mark Ostryn and Heather Disher (the employment of all of whom the Seller shall procure to be transferred to the Seller's Group prior to Completion and the Seller shall indemnify the Purchaser and any member of the Purchaser's Group against any liability to or in respect of such persons after Completion); or

         (e) make use of or (except as required by law or any competent regulatory body) disclose or divulge to any third party any information of a secret or confidential nature relating to the Business or the business or affairs of any Company; or

         (f) use or (insofar as he can reasonably do so) allow to be used (except by the Purchaser's Group or the Companies) any trade name used by the Business or a Company at Completion including but without limitation the name "Dialog" or any other name intended or likely to be confused with such a trade name other than for the purposes of identification to third parties of the Seller post Completion.

(2) Nothing in subclause (1) shall prevent the Seller from exercising the rights granted to it pursuant to the Distribution Agreement.

(3) Each of the restrictions in each paragraph or subclause above shall be enforceable by the Purchaser independently of each of the others and its validity shall not be affected if any of the others is invalid.

(4) If any of those restrictions is void but would be valid if some part of the restrictions were deleted the restriction in question shall apply with such modification as may be necessary to make it valid.

(5) The Seller acknowledges that the above provisions of this clause are no more extensive than is reasonable to protect the Purchaser as the purchaser of the Shares.

18.      Announcements

         No party shall make or permit any person connected with him to make any announcement concerning this sale and purchase or any ancillary matter before, on or after Completion except as required by law or any competent regulatory body or with the written approval of the other parties, such approval not to be unreasonably withheld or delayed.

19.      Value Added Tax

(1) All amounts stated to be payable under or pursuant to this agreement are exclusive of VAT (if any). If any VAT is chargeable in respect of any supply by one party (the "Supplier") to another party (the "Recipient") under or pursuant to this agreement, the Recipient shall pay to the Supplier the amount of that VAT in addition to any other consideration within two working days after the issue by the Supplier to the Recipient of a proper VAT invoice provided that nothing in this subclause (1) shall be read so as to conflict with the provisions of subclauses (2), (3) and (4) below.

(2) The Seller and the Purchaser intend that article 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the sale of the Assets under this agreement and agree to use all reasonable endeavours to secure that the sale is treated as neither a supply of goods nor a supply of services under that article.

(3) If nevertheless any VAT is payable on the sale of all or any of the Assets under this agreement and HM Customs & Excise ("Customs") have so confirmed in writing then the Purchaser shall pay or shall procure the payment to the Seller of the amount of that VAT in addition to the price (and indemnify it for any fines, penalties or interest imposed by Customs arising out of the treatment by the Seller and the Purchaser, or the Nominated Purchaser (as the case may be) of the sale described in (2) above) forthwith five working days before the Seller is required to account for that VAT to Customs unless such date has passed in which case the Purchaser will pay or procure the payment of that VAT to the Seller within two working days after delivery by the Seller to the Purchaser or the Nominated Purchaser (as the case may be) of a proper VAT invoice in respect of it together with a copy of the ruling from Customs.

(4) Without limiting subclause (3) above, VAT shall be treated as payable if Customs have so ruled in writing after full disclosure of all material facts and with a view to obtaining such ruling the Seller shall send a letter to its local VAT office as soon as possible after the date hereof.

(5) Before sending any relevant letter to Customs, the Seller shall give the Purchaser a reasonable opportunity to comment on it and shall make such amendments as the Purchaser reasonably requires.

(6)      The Purchaser warrants to the Seller that:

         (a) the Purchaser or the Nominated Purchaser (as the case may be) is registered for VAT or will be registered for VAT with effect from a date not later than Completion and shall on or before Completion provide to the Seller proof of such registration reasonably satisfactory to the Seller;

         (b) the Assets of the Business are to be used by the Purchaser or the Nominated Purchaser (as the case may be) in carrying on the same kind of business as that carried on by the Seller and the Purchaser or the Nominated Purchaser (as the case may be) will after Completion continue to carry on the Business.

(7) The Seller shall no later than five working days before Completion deliver to the Purchaser or the Nominated Purchaser (as the case may be) details of any of the Properties in respect of which the Seller has made an election to waive exemption from VAT under the provisions of paragraph 2 of Schedule 10 to the VATA 1994.

(8) The Purchaser warrants that it or the Nominated Purchaser (as the case may be) will in respect of each of the Properties details of which are delivered by the Seller pursuant to subclause (7):

         (a) elect to waive exemption from VAT with effect from a date no later than Completion; and

         (b) deliver to Customs before Completion proper written notifications of such elections;

         (c) deliver to the Seller on Completion copies of the written notification of such elections;

         (d) deliver to the Seller copies of any acknowledgements from Customs of such elections immediately following receipt by the Purchaser.

(9) The Seller and the Purchaser intend that s.49(1) of the VATA 1994 shall apply to the sale of the Assets under this agreement and accordingly:

         (a) the Seller shall on Completion deliver to the Purchaser or the Nominated Purchaser, as the case may be, all records referred to in s. 49(1)(b);

         (b) the Seller shall not make any request to Customs for those records to be preserved by the Seller rather than the Purchaser or the Nominated Purchaser as the case may be;

         (c) the Purchaser or the Nominated Purchaser (as the case may be) shall preserve or shall procure to be preserved those records for such period as may be required by law and during that period permit the Seller reasonable access to them to inspect or make copies of them; and

         (d) the Purchaser or the Nominated Purchaser (as the case may be) may fulfil its obligations under paragraph (c) by procuring that a future transferee of the Business or any other person preserves the records and permits reasonable access as mentioned in that paragraph, in which case the Purchaser or the Nominated Purchaser shall notify the Seller of the name of that person.

(10) If the Purchaser pays the Seller or procures the payment to the Seller of an amount in respect of VAT under subclause (3) above and Customs confirm in writing to the Seller or Purchaser or Nominated Purchaser that all or part of it was not properly chargeable, the Seller shall repay the amount or relevant part of it to the Purchaser or the entity from which it received payment. The Seller shall make the repayment promptly after the ruling, unless it has already accounted to Customs for the VAT. In that case, the Seller shall apply for a refund of the VAT (plus any interest payable by Customs), use reasonable endeavours to obtain it as speedily as practicable, and pay to the Purchaser or the entity from which it received payment the amount of the refund and any interest when and to the extent received from Customs.

20.      Interest

         Save as expressly provided in this agreement if any sum due for payment under this agreement is not paid on the due date or is referred for the determination of the Independent Accountant the party in default or the party found liable to pay the amount determined by the Independent Accountant, as the case may be, shall pay interest on that sum from the due date until the date of actual payment or the date when the amount would have been payable had it not been referred to the Independent Accountant (as the case may be) calculated on a day-to-day basis of a rate equal to the aggregate of 4 per cent. per annum and the base rate of The Royal Bank of Scotland plc for the time being.

21.      Notices

(1) Any notice or other document to be served under this agreement may be delivered or sent by post or facsimile process to the party to be served as follows:

         (a)      to the Seller at
                  The Communications Building
                  48 Leicester Square
                  London
                  WC2H 7DB
                  Fax: +44 171 839 3704
                  marked for the attention
                  of General Counsel

         (b)      to the Purchaser at
                  Metro Center
                  One Station Place
                  Stamford CT 06902
                  USA

                  Fax: +1 203 357 9762
                  marked for the attention
                  of General Counsel

         or at such other address or facsimile number as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid airmail (if elsewhere).

(2)      Any notice or document shall be deemed to have been served:

         (a)      if delivered, at the time of delivery; or

         (b) if posted, at 10.00 a.m. on the second business day after it was put into the post; or

         (c) if sent by facsimile process, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. on any business day, and in any other case at 10.00 a.m. on the business day following the date of despatch.

(3) In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter or that the facsimile message was properly addressed and despatched as the case may be.

22.      Resolutions and waivers

(1) In relation to each Company the Seller shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under the Companies Act 1985, its articles of association (or other applicable laws or equivalent documents) or any agreement or obligation affecting it to give effect to this agreement.

(2) The Seller waives (and shall procure the waiver by its nominee(s) of) all rights of pre-emption which it (or such nominee(s)) may have (whether under the Company's articles of association or otherwise) in respect of the transfer to the Purchaser or its nominee(s) of the Shares or any of them.

(3) For so long after Completion as it remains the registered holder of any of the Shares the Seller shall hold them and any distributions, property and rights deriving from them in trust for the Purchaser and shall deal with the Shares and any distributions, property and rights deriving from them as the Purchaser directs; in particular, the Seller shall exercise all voting rights as the Purchaser directs or shall execute an instrument of proxy or other document which enables the Purchaser or its representative to attend and vote at any meeting of the Company.

23.      General

(1) Each of the obligations, Warranties and undertakings set out in this agreement which is not fully performed at Completion will continue in force after Completion.

(2) Unless otherwise expressly stated all payments to be made under this agreement shall be made in sterling to the party to be paid as follows:

         (a) to the Seller in immediately available funds to the account of the Seller at:

                  bank:                     The Dialog Corporation plc
                                            The Chase Manhattan Bank
                                            125 London Wall
                                            London
                  sort code:                609242
                  account number:           22624102

                  or such other account as the Seller may specify; and

         (b) to the Purchaser in immediately available funds to the account of the Purchaser at such account as the Purchaser may specify.

(3) The benefit of each of the obligations, Warranties and undertakings undertaken or given by any of the Seller may be assigned in whole or in part by the Purchaser to any subsidiary or holding company of the Purchaser or any subsidiary of any such holding company ("Purchaser's Group Company") but so that no assignee may enforce any such Warranties or undertakings after it has ceased to be a Purchaser's Group Company.

(4) Subject to subclause (3) above none of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of both parties.

(5) Time is not of the essence in relation to any obligation under this agreement unless:

         (a) time is expressly stated to be of the essence in relation to that obligation; or

         (b) one party fails to perform an obligation by the time specified in this agreement and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.

(6) Each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

(7) For a period of not less than 6 months after Completion the Purchaser shall, if requested by the Seller, provide sufficient information and links on the Dialog.Com website and associated websites for the purposes of redirecting the Seller's shareholders to Seller's new website.

(8) For 6 months following Completion, the Purchaser agrees to forward email addressed to the Seller's employees (and other addresses reasonably requested by the Seller) to addresses designated by the Seller. During this period the Purchaser may also notify the sender of any such email so forwarded of the intended recipient's new contact information and that such email has been redirected.

(9) This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

(10) The Seller shall indemnify and keep indemnified the Purchaser, any Nominated Purchaser and the Companies against all costs, claims, liabilities, expenses, legal fees and expenses and damages (including third party costs) awarded by a court against any Company or payable under any agreement reached in settlement of, Ryan -v- Carl Corporation, Case No. C-97-3873-FMS (U.S.D.C.D. CAL) (the "Claim") except to the extent specifically provided for or accrued in the 1999 ISD Accounts. The Seller shall be entitled to have the conduct of the Claim and of any negotiations regarding the Claim, but at its expense and subject to the Purchaser, any Nominated Purchaser and the Companies being indemnified in respect of any costs and expenses or claims suffered by any of them as a result of the Claim. The Purchaser shall, and shall procure that any Nominated Purchase shall, make available to the Seller the services of Brian Holland and such other persons and such information as the Seller may reasonably require for conducting the Claim subject to the Purchaser, any Nominated Purchaser and the Companies being indemnified in respect of any reasonable costs and expenses or claims suffered by any of them as a result thereof provided that no charge shall be made for time incurred by Brian Holland or such other persons in providing such services.

(11) The Purchaser or the Nominated Purchaser will have the right to use certain assets located in the Leicester Square properties as defined in
         Part IV of Schedule 4 used in the Business which are shared with the remaining business of the Seller for a period of 6 months from Completion at a proportion of the Seller's costs of providing such assets proportionate to the relative use of such assets by the Seller and the Purchaser or the Nominated Purchaser.

24.      Whole agreement

(1) This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements between the parties relating to these transactions.

(2) Each of the parties acknowledges that in agreeing to enter into this agreement it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement and the documents referred to in it made by or on behalf of any other party before the signature of this agreement. Each of the parties waives all rights and remedies which, but for this subclause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this subclause shall limit or exclude any liability for fraud.

25.      DOMAIN NAMES

(1) Part 1 of Schedule 10 contains details of domain names which are owned by the Companies or which will be transferred to the ownership of the Purchaser prior to Completion. Part 2 of Schedule 10 contains details of domain names owned by the Companies which will be transferred to the Seller prior to Completion.

(2) If following Completion the Seller or the Purchaser is found to own a domain name not listed in Schedule 10, ownership of that domain name shall remain with the named owner unless the domain name clearly relates to a business or product of another party in which case that domain name shall be transferred to such other party and any costs associated with such transfer shall be borne by the transferee.

26.      Governing law

(1) This agreement is governed by and shall be construed in accordance with English law.

(2) The Purchaser submits to the jurisdiction of the English courts for all purposes relating to this agreement and irrevocably appoints The Thomson Corporation plc as its agent for service of process.

AS WITNESS the hands a duly authorised officer of the Seller and the Purchaser on the date which appears first on page 1.

                                   SCHEDULE 1

                           Companies and Subsidiaries

                                     Part A

                                    Companies



1.       The Dialog Corporation (Delaware)



Registered number:                  n/a


Registered office:                  11000 Regency Parkway, Suite 10, Cary, NC
                                    27511, USA


Date and place of                   17 October 1989
Incorporation:                      Delaware


Directors:                          J Molle, D Wagner, R Swank


Secretary:                          B Holland, W Marks


Accounting reference date:          31 December


Auditors:                           PricewaterhouseCoopers


Authorised capital:                 n/a


Issued capital:                     1,770 shares, no par value


Shareholders:                       No. of shares:

The Dialog Corporation plc          1,770

2.       Frost & Sullivan LLC



Registered number:                  n/a


Registered Agent:                   ICC Management Services Ltd
                                    Sliveraide Carr Executive Center
                                    Suite 100
                                    Wilmington
                                    DE 19809
                                    USA


Date and place of                   Delaware, 7 July 1997
Incorporation:


Directors:                          n/a


Secretary:                          n/a


Accounting reference date:          n/a


Auditors:                           n/a


Authorised capital:                 n/a


Issued capital:


Shareholders:                                                     No. of shares:


Virtual Intelligence Ltd (as nominee for The Dialog Corporation)

Westlex Registrars Ltd (as nominee for Frost & Sullivan)

3.       The Dialog Corporation Asia Pacific Limited



Registered number:                  479012


Registered office:                  Room 1801, 18th Floor, Tai Van Building,
                                    181 Johnston Road, Wanchai, Hong Kong





Date and place of
Incorporation:                      19 May, 1994, Hong Kong


Directors:                          D. Mattey, C. Morton, Jonathan Ball


Secretary:                          S. Doig


Accounting reference date:          31 December


Auditors:                           n/a


Authorised capital:                 10,000 ordinary shares of HKD1 each


Issued capital:                     100 ordinary shares of HKD1 each


Shareholders:                       No. of shares:

The Dialog Corporation plc
(formerly M.A.I.D. plc)             99
D. Wagner                           1

Part B

Subsidiaries

1.       Dialog Information Services Limited



Registered number:                  1849601


Registered office:                  The Communications Building, 48 Leicester
                                    Square, London WC2H 7DB


Date and place of
Incorporation:                      20 September, 1994, England


Directors:                          D. Mattey, C. Morton


Secretary:                          J. Ball


Accounting reference date:          31 December


Auditors:                           PricewaterhouseCoopers


Authorised capital:                 1,000 ordinary shares of GBP1 each


Issued capital:                     100 ordinary shares of GBP1 each


Shareholders:                       No. of shares:

Dialog Holdings Ltd                 100

2.       The Dialog Corporation GmbH (Germany)



Registered number:                  HRB 27051, local court Frankfurt am Main


Registered office:                  Ostbahnhofstrasse 13, 60314 Frankfurt
                                    Frankfurt am Main, Germany


Date and place of
Incorporation:                      5 November, 1996, Germany


Directors:                          B. Madlung, D. Mattey, C. Morton,


Secretary:                          n/a


Accounting reference date:          31 December


Auditors:                           audited by PricewaterhouseCooper as part of
                                    Group Accounts


Authorised capital:                 DM50,000


Issued capital:                     DM50,000


Shareholders:                       No. of shares:


Dialog Corporation                  DM50,000

3.       The Dialog Corporation GmbH (Switzerland)


Registered number:                  CH-035.4.017.382-0


Registered office:                  1 Laupenstrasse 18A, 3008 Bern, Switzerland


Date and place of
Incorporation:                      28 January, 1998, Bern, Switzerland


Directors:                          T. Bauer, W. Kunzler, D. Mattey, C. Morton,
                                    L. Nensch


Secretary:                          n/a


Accounting reference date:          31 December


Auditors:                           Accounts audited by PWC as part of Group
                                    accounts


Authorised capital:                 n/a

Issued capital:                     100,000 shares of SFR1 each


Shareholders:                       No. of shares:

Dialog Holdings Ltd                 100,000

4.       The Dialog Corporation 98 sl



Registered number:                  98083554


Registered office:                  Numancia 85 bajos, Barcelona, Spain


Date and place of
Incorporation:                      26 June, 1997


Directors:                          F. Garcia-Sicilia Montero


Secretary:                          (M. Alba act as secretary)


Accounting reference date:          31 December


Auditors:                           Accounts audited by PWC as part of Group
                                    accounts


Authorised capital:                 10 shares of PTA50,000 each


Issued capital:                     10 shares of PTA50,000 each


Shareholders:                       No. of shares:

The Dialog Corporation              9
Ivar Stenebring                     1

5.       The Dialog Corporation srl



Registered number:                  356467


Registered office:                  Viale Luigi Majno 40, 20219 Milano, Italy


Date and place of
Incorporation:                      3 August, 1995, Italy


Directors:                          C. Morton, S. Quattrocchi


Secretary:                          none


Accounting reference date:          31 December


Auditors:                           Accounts audited by PWC as part of the
                                    Group Accounts


Authorised capital:                 LIT20,000,000


Issued capital:                     LIT20,000,000


Shareholders:                       No. of shares:

The Dialog Corporation plc          LIT5,000,000
Dialog Holdings Ltd                 LIT15,000,000

6.       The Dialog Corporation sarl



Registered number:                  B353667777


Registered office:                  5 Rue Bellini, Tour Arago, 92800 Puteaux,
                                    France


Date and place of
Incorporation:                      23 February, 1990, France


Directors:                          F. Devemy


Secretary:                          n/a


Accounting reference date:          31 December


Auditors:                           n/a


Authorised capital:                 500 shares of FRF100 each


Issued capital:                     500 shares of FRF100 each


Shareholders:                       No. of shares:

Dialog Holdings Ltd                 499
D. Wagner                           1

7.       The Dialog Corporation A/S



Registered number:                  A/S 216188


Registered office:                  Marselis Boulevard 9, 8000 Arhus C, Denmark


Date and place of
Incorporation:                      1 January, 1994


Directors:                          M. Nicholaisen, D. Mattey, C. Morton


Secretary:                          n/a


Accounting reference date:          31 December


Auditors:                           KPMG C. Jespersen


Authorised capital:                 DKR505,000

Issued capital:                     DKR505,000


Shareholders:                       No. of shares:

Dialog Holdings Ltd                 DKR505,000

8.       The Dialog Corporation (Sweden) AB



Registered number:                  AB 556-526-8470


Registered office:
                                    Box 11036, 404 21 Goteborg

Date and place of
Incorporation:                      25th October, 1995 Sweden


Directors:                          M. Nicholaissen A. Ashton, L. thejl Nielsen


Secretary:                          none


Accounting reference date:          31 December

Auditors:                           BDO Feinstein


Authorised capital:                 100 shares of SEK1,000 each


Issued capital:                     100 shares of SEK1,000 each


Shareholders:                       No. of shares:

The Dialog Corporation A/S          100

Part C

1.       The Dialog Corporation BV



Registered number:                  33275725


Registered office:                  Strawinskylaan 331, 1077 XX, Amsterdam


Date and place of
Incorporation:                      9 April, 1996, Amsterdam


Directors:                          David Gary Mattey, Castor Management &
                                    Consultancy  BV,  Suzanne Lenaerts,
                                    Daniel Maurice Wagner


Secretary:                          n/a


Accounting reference date:          31 December


Auditors:                           Accounts audited by PWC as part of Group
                                    accounts


Authorised capital:                 400 shares of NLG500 each


Issued capital:                     80 shares of NLG500 each


Shareholders:                       No. of shares:

Dotcom Investments BV               80

2.       The Dialog Corporation (Ireland) Limited



Registered number:                  235069


Registered office:
                                    c/o B. Garvant Co., 6 Exchequer Street,
                                    Dublin 2


Date and place of
Incorporation:                      27 June, 1995, Eire


Directors:                          R. Ward, D. Mattey, I. Marshall, J. Ball,
                                    D. Campbell-Lang


Secretary:                          D. Campbel Lang


Accounting reference date:          31 December


Auditors:                           PricewaterhouseCoopers


Authorised capital:                 100,000 ordinary shares of IRL1 each


Issued capital:                     2 ordinary shares of IRL1 each


Shareholders:                       No. of shares:

Dotcom Investments BV               2

5.       The Dialog Corporation SA



Registered number:                  598.513


Registered office:                  Avenue Louise 120, Bruxelles 1050, Belgium


Date and place of
Incorporation:                      22 December, 1995, Belgium


Directors:                          C. Morton, S. Lenaerts

Secretary:                          n/a


Accounting reference date:          31 December


Auditors:                           J. Lippens, S. Rabaey & Co.


Authorised capital:                 2,500 shares of Belgian Francs 1,000 each



Issued capital:                     2,500 shares of Belgian Francs 1,000 each


Shareholders:                       No. of shares:

Dotcom Investments BV               2,500

Part D


1.       Profound Inc



Registered number:                  n/a


Registered office:                  11000 Regency Parkway, Suite 10,
                                    Cary NC 27511, USA


Date and place of                   30 November 1994
Incorporation:                      Delaware


Directors:                          J Molle, D. Wagner


Secretary:                          M Martel


Accounting reference date:          n/a


Auditors:                           n/a


Authorised capital:                 1,000 shares, no par value


Issued capital:                     100 shares, no par value


Shareholders:                       No. of shares:

The Dialog Corporation (Delaware)   100

2.       Responsive Database Services Inc

Registered number:                  n/a


Registered office:                  23611 Chagrin Blvd, Suite 320, Beachwood,
                                    Ohio, USA


Date and place of                   25 March 1994
Incorporation:                      Ohio


Directors:                          R Harris, Y Kolibash, C Fowler,
                                    R Pierce-Saunderson


Secretary:                          R Harris


Accounting reference date:          31 December


Auditors:                           Hill, Stonestreet & Co.


Authorised capital:                 100 shares common stock ($0.01 par value)


Issued capital:                     100 shares common stock ($0.01 par value)


Shareholders:                       No. of shares:

The Dialog Corporation (Delaware)   100

3.       Responsive Database Services Limited



Registered number:                  3092053


Registered office:                  Suite 3, Regency House, 85-87 George Street,
                                    Luton LU1 2AT, England


Date and place of
Incorporation:                      16 August, 1995, England


Directors:                          R. Harris, R. Pierce-Saunderson


Secretary:                          R. Pierce-Saunderson


Accounting reference date:          31 December


Auditors:                           Lim & Gordon


Authorised capital:                 10,000 ordinary shares of GBP1 each


Issued capital:                     10,000 ordinary shares of GBP1 each


Shareholders:                       No. of shares:

Responsive Database Services Inc.   10,000

4.       Virtual Business (Information) Inc



Registered number:                  n/a


Registered office:                  11000 Regency Parkway, Suite 10, Cary,
                                    NC 27511 USA


Date and place of                   11 June 1996
Incorporation:                      Delaware


Directors:                          D Mattey, J Molle, D Wagner


Secretary:                          M Martell


Accounting reference date:          31 December


Auditors:                           n/a


Authorised capital:                 1,000 shares common stock, no par value


Issued capital:                     100 shares common stock, no par value


Shareholders:                       No. of shares:

The Dialog Corporation (Delaware)   100

5.       Virtual Intelligence Inc



Registered number:                  n/a


Registered office:                  11000 Regency Parkway, Suite 10, Cary,
                                    NC 27511.USA


Date and place of                   11 June 1996
Incorporation:                      Delaware


Directors:                          D Mattey, J Molle, D Wagner


Secretary:                          M Martell


Accounting reference date:          31 December


Auditors:                           n/a


Authorised capital:                 1,000 shares common stock, no par value


Issued capital:                     100 shares common stock, no par value


Shareholders:                       No. of shares:

The Dialog Corporation (Delaware)   100

6.       Virtual Publishing Inc



Registered number:                  n/a


Registered office:                  11000 Regency Parkway, Suite 10, Cary,
                                    NC 27511.USA


Date and place of                   21 May 1996
Incorporation:                      Delaware


Directors:                          D Mattey, J Molle, D Wagner



Secretary:                          M Martell


Accounting reference date:          31 December


Auditors:                           n/a


Authorised capital:                 1,000 shares common stock, no par value


Issued capital:                     100 shares common stock, no par value


Shareholders:                       No. of shares:

The Dialog Corporation (Delaware)   100

7.       Informart/DIALOG Limited



Registered number:                  n/a


Registered office:                  333 King Street East, Toronto, Ontario
                                    M5A 4R7, Canada


Date and place of                   1 January 1994
Incorporation:                      Canada


Directors:                          A Prozes, L H Morgan, JH Thomas


Secretary:


Accounting reference date:          31 December


Auditors:                           -


Authorised capital:                 500 Class A stock, 500 Class B stock


Issued capital:                     500 Class A stock, 500 Class B stock


Shareholders:                       No. of shares:

The Dialog Corporation (Delaware)   251 Class A
Southam Inc.                        249 Class B
                                    249 Class A
                                    251 Class B

8.       Knight Ridder Information Asia Limited



Registered number:                  555560


Registered office:                  Room 1801, 18th Floor, Tai Yau Building,
                                    181 Johnston Road, Wanchai, Hong Kong


Date and place of                   2nd July, 1994
Incorporation:                      Hong Kong


Directors:                          N Egan, D Mattey, S Doig


Secretary:                          Smart Secretaries Limited


Accounting reference date:          n/a



Auditors:                           Yuen & Tam


Authorised capital:                 10,000 Ordinary Shares of HK$1 each


Issued capital:                     10,000 Ordinary Shares of HK$1 each


Shareholders:                       No. of shares:

The Dialog Corporation (Delaware)   9,999
Dialog Information Europe Inc.      1

9.       Dialog Servicios de Informacion SA de CV [we have no information]



Registered number:


Registered office:


Date and place of
Incorporation:


Directors:


Secretary:


Accounting reference date:


Auditors:


Authorised capital:


Issued capital:


Shareholders:                                                     No. of shares:

10.      The Dialog Corporation SA de CV [we have no information]



Registered number:


Registered office:


Date and place of
Incorporation:


Directors:


Secretary:


Accounting reference date:


Auditors:


Authorised capital:


Issued capital:


Shareholders:                                                     No. of shares:

11.      Dialog Information Europe Inc



Registered number:                  n/a


Registered office:                  3460 Hillview Avenue, Palo Alto, CA 94304


Date and place of
Incorporation:                      23 December, 1991, California


Directors:                          D. Wagner, D. Mattey, J. Molle


Secretary:                          M. Martell


Accounting reference date:          31 December


Auditors:                           n/a


Authorised capital:                 1,000,000 shares common stock, 5c par value


Issued capital:                     100 shares common stock, no par value


Shareholders:                       No. of shares:

The Dialog Corporation (Delaware)   100

                                   SCHEDULE 2

              ALLOCATION OF CONSIDERATION FOR THE SHARES AND ASSETS

Business apportioned as follows:                                US$
(1)      Goodwill;                                              the balance of the total below

(2)      Properties;                                            book value

(3)      Equipment;                                             book value

(4)      Stocks;                                                book value

(5)      Debts (less Creditors);                                book value

(6)      Contracts;                                             book value

(7)      Business Intellectual Property.                        book value

                                                                Total        US$23,000,000

Shares apportioned as follows:

(1)      Dialog Information Services Limited                                 US$170

(2)      The Dialog Corporation GmbH (Germany)                               US$29,044

(3)      The Dialog Corporation GmbH (Switzerland)                           US$10,000,000

(4)      The Dialog Corporation 98 sl (Spain                                 US$3,441

(5)      The Dialog Corporation srl (Italy)                                  US$11,871

(6)      Dialog Information Services sarl (France)                           US$8,673

(7)      The Dialog Corporation A/S (Denmark)                                US$114,944

(8)      The Dialog Corporation (Delaware)                                   US$80,000,000

(9)      Frost & Sullivan LLC                                                US500,000

(10)     The Dialog Corporation Asia Pacific Limited (Hong Kong)             US$1,251,493

(11)     The Dialog Corporation BV                                           US$5,000

(12)     The Dialog Corporation (Ireland) Limited                            US$5,000

(13)     The Dialog Corporation SA (Belgium)                                 US$70,364


                                                                     Total   US$115,000,000

                                   SCHEDULE 3

                      COMPLETION WORKING CAPITAL STATEMENT

A.  PREPARATION OF THE COMPLETION WORKING CAPITAL STATEMENT

(1) As soon as reasonably practicable and by no later than 30 days following Completion, the Purchaser shall prepare and deliver to the Seller a consolidated Working Capital Statement of the Business and the Companies as at Completion (the "draft Completion Working Capital Statement"). The draft Completion Working Capital Statement shall be prepared in the form shown in Part B of this Schedule and prepared in accordance with clause 4 of this agreement and include the items shown at part B of this Schedule and in accordance with the following:

         (a) the accounting policies, principles, practices, evaluation rules and procedures, methods and bases adopted by the Seller and the Companies in the preparation of the Accounts; and

         (b) to the extent not covered by (a), generally accepted accounting principles and practices in the United Kingdom in force at the Accounts Date.

(2) Within 14 days of delivery to the Seller of the draft Completion Working Capital Statement, the Seller shall notify the Purchaser in writing of any item or items they wish to dispute together with the reasons for such dispute and a list of proposed adjustments. . If, by the expiry of such 14 day period, no such notice is received by the Purchaser or the Seller have notified the Purchaser that there are no items they wish to dispute, the draft Completion Working Capital Statement shall constitute the Completion Working Capital Statement for the purposes of this agreement.

(3) If notice is received by the Purchaser that there are items in dispute under paragraph (2), the Seller and the Purchaser shall attempt to agree in writing the item or items disputed by the Seller and any other item or items which, following receipt of notice of the items disputed by the Seller, the Purchaser notifies the Seller that it wishes to adjust. If such item or items are not agreed in writing between the Seller and the Purchaser within 28 days of the delivery to the Seller of the draft Completion Working Capital Statement, the item or items in dispute shall be determined by:

         (a) such firm of chartered accountants as the parties may agree in writing; or

         (b) failing agreement on the identity of the firm of chartered accountants within a further 7 days from the expiry of the period of 28 days referred to above, such firm of chartered accountants as shall be appointed for this purpose on the application of the Seller or the Purchaser by the President of the Institute of Chartered Accountants in England and Wales.

(4) The draft Completion Working Capital Statement, adjusted to reflect the item or items as agreed between the Seller and the Purchaser in writing in accordance with this subclause or as determined by the accountants (the "Accountants") appointed under this subclause, shall constitute the Completion Working Capital Statement for the purposes of this agreement.

(5)      The Accountants shall act on the following basis:

         (a)      the Accountants shall act as experts and not as arbitrators;

         (b) the items or items in dispute shall be notified to the Accountants in writing by the Seller and/or the Purchaser within 14 days of the Accountants' appointment;

         (c) their terms of reference shall be to determine the amount of the item or items in dispute (taking into account the provisions of this agreement relating to the form and content of the Completion Working Capital Statement and calculation of Working Capital) within 14 days of receipt of notice pursuant to paragraph (b);

         (d) the Accountants shall decide the procedure to be followed in the determination;

         (e) the Seller and the Purchaser shall each provide (and to the extent they are reasonably able shall procure that their respective accountants and the Purchaser shall procure that members of the Purchaser's Group provide) the Accountants promptly with all information which they reasonably require and the Accountants shall be entitled (to the extent they consider it appropriate) to base their opinion on such information and on the accounting and other records of the Seller and the Companies;

         (f) the determination of the Accountants shall (in the absence of manifest error) be final and binding on the parties; and

         (g) the costs of the determination, including fees and expenses of the Accountants shall be borne equally as between the Seller on the one hand and the Purchaser on the other hand.

(6) The Seller shall and shall procure that the Seller's Accountants shall provide the Purchaser and the Purchaser's Accountants with all information, assistance and access to books and records of account, documents, files and papers and information stored electronically which they reasonably require for the purposes of this Schedule. The Purchaser shall and shall procure that members of the Purchaser's Group and that the Purchaser's Accountants shall provide the Seller and the Seller's Accountants with all information, assistance and access to stock, books and records of account, documents, files, papers and information stored electronically which they may reasonably require for the purposes of this Schedule.

B.   PROFORMA COMPLETION WORKING CAPITAL STATEMENT

                                                  Working Capital                          Working Capital
                                                At 31 December 1999                         at Completion
                                                   (pound)000's         (pound)000's        (pound)000's
Stock                                                         60
                                                                                   60
Debtors

Trade                                                     24,907 (a)
Other                                                        457 (b)
Prepayments                                                4,494

CARL/Uncover         Promissory note
excluded value in opening Balance
Sheet(pound)668 k                                                              29,858
Cash                                                           -
Creditors within 1 year                                                             -

Trade                                                     (5,791) (c)
Inter co balances                                              -
Taxation                                                  (1,308)
Accruals                                                 (23,023) (d)
Obligations under finance leases                          (2,032)
Other creditors                                             (329)
Inter-company trading (51) excluded
                                                                              (32,483)
Creditors outside 1 year

Accruals (primarily NYT)                                    (354)
Obligations under finance leases                          (4,553)
                                                                               (4,907)

Total December 31st 1999
Working Capital value before adjustments                                       (7,472)


Adjustments

(a)  Less value of overdue royalties to Purchaser (Nil at 31 Dec 99)
(b)  less deferred indexing costs and deferred CD Rom royalties
(c)  less amounts due in respect of Tangible Fixed Assets
(d)  less deferred CD Rom income

COMPLETION WORKING CAPITAL STATEMENT

                                                                                     Working Capital
                                                                                      at Completion
                                                                                       (pound)000's

Stock                                                                                   x

Debtors
Trade                                                                                   x less (a)
Other                                                                                   x less (b)
Prepayments                                                                             x
CARL/Uncover      Promissory note                                                       x

Cash                                                                                    x

Creditors within 1 year
Trade                                                                                   x less (c)
Inter co balances
Taxation                                                                                x
Accruals                                                                                x less (d)
Obligations under finance leases                                                        x
Other creditors                                                                         x less inter co trading

Creditors outside 1 year
Accruals (primarily) NYT                                                                x
Obligations under finance leases                                                        x

Net working capital                                                                     x
                                                                                     --------

Add:
Payments made for fixed assets between 31 Dec and Completion                            x

Payments made in respect of opening provisions
excluding those paid in respect of CARL/Ryan                                            x

Less:
Net working capital at 31 December 1999                                              (7,472)
Net of adjustments (a)-(d) as at that date                                              x
                                                                                     ------

Net Working Capital adjustment                                                          x
                                                                                     ------

Adjustments

(a)  Less value of overdue royalties to Purchaser (Nil at 31 Dec 99)
(b)  less deferred indexing costs and deferred CD Rom royalties
(c)  less amounts due in respect of Tangible Fixed Assets
(d)  less deferred CD Rom income

                                   SCHEDULE 4

                              PROPERTIES AND LEASES

                               Part I - Properties

-----------------------------------------------------------------------------------------------------------------

   No.                       Description                                          Company

-----------------------------------------------------------------------------------------------------------------
1.         Third Floor                                      The Dialog Corporation plc
           Palace House
           3 Cathedral Street
           London  SE1 9DE

2.         Ground Floor                                     The Dialog Corporation plc
           2 Des Roches Square
           Witney
           Oxon  OX8 6BE

3.         200 Bath Street                                  The Dialog Corporation plc
           Glasgow  G2 4HG

4.         South East Part of First Floor 48 Leicester      The Dialog Corporation plc
           Square, London, WC2

5.         South West Part of First Floor 48 Leicester      The Dialog Corporation plc
           Square, London WC2

6.         2012 Citywest Business Campus                    The Dialog Corporation plc
           Naas Road
           Dublin
           Ireland
-----------------------------------------------------------------------------------------------------------------

                                Part II - Leases

-----------------------------------------------------------------------------------------------------------------

   No.                Description                                           Company

-----------------------------------------------------------------------------------------------------------------
1.         Unit 4 Lloyds Transport Yard       Dialog Information Services Limited
           Hercules Way
           Bowerhill
           Melksham  SN12 6TS

2.         Avenue Louise 120                  The Dialog Corporation SA
           Bruxelles
           1050 Brussels
           Belgium

3.         5 Rue Bellini                      The Dialog Corporation SARL
           Tour Arago
           La Defense 11
           92800 Puteaux
           France

4.         Ostbahnhof Strasse 13              The Dialog Corporation GmbH
           60314 Frankfurt Main
           Germany

5.         Koeglweg 10                        The Dialog Corporation GmbH
           82024 Taufkirchen
           Munich
           Germany

6.         Soenderhoej 46                     The Dialog Corporation A/S
           8620 Viby J
           Denmark

7.         Viale L Majno 40                   Knight-Ridder Information srl
           20129 Milano
           Italy

8.         World Trade Centre                 The Dialog Corporation B.V.
           Block B, Floor 3
           Strawinskylaan 331
           1077 XX Amsterdam
           The Netherlands

9.         Three leases of Laupenstrasse      The Dialog Corporation GmbH
           18A
           CH - 3008 Bern
           Switzerland

10.        Zollstrasse 58                     The Dialog Corporation GmbH
           8005 Zurich
           Switzerland

11.        Ostra Hamngatan 30-34              The Dialog Corporation Sweden AB
           Box 11036
           S - 404 21 Goteborg
           Sweden
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

   No.                Description                                           Company

-----------------------------------------------------------------------------------------------------------------
12.        Kungsgatan 29                      The Dialog Corporation Sweden AB
           Box 7589
           10393 Stockholm
           Sweden

13.        C/Londres 17 2:DCHA                The Dialog Corporation 98 sl
           28028 Madrid
           Spain

14.        C/Numancia 85-87 Bajos 1           The Dialog Corporation 98 sl
           08029 Barcelona
           Spain

15.        Haakon Vii's Gatan 5A              The Dialog Corporation A/S
           PB 1529
           0117 Oslo
           Norway

16.        Part Level 3                       Dialog Corporation Asia Pacific Limited
           486 St Kilda Road
           Melbourne
           Victoria 3004
           Australia

17.        Level 5, 50 Margaret Street        Dialog Corporation Asia Pacific Limited
           Sydney
           NSW 2000
           Australia

18.        Unit 20, 8th Floor                 Dialog Corporation Asia Pacific Limited
           Shui on Plaza
           333 Huai Hai Zhong Road
           Shanghai 200021
           China

19.        20/F Lyndhurst Tower               The Dialog Corporation Asia Pacific Limited
           No 1 Lyndhurst Terrace
           Central
           Hong Kong

20.        46B Circular Road                  The Dialog Corporation Asia Pacific Limited
           Singapore  049401

21.        RM 1007, No 237, Sec 2             The Dialog Corporation Asia Pacific Limited
           Fu Hsing S Rd
           Taipei 106
           Taiwan

22.        11000 Regency Parkway              The Dialog Corporation
           Suite 10
           Cary
           NC 27511

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

   No.                Description                                           Company

-----------------------------------------------------------------------------------------------------------------

23.        2440 West El Camino Real,          The Dialog Corporation
           Suite 110
           Mountain View
           CA 94040

24.        1560 Wilson Blvd, Suite 500        The Dialog Corporation
           Arlington
           VA 22209

25.        3490 Piedmont Road #1104           Profound Inc.
           Atlanta
           GA 30305

26.        28 State Street                    The Dialog Corporation
           Boston
           MA 02109

27.        10475 Park Meadows Drive           The Dialog Corporation
           Littleton
           CO 80124-5433

28.        75 East Wacker Drive,              Dialog Corporation Inc. (now The Dialog Corporation)
           Suite 800
           Chicago
           IL 60601

29.        1111 Superior Avenue,              M.A.I.D. Inc. (now The Dialog Corporation)
           Suite 1120
           Cleveland
           OH 44114

30.        16000 Dallas Parkway,              The Dialog Corporation
           Suite 325
           Dallas
           TX 75248

31.        5718 Westheimer,                   The Dialog Corporation
           Suite 1315
           Houston
           TX 77057

32.        333 City Blvd West,                The Dialog Corporation
            Suite 870
           Orange
           CA 92868

33.        711 Third Avenue, 9th Floor        The Dialog Corporation
           New York
           NY 10017

34.        Two Meridian Crossing              The Dialog Corporation
           2nd Floor Suite 200
           Richfield
           MN 55423
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

   No.                Description                                           Company

-----------------------------------------------------------------------------------------------------------------

35.        2005 Market Street,                The Dialog Corporation
           Suite 1010
           Philadelphia
           PA 19103

36.        343 Sansome Street,                The Dialog Corporation
           Suite 825
           San Francisco
           CA 94104

37.        1611 116th Avenue NE,              The Dialog Corporation
           Office - 133
           Bellevue
           WA 98004

38.        Office #105                        The Dialog Corporation
           324 Raritan Avenue
           Highland Park
           NJ

39.        655 Madison, 12th Floor            The Dialog Corporation
           New York
           NY 10022

40.        3460 Hillview Avenue               The Dialog Corporation
           Palo Alto
           CA 94304

41.        1611, 116th Avenue North East      The Dialog Corporation
           Bellevue
           WA 98004

42.        96200 Carlenet                     The Dialog Corporation
           Chapel Hill
           N Carolina 27514

43.        5908 Baird Drive                   The Dialog Corporation
           Raleigh
           N Carolina

44.        Flat 52, Building 1837             Bernard Callan
           Road 4047, Block 340
           Matrook Plaza
           Juffair
           Bahrain

-----------------------------------------------------------------------------------------------------------------

                          Part III - Special Conditions

1.       Consideration

         Where the Property Purchase Price specified in respect of a Property is nil, the consideration for the Property shall be the covenant on the part of the Purchaser to be contained in the Property Transfer for that Property.


2.       Conditions of Sale

(1) Title to the Properties has been deduced to the Purchaser by the Seller before the date of this agreement.

(2) The Properties are sold subject to the conditions in this Part of this Schedule and to such additional special conditions (if any) relating to each individual Property as are set out in Part IV of this Schedule.

(3) The Properties are sold free from all incumbrances and with vacant possession.

(4) The Seller sells and shall transfer each Property with full title guarantee and shall transfer to the Seller the whole of each Property and shall not be obliged to transfer the Property to any other person save that the Purchaser may require the Seller to transfer the Property to a Nominated Purchaser.

(5) The beneficial ownership of and risk in each Property shall pass to the Purchaser on Completion.

3.       The Property Transfer

         To the extent that the stamp duty or Land Registry fees payable in respect of any Property Transfer are increased by reason of the Seller proceeding by way of sub-sale, the Seller shall pay to the Purchaser on demand and shall indemnify the Purchaser against the amount of the increase.

4.       Apportionments

(1) Before Completion the Seller shall pay all outgoings payable in respect of the Properties, including all sums payable under the leases of any of the Properties, which are due for payment on or before Completion and the Purchaser shall repay to the Seller on Completion any such monies pre-paid by the Seller in respect of any period from (and including) the date of Completion to the intent that such monies shall be apportioned between the Seller and the Purchaser as at the date of Completion.

(2) In the event that any monies become due in respect of rent review relating to a period prior to the date of Completion and the same has been settled with the consent of the Seller (such consent not to be unreasonably withheld or delayed) the Seller shall pay to the Purchaser such monies from the period of the relevant review date to (and excluding) the date of Completion.

5.       Licence to assign

(1) This paragraph applies to any Property in relation to which the consent of the landlord or other third party must be obtained in order that it may be effectually and lawfully transferred or assigned to the Purchaser. For the purpose of this paragraph, a Property held under a Lease containing an absolute prohibition against assignment shall be deemed to be a Property in relation to which such consent is required.

(2) The Seller shall, in all cases at the joint cost of the Seller and the Purchaser and in consultation with the Purchaser, use reasonable endeavours to obtain the consent as soon as possible, including applying to the court for a declaration that the landlord is withholding or delaying consent unreasonably, (if the Seller and Purchaser agree (each acting reasonably) that such an application should be made), shall keep the Purchaser informed on a weekly basis of the progress of the application for the consent and shall supply a copy of the consent when obtained.

(3) The Purchaser shall support the Seller's application for the consent and supply such information and references as may be lawfully required by the landlord or other third party as a condition of giving the consent and shall enter into such covenants and provisions as any landlord or other third party may lawfully require and shall be obliged to procure the giving of any guarantee by any third party or to deposit any money with the landlord or any other person as security for compliance with the tenant's obligations in the lease if the same is properly required by the landlord or such third party pursuant to the terms of any particular lease and if such guarantee is to be provided then the indemnity covenant given by the assignee of the lease to the assignor shall also be guaranteed by such guarantor.

(4)      If the consent has not been obtained by Completion:

         (a) the Property shall be treated as severed from the remainder of the Properties (unless the Seller and the Purchaser otherwise agree in writing); and

         (b) the contractual date for completion in relation to the Property shall be postponed to the tenth business/working day after the earliest of:

                  (i)      the consent having been obtained;

                  (ii) if a declaration has been made by a court of competent jurisdiction that the consent is being unreasonably withheld, the period for making an appeal against that declaration expiring without an appeal being made; or

                  (iii) the Purchaser giving notice that it wishes to complete the purchase even though the consent has not been obtained;

         (c) from Completion and until Actual Completion of the Property Transfer the Seller shall:

                  (i)      hold the Property on trust for the Purchaser;

                  (ii) permit the Purchaser to occupy the Property free of charge; and

                  (iii) pay on the due date or within any grace period all rents, licence fees, service charges, building insurance premiums and other outgoings properly payable by the Seller;

         (d) from Completion and until Actual Completion of the Property Transfer the Purchaser shall:

                  (i) pay or indemnify the Seller against rents, licence fees, service charges, building insurance premiums and other outgoings or liabilities properly payable by the Seller in respect of the Property for any period after Completion;

                  (ii) observe and perform the covenants on the part of the tenant contained in the lease.

(5) Unless the Purchaser gives notice to the Seller that it wishes to complete the purchase in any event, the Property shall be withdrawn from the sale on the first anniversary of the date of this agreement if at that date:

         (a) the consent has not been granted on terms consistent with the provisions in the leases relating to the Properties in question; and

         (b) a declaration of the appropriate court (whether at first instance or on appeal) that the consent is being unreasonably withheld has not been made.

(6)      If sub-paragraph (5) applies:

         (a) the Purchaser shall vacate the Property as soon as reasonably practicable (but in any event within one month thereof);

         (b) the Purchaser's obligations in respect of the Property under sub-paragraph (4)(d) shall cease on the date on which the Purchaser vacates the Property but not in respect of any period prior to such vacation; and

         (c) the Property shall be excluded from the sale and the Consideration shall be reduced by the amount specifically attributed to the Property in Part I of this Schedule.

6.       Rent reviews and lease renewals

(1) This paragraph applies to any Property where the rent review or any renewal of a lease under which it is held is outstanding at the date of this agreement or which commences between the date of this agreement and Completion or Actual Completion (as the case may be).

(2) The Seller shall conduct each rent review and each lease renewal in accordance with the proper instructions of the Purchaser who shall indemnify the Seller in respect of reasonable and proper fees, costs and expenses (together with VAT thereon) incurred by the Seller in so doing. No rent review shall be agreed by the Seller otherwise than on the basis that the reviewed rent shall be payable at a fixed rate from the review date without further increase or decrease during the period for which the rent is being reviewed.

(3) The Seller shall keep the Purchaser informed on a weekly basis of the progress of every rent review and every lease renewal, shall provide the Purchaser with copies of all material written documentation and correspondence and shall afford the Purchaser a reasonable opportunity to make representations.

(4) The Seller shall not agree a rent on a rent review, or agree a new lease (including an interim rent) without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

7.       Breach of lease

(1) This clause applies where, in relation to a Property, any of the following occurs on or after the date of this agreement but before Completion or Actual Completion (as the case may be):

         (a) a notice alleging a breach of the tenant's covenants in the lease is served;

         (b) proceedings are commenced in respect of the breach, or alleged breach, of any of the tenant's covenants in the lease;

         (c) the landlord forfeits, or purports to forfeit, the lease by peaceable re-entry.

(2) The Seller shall (subject to being fully indemnified by the Purchaser for all costs, claims, expenses, demands and/or proceedings (together with VAT thereon) incurred by the Seller in so doing):

         (a) forthwith send a copy of the notice or the proceedings to the Purchaser or forthwith inform the Purchaser of the peaceable re-entry;

         (b) act in accordance with the Purchaser's reasonable and proper instructions in relation to the notice, the proceedings or the peaceable re-entry;

         (c) use reasonable endeavours to contest the notice or the proceedings and, in any event, to obtain relief from forfeiture of the lease.

8.       Prohibited disposals

         During the period from the date of this agreement until Completion or Actual Completion (as the case may be) the Seller shall not:

         (a) sell, exchange, let or dispose in any other way of any Property or agree to do so or grant any option or right of pre-emption in respect of any Property; or

         (b) vary, surrender or determine in any way any lease under which any Property is held or agree to do so;

         (c) grant or agree to grant any right over any Property in favour of any third party or vary or surrender any right benefiting any Property.

9.       Standard Conditions of Sale

(1) Subject to sub-paragraph (2) the Standard Conditions of Sale (Third Edition) are incorporated in this agreement so far as they apply to a sale by private treaty and are not inconsistent with the other clauses of or Schedules to this agreement or with the other paragraphs of this Schedule.

(2)      Conditions 3.4, 5, 6.8, 7.3, 7.5, 7.6, 8 and 9 of the Standard
         Conditions of Sale (Third Edition) do not apply.

                     Part IV - Additional Special Conditions

1.       The Leicester Square Properties

         In this part of the Schedule "Leicester Square Properties" means the Properties listed at numbers 4 and 5 of Part I of Schedule 4.

(1) The Seller shall produce proposals in respect of the Works specified in sub-paragraph (2) of this paragraph) for the approval of the Purchaser (such approval not to be unreasonably withheld or delayed) and upon such approval being obtained the Seller shall apply to the landlord of the Leicester Square Properties for consent for such alterations (the cost of such alterations and the landlord's consent to them (subject to the provisions at sub -paragraph (5)) being borne jointly by the Seller and the Purchaser) and when the leases of the Leicester Square Properties are assigned by the Seller to the Purchaser the Purchaser shall diligently continue with the application for such consent.

(2) The "Works" shall be such works and alterations to the Leicester Square Properties and the Seller's adjoining premises at 48 Leicester Square as the Seller and the Purchaser agree are reasonably necessary to be carried out to enable the Seller and the Purchaser (or the Nominated Purchaser) to continue their respective business efficiently and effectively:

(3) The Seller and the Purchaser shall enter into such form of licence for alterations ("the Licence") in respect of the Works as the landlord of the Leicester Square Properties properly requires pursuant to the terms of the leases of the Leicester Square Properties and in the event that the said landlord is prepared to grant the Licence prior to the assignment of the leases of the Leicester Square Properties then the Seller shall be entitled to enter into such Licence and the Purchaser shall fully and effectively indemnify the Seller in respect of any liability incurred by the Seller as a result of its entering into the Licence.

(4) Once the Licence has been granted, the Purchaser shall diligently and duly carry out the Works (in relation to the Leicester Square Properties) and the Seller shall duly and diligently carry out the Works (in relation to its part of the premises) in each case in accordance with the Licence and in a good and workmanlike manner and to the reasonable satisfaction of the other keeping the other fully advised in respect of the progress of the Works as the other reasonably and properly requires and allowing the other to inspect the Works from time to time upon reasonable and prior written notice (save in the case of emergency).

(5) The costs of the Works shall be borne between the Seller and the Purchaser in accordance with the benefit of such Works to the Seller's adjoining premises at 48 Leicester Square and the business carried on thereat and the Leicester Square Properties and the business carried on thereat respectively so that if any item exclusively benefits the Seller's adjoining premises or the business carried on thereat it shall be paid for by the Seller and if its exclusively benefits the Leicester Square Properties or the business carried on thereat it shall be paid for by the Purchaser and if it benefits both it shall be paid for on a proportionate basis to the degree of benefit. All such payments shall be made within 10 working days of proper demand but not earlier than five working days before such payment is due to be paid to any third party.

2.       Car park licence at Leicester Square

         Upon completion of the assignment of the Leicester Square Properties the Seller shall also assign to the Purchaser the benefit of the car parking space number seven pursuant to the provisions of a car park licence dated 7th June 1994 between Stancia West End BV(1) and M.A.I.D. plc (2) and the Purchaser shall fully indemnify the Seller against one quarter of all liabilities under such licence and shall enter into such deeds and covenants as are properly required pursuant to the terms of the car park licence.

3.       Payment for electricity consumed at Palace House

         If and at such time that the landlord of the Property referred to at item 1 of Part I of this Schedule serves a demand for the cost of electricity supplied by the landlord to the tenant of that Property then the Seller will reimburse the Purchaser for the proportion of such costs which relates to the supply made to the tenant up to the date of Completion, subject to the Purchaser first giving the Seller a reasonable opportunity to make reasonable and proper representations to the landlord and the Purchaser shall make such representations on behalf of the Seller if the Seller reasonably so requires.

                     Part V - Additional Special Conditions

1.       Change of control provisions

         If as a result of entering into this agreement the tenant under any Material Lease or under the Hong Kong Lease will be in breach of the terms and conditions of that Lease then the Seller at the cost of the Purchaser will use all reasonable endeavours to assist the Purchaser to enable the tenant to remain as the legal tenant of the relevant Lease.

                                   SCHEDULE 5

                              SHARE SALE WARRANTIES

                                A.     General
                                B.     Accounts and Financial
                                C.     Commercial
                                D.     Taxation
                                E.     Properties
                                F.     Employees of Companies
                                G.     Additional


A.       GENERAL

A.1      Accuracy of recitals and schedules

         The particulars relating to the Companies set out in the recitals and the schedules to this agreement are true and accurate.

A.2      Memorandum and articles of association, statutory books and returns

(1) The copy of the memorandum and articles of association (or the equivalent documents) of each Company which has been given to the Purchaser's Solicitors is accurate and complete in all respects and has annexed or incorporated copies of all resolutions or agreements required by the Companies Act 1985 or other applicable law to be so annexed or incorporated.

(2) The register of members and other statutory books and registers of each Company have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.

(3) All returns and particulars, resolutions and other documents which a Company is required by law to file with or deliver to the registrar of companies or his equivalent have been correctly made up and duly filed or delivered.

(4) Without limiting the foregoing, each US Company: (i) is duly organised and validly existing under the laws of its jurisdiction of organisation; (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such US Company and to carry on its business as it has been and is currently conducted by such US Company; and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable except for such failures which when taken together with all other such failures, would not have a Material Adverse Effect.

A.3      Seller's other interests

         No member of the Seller's Group has any interest, directly or indirectly, in any business which is or is likely to be competitive with the business of any Company.

A.4      Ownership of the Shares

(1) The Shares constitute the whole of the issued and allotted share capital of the Company.

(2) No person is entitled or has claimed to be entitled to require any Company to issue any share or loan capital either now or at any future date whether contingently or not.

(3) There is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Shares or any shares in the capital of a Subsidiary nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

A.5      Subsidiaries, associations and branches

         No Company:

         (a) holds or beneficially owns or has agreed to acquire any securities of any other corporation (whether incorporated in the United Kingdom or elsewhere), other than shares of a Subsidiary; or

         (b) is or has agreed to become a member of any partnership or other unincorporated association, joint venture or consortium (other than recognised trade associations).

A.6      Ownership of assets

(1) At the Accounts Date all the assets included in the Accounts were owned or leased by the relevant Company and particulars of all fixed assets over $100,000 acquired or agreed to be acquired by any Company since the Accounts Date are set out in the Disclosure Letter.

(2) Except for current assets offered for sale or sold in the ordinary course of trading, no Company has since the Accounts Date disposed of any of the assets included in the Accounts or any assets acquired or agreed to be acquired since the Accounts Date.

(3) None of the property, assets, undertaking, goodwill or uncalled capital of any Company is subject to any encumbrance (including, without limitation, any debenture, mortgage, charge, lien, deposit by way of security, bill of sale, lease, hire-purchase, credit-sale or other agreement for payment on deferred terms, option or right of pre-emption but excluding lease, hire-purchase, credit sale or other agreement for payment on deferred terms entered into in the ordinary course of the Companies' business) or any agreement or commitment to give or create any of the foregoing.

(4) The assets of the Companies comprise all the assets necessary for the continuation of their businesses as carried on at the date of this agreement.

A.7      Vulnerable antecedent transactions

         No asset owned, purportedly owned or otherwise held by any Company is liable to be transferred or re-transferred to another person or which gives or may give rise to a right of compensation or other payment in favour of another person under the law of any relevant jurisdiction or country, other than pursuant to the terms of any agreement or contract.

A.8      Compliance with statutes

(1) So far as the Seller is aware, no Company, nor (so far as the Seller is aware) any of its officers, agents or employees (during the course of their duties), has done or omitted to do anything which is a contravention of any law, statute, order, regulation or the like giving rise to any fine, penalty or other liability or sanction on the part of that Company, except for such violations the existence of which would not have a Material Adverse Effect or would not materially and adversely affect the ability of the Purchaser to own and operate the assets of the Companies after Completion.

(2) No US Company is in violation of any law, rule, regulation, order, judgement or decree of a US jurisdiction, US authority or US court applicable to such US Company or by which any of its assets are bound, except for such violations the existence of which would not have a Material Adverse Effect.

A.9      Licences and consents

         Each Company has all licences (including statutory licences) and consents necessary to own and operate its assets and to carry on its business as it does at present, except where the lack of such license or consent, individually and in the aggregate, would not have a Material Adverse Effect and the Seller is not aware of anything that might result in the revocation, suspension or modification of any of those licences or consents or that might prejudice their renewal other than where such revocation, suspension or modification would not have a Material Adverse Effect.

A.10     Insider contracts

(1) No Company is a party to any contract (except a Contract) in which the Seller or any member of the Seller's Group is interested, directly or indirectly, nor has there been any such contract or arrangement at any time during the six years up to the date of this agreement.

(2) No Company is a party to, nor have its profits or financial position during the three financial periods ended on the Accounts Date been affected by, any contract or arrangement which is not of an entirely arm's length nature.

(3) No member of the Seller's Group is a party to any outstanding agreement or arrangement for the provision of finance, goods, services or other facilities to or by any Company or in any way relating to any Company or its affairs.

A.11     Litigation

(1) No Company is engaged in any litigation or arbitration proceedings and there are no such proceedings pending or threatened by any Company except for the collection of trade debts incurred in the ordinary course of business.

(2) The Seller does not know of anything which is likely to give rise to any litigation or arbitration proceedings by or against any Company.

(3) No Company has received notice that it is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body nor is the Seller aware of anything which is likely to give rise to any such investigation, inquiry, proceedings or process.

A.12     Environmental matters

(1)      In this paragraph:

         (a) "Environmental Law" means all statutes, common law, bylaws, regulations, directives, codes of practice, circulars, guidance notes and the like (whether in the United Kingdom or elsewhere) concerning the protection of human health or the environment or the conditions of the workplace or the generation, transportation, storage, treatment or disposal of a Dangerous Substance;

         (b) "Environmental Licence" means any permit, licence, authorisation, consent or other approval required under or in relation to any Environmental Law;

         (c) "Dangerous Substance" means any natural or artificial substance (whether in the form of solid, liquid, gas or vapour, alone or in combination with any other substance) capable of causing harm to man or any other living organism, or capable of damaging the environment or public health or welfare, including but not limited to controlled, special, hazardous, toxic or dangerous waste; and

         (d) "Relevant Property" means any premises now or previously owned, leased, occupied or controlled by any Company.

(2) Each Company has obtained all requisite Environmental Licences (all of which are valid and subsisting) and has at all times complied with all applicable Environmental Law and with the terms and conditions of all Environmental Licences. None of the operations or processes undertaken by the Companies falls to be authorised under Part I of the Environmental Protection Act 1990.

(3) No Environmental Licence is personal to the Seller or any of the Companies and no Environmental Licence may be revoked, modified or suspended as a result of the acquisition by the Purchaser of the Shares.

(4) No Company has received any notice or other communication from which it appears that it is or may be in violation of any Environmental Law or Environmental Licence or that any further Environmental Licence may be required or that any Environmental Licence may be subject to modification, suspension or revocation and there are no circumstances likely to give rise to any such violation or modification, suspension or revocation.

(5) No Company is engaged in any litigation or arbitration proceedings concerning Environmental Law or Dangerous Substances and the Seller is not aware of any facts or circumstances which are likely to give rise to such litigation or arbitration proceedings by or against any Company.

(6) So far as the Seller is aware no Company is responsible (wholly or in part) for any clean up or other corrective action in relation to any Relevant Property or is subject to any investigation or inquiry by any regulatory authority at any Relevant Property.

(7) So far as the Seller is aware no Company has used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted any Dangerous Substance at, on, from or under any Relevant Property or at, on, from or under any other premises.

(8) So far as the Seller is aware no other person has used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted any Dangerous Substance at, on, from or under any Relevant Property.

(9) No Company has disposed of any Dangerous Substance in the past in such a way that its disposal would now constitute a breach of Environmental Law.

(10) No Relevant Property is included on or referred to in any register of contaminated land or any similar record or register nor are there any facts or circumstances of which the Seller is aware which are likely to lead to registration in the future.

(11) So far as the Seller is aware, there is no contamination of groundwater underneath any Relevant Property and there have been no discharges or spillages of any substance likely to lead to such contamination.

(12) So far as the Seller is aware no Relevant Property has ever been a waste disposal site and neither the Seller, the Companies nor any third party has ever stored waste on or transported waste onto any Relevant Property.

(13) So far as the Seller is aware there are no storage tanks, above or below ground, on any Relevant Property.

(14)     (a)      Except as disclosed in the Disclosure Letter and except as would not, individually or in the aggregate, have a Material
                  Adverse Effect, (i) to the Seller's knowledge, each US Company is in compliance with all applicable US Environmental Laws and has obtained and is in compliance with all US Environmental
                  Permits, (ii) there are no written claims pursuant to any US
                  Environmental Law pending or, to the Seller's knowledge, threatened, against any US Company, and (iii) the Seller has provided the Purchaser with copies of any and all environmental assessment or audit reports or other similar studies or analyses generated within the last two years and in Seller's possession, that relate to any US Company.

         (b) For the purposes of this paragraph (1) the following terms have the following meanings:

                  "US Environmental Law" means and US federal, state or local statute, law, ordinate, regulation, rule or code, or any order, consent decree or judgment of any US federal, state or local court or authority, in each case in existence on the date of this agreement, relating to pollution or protection of the environment.

                  "US Environmental Liability" means any claim, demand, order, suit, obligation, liability, cost (including, without limitation, the cost of any investigation, testing, compliance or remedial action), consequential damages, loss or expense (including attorney's and consultant's fees and expenses) arising out of, relating to or resulting from any US Environmental Law or US environmental, health or safety matter or condition, including natural resources, and related in any way to the US Companies or to this agreement or its subject matter, in each case whether arising or incurred before, on or after the Completion.

                  "US Environmental Permit" means any permit, approval, identification number, license or other authorisation required under or issued pursuant to any US Environmental Law.

         (c) The Purchaser acknowledges that (i) the Warranties contained in subparagraph (15)(a) above are the only Warranties being made with respect to compliance with or liability under US Environmental Laws or with respect to any environmental, health or safety matter, including natural resources, related in any way to the US Companies or to this agreement or its subject matter, and (ii) no other representation contained in this agreement shall apply to any such matters and no other representation or Warranty, express or implied, is being made with respect thereto.

A.13     Insolvency

(1) No receiver or administrative receiver has been appointed in respect of any Company or in respect of the whole or any part of the assets or undertaking of any Company.

(2) No administration order has been made and no petition has been presented for such an order in respect of any Company.

(3) No meeting has been convened at which a resolution shall be proposed, no resolution has been passed, no petition has been presented and no order has been made for the winding up of any Company.

(4) No Company has stopped or suspended payment of its debts, become unable to pay its debts or otherwise become insolvent in any relevant jurisdiction.

(5) No unsatisfied judgment, order or award is outstanding against any Company and no written demand under s.123(1)(a) of the Insolvency Act has been made against any Company and not dispensed when due or terminated and no distress or execution has been levied on, or other process commenced against, any asset of any Company.

(6) No voluntary arrangement has been proposed or implemented under s.1 of the Insolvency Act in respect of any Company nor any scheme of arrangement proposed or implemented under s.425 of the Companies Act 1985, nor any scheme for the benefit of creditors generally proposed or implemented, whether or not under the protection of the court and whether or not involving a reorganisation or rescheduling of debt.

(7) No person has taken any action, appointed any person, commenced proceedings or obtained any order of the type mentioned in subparagraphs (1) to (6) above in any relevant jurisdiction.

A.14     Capacity and consequences  of sale

(1) The Seller has the requisite power and authority to enter into and perform this agreement and the Tax Deed.

(2) This agreement constitutes and the Tax Deed will, when executed, constitute binding obligations on the Seller in accordance with their respective terms.

(3)      Compliance with the terms of this agreement does not and will not:

         (a)      conflict with or constitute a default under any provision of:

                  (i) any Material Contract to which the Seller or any Company is a party; or

                  (ii) the Companies' or the Seller's memoranda or articles of association (or equivalent documents); or

                  (iii) any lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which the Seller or any Company is bound; or

         (b) relieve any other party to a Material Contract with the Seller or any Company of its obligations or enable that party to vary or terminate its rights or obligations under that contract; or

         (c) result in the creation or imposition of any lien, charge or encumbrance of any nature on the Assets or on any of the property or assets of any Company.

                         B.       ACCOUNTS AND FINANCIAL

B.1      Accuracy of Accounts

         The Accounts:

         (a) have been prepared under the historic cost convention (as modified for the revaluation of land and buildings) and in accordance with generally accepted accounting principles and practices, the Companies Act 1985 and other applicable statutes and regulations;

         (b) correctly state the assets of the Companies and give a true and fair view of the state of affairs of the Companies as at the Accounts Date and of the profit or loss of the Companies for the period ended on the Accounts Date or (as the case may be) in respect of the periods for which they were prepared;

         (c) contain either provisions adequate to cover, or full particulars in notes, of all taxation (including deferred taxation) and other liabilities (whether quantified, contingent or otherwise) of the Companies as at the Accounts Date; and

         (d)      are not affected by any unusual or non-recurring items.

B.2      Book debts

(1) The debts included in the Accounts have realised or will realise, in the ordinary course of collection, their nominal amounts less any provisions for bad and doubtful debts included in the Accounts.

(2) The Seller has no reason to believe that any debt owing to a Company at the date of this agreement (other than the debts included in the Accounts) will not in the ordinary course of collection realise its nominal amount.

B.3      Books and records

         All accounts, books, ledgers, and other financial records of the
         Companies:

         (a) have been properly maintained and contain accurate records of all matters required to be entered in them by the Companies Act 1985 (or equivalent legislation in the relevant jurisdiction); and

         (b) give a true and fair view of the matters which ought to appear in them.

B.4      Position since Accounts Date

         Since the Accounts Date:

         (a) each Company has conducted its business in a normal and proper manner;

         (b) no Company has entered into any unusual contract or commitment or otherwise departed from its normal course of trading;

         (c) each Company has paid its creditors within the times agreed with them and in particular, without limiting the foregoing, no debt owed by any Company has been outstanding for more than 90 days from the date of invoice except where such outstanding debt does not and will not have a Material Adverse Effect;

         (d) the policies for the payment of creditors which have been applied during the financial period ended on the Accounts Date have been continued and, in particular, there has been no unusual postponement of the payment of creditors or unusual acceleration of the collection of debts in either case having regard to the policies applied for such payment and collection prevailing in the financial period ended on the Accounts Date; and

         (e) there has been no unusual augmentation or unusual diminution in the level of the Companies' stocks.

B.5      Dividends and distributions

(1) No dividend or other distribution of profits or assets, including without limitation any distribution within the meaning of Part VI and
         s.418 of the Taxes Act 1988, has been or agreed to be declared, made or paid by any Company since the Accounts Date.

(2) All dividends or other distributions of profits or assets declared, made or paid since the date of incorporation of each Company have been declared, made and paid in accordance with law and its articles of association (or equivalent documents).

B.6      Government grants

         No Company is subject to any arrangement for receipt or repayment of any material grant, subsidy or financial assistance from any government department or other body.

B.7      Loans

         No Company has in the last 12 months lent any material amount of money which has not been repaid to it or owns the benefit of any material debt (whether present or future) other than debts accrued to it in the ordinary course of its business.

B.8      Information

         The information in the circular and Listing Particulars in the Agreed Form regarding the Companies and the Business is true and accurate in all respects in relation to the information contained in Part II and is true and accurate in all material respects in relation to the remaining information. The 1999 ISD Accounts properly and fairly reflect the results of the Companies and the Business during 1999 and the financial position of the Companies and the Business at the end of 1999.

C.       COMMERCIAL

C.1      Material contracts

         (a) The Disclosure Letter lists each of the following Contracts of the Seller (relating to the Business) (such contracts and agreements, together with all contracts, agreements, to which any Company is a party, being "Material Contracts"):

                  (i) each contract, agreement, invoice and other arrangement with any supplier or for the furnishing of services to the Seller (related to the Business) or any Company or otherwise related to the Business under the terms of which the Seller (or its successor in interest under such Material Contract) or the relevant Company (A) is likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate during the calendar year ending December 31, 2000, (B) so far as the Seller is aware, is likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate during the calendar year ending 31 December 2001, (C) each top 50 information provider contract by revenue not falling within (A) or (B) of the sub-paragraph (i) above;.

                  (ii) each contract, agreement, invoices, sales order and other arrangement, for the sale of personal property or for the furnishing of services by the Seller (or its successor in interest under such Material Contract) (relating to the Business) or any Company which: (A) is likely to receive consideration of more than $1,000,000 in the aggregate during the calendar year ending December 31, 2000, or (B) so far as the Seller is aware, is likely to receive consideration of more than $1,000,000 in the aggregate during the calendar year ending December 31, 2001;

                  (iii) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Seller or any Company is a party and which (A) is likely to involve consideration of more than $1,000,000 in the aggregate during the calendar year ending December 31, 2000, or (B) so far as the Seller is aware, is likely to involve consideration of more than $1,000,000 in the aggregate during the calendar year ending 31 December 2001.

         (b)      Each Material Contract:

                  (i) is valid and binding on the parties thereto and is in full force and effect.

                  (ii)     is in the ordinary course of its business; or

                  (iii) is not of an onerous nature or cannot be fulfilled or performed by that Company without undue or unusual expenditure of money and effort; or

                  (iv) does not involve payment by that Company by reference to fluctuations in the Index of Retail Prices or any other published index save for payment of interest or penalties; or

                  (v) does not require payment of any sum by that Company in any currency other than sterling or US dollars.

         (c) Each Company has observed and performed all the terms and conditions on its part to be observed and performed under the Material Contracts.

         (d) No Company has received notice of termination or non-renewal of a Material Contract.

C.2      Restrictive Agreements

         No Company is a party to any agreement or arrangement which restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

C.3      Anti-competitive arrangements

(1) No Company has during the last 2 years entered into any agreement, arrangement, concerted practice or course of conduct which:

         (a) was subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 (as amended);

         (b) contravenes the provisions of the Resale Prices Act 1976 (as amended) or any secondary legislation adopted under the Fair Trading Act 1973;

         (c)      would infringe any provision of the Competition Act 1998;

         (d) infringes Article 81 or 82 (formerly Articles 85 and 86) of the Treaty establishing the European Community or any other anti-trust or similar legislation in any jurisdiction in which that Company carries on business or has assets or sales; or

         (e) is void or unenforceable (whether in whole or in part) or may render that Company liable to proceedings under any such legislation as is referred to in subparagraphs (a) to (d) above.

(2) So far as the Seller is aware no Company has during the last 2 years entered into any agreement or arrangement or been involved in any business practice in respect of which an undertaking has been given by or an order made against or in relation to it pursuant to any anti-trust or similar legislation in any jurisdiction in which it carries on business or has assets or sales, including (without limitation):

         (a) Article 81 or 82 (formerly Articles 85 and 86) of the Treaty establishing the European Community;

         (b) the Restrictive Trade Practices Acts 1976 and 1977 (as amended);

         (c)      the Resale Prices Act 1976 (as amended);

         (d) the Fair Trading Act 1973 or any secondary legislation adopted under that Act; and

         (e)      the Competition Act 1980 (as amended).

(3) No Company is now or has during the last two years been, a party to any agreement or arrangement or been involved in any business practice in respect of which:

         (a) any request for information, statement of objections or similar matter has been received from any court, tribunal, governmental, national or supra-national authority; or

         (b) an application for negative clearance or exemption has been made to the Commission of the European Communities; or

         (c) an application for early guidance has been made under the Competition Act 1998 to the Office of Fair Trading.

C.4      Secret or confidential information or property

         Except as would not have a Material Adverse Effect each of the Companies has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its material trade secrets and other confidential Intellectual Property Rights owned by the Company. So far as the Seller is aware (i) there has been no misappropriation of material trade secrets or other material confidential Intellectual Property Rights owned by the Company (ii) no employee, independent contractor or agent of any Company has misappropriated any material trade secret of any other person in the course of such performance as an employee, independent contractor or agent of the relevant Company, or is in material default or breach of any terms of any employment agreement, non-disclosure agreement, assignment or invention agreement or similar agreement

C.5      Intellectual Property Rights

(1) So far as the Seller is aware no activities of any Company (or of any licensee under any licence granted by a Company) infringe any Intellectual Property Rights of any third party and no claim has been made against any Company or any such licensee in respect of such infringement.

(2) Full details of all registered Intellectual Property Rights (including applications to register the same) are set out in the Disclosure Letter.

(3) The Company identified in the Disclosure Letter as the owner of an Intellectual Property Right is the sole legal and beneficial owner of or applicant for such Intellectual Property Right and all the Intellectual Property Rights referred to in subparagraph (2) above are owned solely by one of the Companies free of all encumbrances.

(4) All the Intellectual Property Rights described in subparagraph (3) above are valid and subsisting and nothing has been done or omitted to be done by any Company, and the Seller is unaware of any act or omission of any third party, which would jeopardise the validity or subsistence of any of such Intellectual Property Rights or such agreements.

(5) So far as the Seller is aware, the operation of the business of the Companies as conducted at any time during the previous 12 months does not infringe, dilute or misappropriate the Intellectual Property Rights of any third party and a Company's ability to use such Intellectual Property Rights will not be affected by the acquisition of the Companies by the Purchaser. Furthermore no claim, suit, action, arbitration, inquiry, proceedings or investigation has been asserted, is pending or is threatened against any Company alleging that the operation of the business of any Company infringes or misappropriates the Intellectual Property Rights of any third party.

(6) The Seller is not aware of any unauthorised use by any person of any Intellectual Property Rights or confidential information of any Company.

C.6      Insurance

(2) Details of all insurance policies are set out in the Disclosure Letter and such policies remain in full force and effect.

C.7      Data and records

(1) All the records and systems (including but not limited to computer systems) and all data and information of each Company are recorded, stored, maintained or operated or otherwise held exclusively by one of the Companies and are not wholly or partly dependent on any facilities or means (including any electronic, mechanical or photographic process, computerised or otherwise) which are not under the exclusive ownership and control of one of the Companies.

(2) The Seller is registered under the Data Protection Legislation in the UK.

(3) No Company has received a notice or allegation from either the data protection registrar controller or a data subject alleging non-compliance with the Data Protection Legislation or any of the data protection principles, requiring a Company to change or delete any data or prohibiting the transfer of data to a place outside the United Kingdom.

(4) No individual has claimed compensation from any Company under the Data Protection Legislation for loss or unauthorised disclosure of data prior to Completion.

(5)      No Company has sold to a third party any customer information or data.

(6)      For the purposes of this warranty:

         "Data Protection Legislation" means all statutes, enacting instruments, common law, regulations, directives, codes of practice, circulars, guidance notes, decisions, recommendations and the like (whether in the United Kingdom, the European Union [or elsewhere]) concerning the protection and/or processing of personal data.

C.8      Business names

         A list of names under which any Company carries on business is set out in the Disclosure Letter.

C.9      No powers of attorney

         Save for attorneys representing the Company in intellectual property renewals, registrations, objections or challenges matters no Company has granted any power of attorney or similar authority which remains in force.

C.10     Systems compliance

(1)      The material Computer Systems are Date Compliant.

         For the purposes of this warranty:

         "Date Compliant" means that neither the performance nor functionality of the Computer Systems is affected by dates prior to, during and after the year 2000, and in particular in respect of the Computer Systems:

         (a) no value for a current date will cause any interruption in operation;

         (b) date-based functionality will behave consistently for dates prior to, during and after year 2000;

         (c) in all interfaces and data storage, the century in any date will be specified and displayed either explicitly or by unambiguous algorithms or inferencing rules; and

         (d) Year 2000 will be recognised as a leap year, and otherwise conform to the quad-centennial rule.

         "Computer Systems" means the Hardware, the Software and the Telecommunications Equipment;

         "Company Software" means the software used by the Companies in relation to their business, the rights in which vest legally and beneficially in the Company;

         "Hardware" means the computer hardware and peripherals used by the Companies in the ordinary course of their business;

         "Software" means the Company Software and the Licensed Software;

         "Licensed Software" means the software used by a Company the right in which are owned by a third party;

         "Telecommunications Equipment" means the telecommunications equipment used by a Company (including all equipment used as part of the Companies' computer networks).

(2) Except as would not have a Material Adverse Effect each Company has valid licences to use the Licensed Software required for the carrying on of that Company's business. No Company has received notice that it is in breach of any of the licences relating to the Licensed Software.

(3) All Intellectual Property Rights in the Company Software are owned legally and beneficially by a Company and no other party, whether an employee, subcontractor or agent, has any rights (legal, beneficial or under licence and whether arising by contract, trust or operation of law) to the Company Software; nor any right howsoever arising to royalty payments or otherwise to interfere, limit or fetter the full exploitation of the Company Software by the relevant Company.

(4) There are no outstanding claims by any third party that the use of any element of the Computer Systems infringes any Intellectual Property Rights, or violates any other legal rights of such third party, nor is any Company aware of anything which has been done or omitted to have been done which might give rise to such a claim.

(5) No Company is aware of any infringement by third parties of any rights including Intellectual Property Rights in relation to any part of the Computer Systems.

(6) During the twelve months prior to the date hereof, none of the Hardware, Software or Telecommunications Equipment has failed whether by reason of bugs, or equipment breakdown, or for any other reason ("Performance Failure") such as to cause disruption or interruption or loss to the business of any Company which in any such case is significant or repeated, and the Seller is not aware of any circumstances existing at the date hereof which could result in the occurrence of a Performance Failure.

(7) There are no payments due to third parties under material leases, licences or services agreements relating to the Computer Systems which are due and which have not been paid, nor is the Seller aware of any fact or matter which could result in the lawful termination by any third party lessor or licensor of any such leases or licences, or the avoidance of any obligation or withholding of consent by such third party.

(8) Each Company owns or has the right to use the Hardware and Telecommunications Equipment used in the business as carried on at the date of this Agreement.

(9) Save for items which are leased by the Company the Computer Systems are free and clear of all liens, restrictions, charges, encumbrances, or claims of any party, including but not limited to, employees, agents, consultants, or customers (save for the rights of third party licensors in respect of the Licensed Software).

(10) To the best of the Company's knowledge, there have been no instances at any time prior to the date hereof of unauthorised entry into the Computer Systems by any party (whether or not resulting in damage to any element of the Computer Systems, or any data stored therein, and whether or not carried out by any current or former employee or other third party).

(11)     The Computer Systems have been satisfactorily maintained.

(12) Each Company has adequate procedures to ensure internal and external security of the material Computer Systems including procedures for taking and storing, on-site and off-site, back-up copies of computer programs and data.

(13) The Seller is not aware of any claim or dispute relating (without limitation) to the ownership, functionality, performance, maintenance, payment obligations or right to use any part of the Computer Systems.

(14) No Company has released the source code to any Company Software pursuant to any escrow agreement or arrangement to which the Company is a party.

(15) In the event that any person providing maintenance or support services for any of the Company Software or Licensed Software material to the business, ceases or is unable to do so each Company has all necessary rights to obtain the source code and all related technical and other information to procure the carrying out of such services by that Company's own employees or by a third party and such rights will not be affected by the transaction contemplated in this Agreement.

(16) No action is needed to enable any Company to continue using the Computer Systems following the transaction which is the subject matter of this Agreement in substantially the same manner and to substantially the same extent as used at the date of this Agreement.

C.11     Content Licence Agreement

(1) The Seller represents that its and the Companies' standard forms of content license agreement contain a clause whereby the licensor agrees to indemnify the licensee in the event of a third party claim pertaining to the content under license, and that substantially all of its executed license agreements contain a provision of that effect, provided that Seller does not warrant that each and every such clause will be enforceable by the Purchaser.

(2) Neither the Seller nor any of the Companies has received any written claims or demands of the kind described in Paragraph A.8(1) of the Disclosure Letter, nor have they received any written notification that threatens to name Seller or the Company as a defendant in any litigation based on Certain Copyright Issues that are the subject matter of the litigations referenced in Paragraph A.8(1).


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                                       90


                                   D. TAXATION


In this section:

"UK Companies" means those Companies which are incorporated in the UK; and

"Non-UK Companies" means those Companies which are incorporated outside the UK;

and the terms "UK Company" and "Non-UK Company" shall be construed accordingly.

D.1      GENERAL

(1)      Taxation returns

         All notices, computations and returns which ought to have been given or made have been properly and duly submitted by each Company to the relevant taxation or excise authorities and all information, notices, computations and returns submitted to such authorities are true and accurate and are not the subject of any material dispute nor are likely to become the subject of any material dispute with such authorities.

(2)      Taxation liabilities

         All Taxation for which a Company is liable or for which a Company is liable to account has been duly paid (insofar as such Taxation ought to have been paid).

(3)      Concessions

         The amount of Taxation chargeable on any of the Companies during any accounting period ending on or within seven years ending on the date hereof has not been reduced to any material extent by any concession, agreement or other formal or informal arrangement with any Taxation authority (not being a concession, agreement or arrangement available to companies generally).

(4)      Penalties and interest

         No Company has within the past seven years paid or become liable to pay, nor so far as the Seller is aware are there any circumstances by reason of which a Company is likely to become liable to pay, any penalty, fine, surcharge or interest.

(5)      Investigations

         No Company has within the past twelve months suffered any non-routine investigation, audit or visit by any taxation or excise authority, and neither the Seller is not aware of any such investigation, audit or visit planned for the next twelve months.

D.2      DEDUCTIONS AND WITHHOLDINGS

         Each Company has made all deductions or withholdings in respect, or on account, of Taxation from amounts paid by such Company, whether on its own behalf or as agent, which it is obliged or entitled to make and has properly accounted for any Taxation so deducted or withheld to the appropriate taxation authority (other than amounts which have not yet become due to be paid).

D.3      REVENUE PAYMENTS AND LOAN RELATIONSHIPS

(1) Other than items of a recurring nature which have not been tax deductible in accounting periods ending prior to the Accounts Date, all rents, annual payments and other sums of an income nature paid or payable by any Company since the Accounts Date or which any Company is under an obligation to pay in the future are wholly allowable as deductions or charges in computing the income of the Company for Taxation purposes.

(2) All interest, discounts and premiums payable by a UK Company in respect of its loan relationships within the meaning of Chapter II of Part IV of the Finance Act 1996 (or similar legislation relating to a non-UK Company) are capable of being brought into account by such company as a debit for the purposes of that Chapter as and to the extent that they are from time to time recognised in such company's accounts (assuming that the accounting policies and methods adopted for the purpose of the accounts of such UK Companies continue to be so adopted).

D.4      TAX DEPRECIATION ALLOWANCES

         On the assumption that disposals are made for a consideration equal to the book value shown in or adopted for the purposes of the Accounts, no charge to Taxation would arise on the disposal by a non-UK Company of any of its assets solely as a result of any depreciation for tax purposes claimed in relation to any such assets and, in relation to a UK Company on the same assumption, no balancing charge under the Capital Allowances Act 1990 (or other legislation relating to any capital allowances) would be made on any UK Company on the disposal of any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge would arise on a disposal of any other of those assets) or of any asset not in such a pool.

D.5      CAPITAL GAINS

(1) No Company has disposed of or acquired any assets since the Accounts Date in circumstances such that the disposal price or acquisition cost of the assets would be treated for taxation purposes as being different from the consideration given or received.

(2) The book value shown in or adopted for the purpose of the Accounts as the value of each of the assets of any UK Company on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount which on a disposal of such asset at the date of this agreement would be deductible under s.38 TCGA 1992.

(3) No Company has acquired or transferred an asset from or to any other company which was, at the time of the acquisition or disposal, a member of the same group of companies as that Company (other than another Company) for the purposes of any Taxation on chargeable gains within the last six years.

D.6      GROUPS

(1) Details of all claims or elections for any reliefs, allowances or credits, the making or claiming of which was taken into account in computing the provision or reserve for Taxation in the Accounts and which have not been made by the Companies concerned as at the date hereof are set out in the Disclosure Letter.

(2) Except as provided in the Accounts no Company is or will be under any obligation to make or has any entitlement to receive in respect of any period ending on or before Completion any payment under any Taxation sharing arrangement in respect of profits, gains or losses of the Company.

(3) No Company has in the last three years been a member of any group filing a combined or consolidated Taxation return (other than a group the common parent of which was a Company) or has any liability for Taxation of any person (other than of any Company) by contract or otherwise.

D.7      COMPLETION

         No charge to Taxation will arise on a Company by virtue only of the entering into and/or completion of this agreement.

D.8      RESIDENCE

         No Company is treated for any Taxation purpose as resident in a country other than the country of its incorporation and no Company has, nor has it within the past seven years had, a branch, agency or permanent establishment in a country other than the country of its incorporation.

D.9      CONTROLLED FOREIGN COMPANIES AND OFFSHORE FUNDS

         No UK Company has or in the past seven years has had any interest in a controlled foreign company as defined in Chapter IV Part XVII Taxes Act 1988 nor any material interest in an offshore fund as defined in s.759 Taxes Act 1988.

D.10     VALUE ADDED TAX

(1) So far as the Seller is aware, each Company has complied with any obligation to register for the purposes of VAT, goods and services tax, sales/use tax, business transfer tax, customs duties and similar Taxation and has complied with all statutory provisions, rules, regulations, orders and directions concerning such Taxation.

(2) No Company is or was partially exempt in its current or preceding VAT year and there are no circumstances by reason of which any such company might not be entitled to credit for all VAT or its equivalent in its country of incorporation incurred by it on supplies received and imports and acquisitions already made (or agreed or deemed to be received or made) by it or having received such credit might be obliged to repay any part of it.

D.11     CLOSE COMPANIES

         No UK Company is or has at any time within the last seven years been a close company as defined in s.414 Taxes Act 1988.

D.12     TAX AVOIDANCE

(1) No Company has been a party to or otherwise involved in any transaction to which any of the following provisions could apply:

         s.29 to s.34 TCGA 1992;
         s.116 or s.118 Taxes Act 1988;

         s.399 Taxes Act 1988;
         s.729 to s.746 or s.774 to s.787 in Part XVII Taxes Act 1988; s.801A Taxes Act 1988;
         Schedule 5AA Taxes Act 1988;
         Schedule 23A Taxes Act 1988

(2) No Company has been a party to any transaction to which any of the following provisions have been or could be applied other than transactions in respect of which all Inland Revenue clearances have been obtained after disclosure of all material facts:

         s.139 TCGA 1992
         s.135 or s.136 TCGA 1992;
         s.140A or s.140C TCGA 1992
         s.213 to s.218 Taxes Act 1988 and s.192 TCGA 1992;
         s.219 Taxes Act 1988;
         s.703 Taxes Act 1988;
         s.776 Taxes Act 1988.

(3)      Transactions between persons under common control

         No transactions or arrangements involving any Company have taken place or are in existence which are such that any of the provisions of s.770 to s.773 Taxes Act 1988 have been or could be applied to them.

(4)      Depreciatory transactions

         No Company has been a party to any transaction to which the provisions of s.176 or s.177 TCGA 1992 have been or could be applied.

(5)      Reconstruction of transactions

         No Company has been involved in any transaction or series of transactions which, or any part of which, may for any tax purposes be disregarded or reconstructed by reason of any motive to avoid, reduce or delay a possible liability to tax.

(6)      Interest on debts between associated companies

         No company has had any interest in any debt to which any of the provisions of s.61 to s.66 Finance Act 1993 have applied.

(7)      Pension scheme refunds

         Since the Accounts Date no payment has been made to any Company to which s.601 Taxes Act 1988 applies.


D.13     STAMP DUTY AND STAMP DUTY RESERVE TAX

(1) All documents in the enforcement of which any Company may be interested have been duly stamped with stamp tax or any similar taxes or duties.

(2) The Shares in The Dialog Corp, Frost & Sullivan Electronic Distribution LLC, Frost & Sullivan and The Dialog Corporation Asia Pacific Limited are not "chargeable securities" within the meaning of s.99 Finance Act 1986.

D.14     AGREEMENTS

         The amount of Taxation chargeable on each Company during any Tax year on or within 6 years prior to the date of this agreement has not to any material extent depended on any concession, agreement, dispensation or other formal arrangement with any taxation authority in circumstances where either:

         (a) the availability of any such arrangement will be prejudiced as a result of the acquisition or change of control of the Companies resulting from this agreement; or

         (b) any Company has not acted in accordance with the terms of any such arrangement.

D.15     TRANSFER PRICING

         So far as the Seller is aware, no transactions or arrangements involving any Company have taken place or are in existence which are such that any provision relating to transfer pricing is likely to be invoked by a taxation or excise authority.

D.16     DISTRIBUTIONS

         Since 31st December 1999 no Company has paid any dividend or made any distribution of assets or repayment of capital by reference to which it will or may be liable to Taxation and no Taxation accounting period of any Company has ended.

D.17     SECONDARY LIABILITY

         No Company is nor so far as the Seller is or will become liable to Taxation chargeable primarily on any other company.

D.18     DEEMED INCOME AND GAINS

         Except as provided in the Accounts, no Company has a liability to Taxation on income or gains except in respect of and to the extent of income and profit actually received, nor do arrangements exist which are likely to give rise to such a liability.

                              E.       PROPERTIES

E.1      General

         "Material Lease" means the leasehold properties at Melksham, in the United States and the three leasehold properties at Bern in Switzerland.

(1) Part II of Schedule 4 contains details of all Leases held by the Companies.

(2)      No Company holds any real property lease other than the Leases.

(3) The description of each of the Material Leases in Part II of Schedule 4 is, in each case, true, accurate and complete and includes all the information which is needed fully and exactly to identify the Leases and the Land to which they relate.

E.2      Title

(1) Each Company is fully and solely entitled to the Material Leases listed under its name in Part II of Schedule 4 and is in exclusive occupation of the Land the subject of the Leases. Each Material Lease is valid and subsisting.

(2) So far as the Seller is aware each Material Lease is free from encumbrances or third party rights of any kind whatsoever which would materially adversely affect it.

E.3      Group Leases

(1) Each Material Lease complies with all applicable laws and regulations and whenever capable of registration it has been registered, is in full force and effect and the relevant Company has complied with its obligations under it.

(2) So far as the Seller is aware, no Company has made any material renovation or alteration of any Land held under any Material Lease other than on the basis of and in accordance with the prior consent of the relevant landlord.

E.4      Roads and services

(1) So far as the Seller is aware the relevant Company has a permanent legal right free from onerous and unusual conditions to use all roads and conducting media serving the Land held under each Material Lease in the manner in which they are presently used and neither the Seller nor any Company knows of any imminent or likely interruption of the right of such Company to use these roads or conducting media.

(2) So far as the Seller is aware no Company has entered into any agreement or is under any obligation in respect of the construction, maintenance or adoption of any road or footpath or any conduit.

E.5      Covenants

(1) So far as the Seller is aware, there is no covenant, restriction, burden or stipulation affecting the Land which is the subject of any Material Lease which is of an onerous or unusual nature or which conflicts with its present use or materially affects its value.

(2) No material breach of any covenant which is contained in any Material Lease, is outstanding and the rent payable under each Lease has been paid up to date.

(3) Neither the Seller nor any of the Companies has received notice of any outstanding material breach of covenant in respect of any Material Lease.

E.6      Disputes

         So far as the Seller is aware there are no material disputes regarding boundaries, rights covenants or other matters relating to any Material Lease or the Land held under any Material Lease or the use of that Land.

E.7      Notices, orders and proposals

         Neither the Seller nor so far as the Seller is aware any of the Companies has received any notice or order affecting any Land held under any Material Lease from any Government department, any authority or any third party and, so far as the Seller is aware, there are no proposals on the part of any Government department or any authority which would adversely affect any Land held under any Material Lease, including, without limitation, those relating to compulsory purchase or expropriation or highways works.

E.9      Repair

(1) All buildings or other erections on the Land held under each Material Lease are in the Seller's opinion in good repair and in good condition and are in such state of repair and condition as to be substantially fit for the purpose for which they are at present used and so far as the Seller is aware do not contain any substance or material which is defective or a risk to health or safety.

(2) So far as the Seller is aware, no Company is under any obligation to carry out improvements or repairs to the whole or any part of the Land held under any Material Lease, nor has any Company received any order or instruction with respect to any such improvements or repairs.

E.10     Schedules

         The information relating to the Properties in Schedule 4 is true and accurate.

E.11     Contingent lease liabilities

(1)      No Company is a guarantor of the tenant's covenants in any lease.

(2) No Company has surrendered the lease of any leasehold property to the reversioner without first investigating the reversioner's title and without receiving from the reversioner an absolute release from the tenant's covenants in the relevant lease and from all liability arising under the lease.

(3) No Company has assigned or transferred any leasehold property of which it was the original tenant or in respect of which it entered into a covenant with the landlord to observe and perform the tenant's covenants under that lease without receiving a full legal indemnity in respect of its liability under that lease.

(4) No Company has conveyed or transferred any freehold property in respect of which it entered into any covenant (including an indemnity covenant) which continues to bind it without having received a full and effective indemnity in respect of its liability under that covenant.

                         F.       EMPLOYEES OF COMPANIES


F.1      Particulars disclosed

         The Disclosure Letter contains the following information:

         (a)      the names of all the employees of each Company;

         (b) particulars of any person who has accepted an offer of employment made by any Company but whose employment has not yet started and of any outstanding offer of employment made to any person by any Company;

         (c)      the salary of each employee of each Company.

         (d) the terms and conditions of employment for persons holding the office of vice president or higher or their equivalent;

         (e) particulars of any agreement for the provision of consultancy services or the services of personnel to any Company and of the terms applicable to the secondment to any Company of any person;

         (f) a description of the constitution of any works council or body of employee representatives and particulars of any trade union relevant to the employees;

         (g) particulars of any collective or workforce agreement, dismissal procedures agreement and trade union membership agreement; and

         (h) particulars of any custom, practice or discretionary arrangement of any Company in relation to the remuneration of any of its employees (including remuneration of any sort by reference to turnover, profits or performance) or the termination of their employment (whether voluntary or involuntary).

F.2      Employees and terms and conditions of employment

(1) No Company employs or has any obligation to employ or have seconded to it any person other than the persons who have been disclosed pursuant to paragraph F.1(a) and (b).

(2) No employee of any Company whose name is disclosed pursuant to paragraph F.1(a) has given, or has been given, notice of termination of his employment.

(3) Since 31st December, 1999, no material change has been made in the rate of the emoluments of any employee of any Company.

(4) No proposal, assurance or commitment has been communicated to any person and not effected regarding any material change to his terms of employment or working conditions or regarding the continuance, introduction, increase or improvement of any benefit, custom or any discretionary arrangement or practice.

(5) All subsisting contracts of employment and any agreements as mentioned in paragraph F.1(e) to which any Company is a party are terminable by it on three months' notice or less without compensation.

(6) No Company has any outstanding liability to pay compensation for loss of office or employment or a redundancy payment to any present or former employee or to make any payment for breach of any agreement referred to in paragraph F.1(e) [and no such sums have been paid (whether pursuant to a legal obligation or ex gratia) since 31st December, 1999.

(7) There is no term of employment for any employee of any Company which provides that a change of control of any Company shall entitle the employee to treat the change of control as amounting to a breach of the contract or entitling him to any payment or benefit whatsoever or entitling him to treat himself as redundant or otherwise dismissed or released from any obligation.

(8) Except in respect of reimbursement of out-of-pocket expenses and normal accruals of emoluments after31st December, 1999, no sum is owing or promised to any employee of any Company or under any agreement referred to in paragraph F.1(e).

(9) No Company has any material loan or advance, or provided any material financial assistance to any employee or past or prospective employee of any Company, which is outstanding.

F.3      Disputes

(1) Each Company has in all material respects complied with its obligations to applicants for employment, its employees and former employees, any relevant trade union, works council and employee representatives.

(2) No claim in relation to the Companies' employees or former employees has been made against any Company or against any person whom any Company is liable to indemnify.

(3) There is not, and during the two years preceding the date of this agreement there has not been, any collective labour dispute or industrial action affecting any Company.

(4) No employee of any Company has within a period of two years before the date of this agreement been involved in any criminal proceedings relating to the business of any Company.

F.4      Benefits on death, disability or leaving employment

(1) "Benefit" means any pension, lump sum, gratuity, indemnity, deferred compensation, payment of expenses, bonus or incentive benefit, or other benefit similar to any of these, given or to be given on or following leaving employment, death, ill-health, injury or disablement or in respect of any medical condition or treatment (including vision or dental care) or in anticipation of leaving employment or after leaving employment or after death, or be given on or in anticipation of or in connection with any change in the nature of the employment of the employee concerned.

         "Company Schemes" mean all and each of the schemes, arrangements, agreements, customs, practices or policies identified in the Disclosure Letter as being relevant to this warranty and "Company Scheme" means any of the Company Schemes.

         "Company Scheme Documents" means the documents relating the Company Schemes identified in the Disclosure Letter.

(2) Except pursuant to the Company Schemes, the Companies have not paid, provided or contributed towards, and are not under any obligation or commitment (whether written or unwritten or of an individual or collective nature) to pay, provide or contribute towards, any Benefit for or in respect of any present or past employee, director or other officer (or any spouse, child or dependant thereof) of any of the Companies.

(3) The Company Scheme Documents comprise all the material documents governing the Company Schemes including all material written communications to beneficiaries thereunder describing the provisions of the Company Schemes of current effect and also including the particulars of any enhancement of benefit in respect of any person.

(4) Wherever possible under applicable law or practice, the Company Schemes are approved by the relevant taxation and other governmental authorities such as to enable the Companies and beneficiaries under the Company Schemes and, in the case of a Funded Scheme, the assets held for the purposes of the Company Schemes to enjoy favourable taxation status possible, and, as far as the Seller is aware, there is no ground on which such approval may be withdrawn or cease to apply.

(5) The Company Schemes have for the last two years been operated in accordance with, and the Companies have observed and performed all their material obligations under, the Company Schemes Documents, the requirements of the relevant taxation and other authorities applicable to the Company Scheme and all applicable laws and no material dispute has, as far as the Seller is aware, arisen or been threatened in connection with the Company Schemes.

(6) All contributions and other payments due from the participating employers and employees have been paid to the Company Scheme.

(7) Each Company Scheme provides only money purchase benefits (as defined in the Pension Schemes Act 1993) for the beneficiaries of each Company Scheme.

F.5      U.S. Employee Benefits

(1)      The Disclosure Letter contains the following information:

         (a) a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"));

         (b) a true and complete list of all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programmes or arrangements; and

         (c) a true and complete list of all employment, termination, severance or other contracts or agreements,

         in each case, to which the Company or any trade or business (whether or not incorporated) under common control with the Company within the meaning of U.S. Internal Revenue Code of 1986, as amended (the "Code") Sections 414(b), (c), (m) or (o) of the Code (the "ERISA Controlled Group") is a party, with respect to which the Company or any member of its ERISA Controlled Group has any obligation or which are maintained, contributed to or sponsored by the Company or its ERISA Controlled Group for the benefit of any current or former United States employee, officer or director of the Company or any member of its ERISA Controlled Group (collectively, the "U.S. Plans").

(2) Each U.S. Plan materially conforms to, and its administration is in substantial compliance with, all applicable requirements of law, including, without limitation, ERISA and the Code and all of the U.S. Plans are in full force and effect as written.

(3)      None of the U.S. Plans is a multiemployer plan, within the meaning of
         Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"), or a single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company or any member of its ERISA Controlled Group could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan").

(4) Neither the Company nor any member of its ERISA Controlled Group has ever maintained, contributed to or incurred any liability with respect to any U.S. Plan subject to Title IV of ERISA or Section 412 of the Code (a "Pension Plan").

                         G.        US ADDITIONAL WARRANTIES

         These warranties should apply only in relation to US Companies


G.1      Operations of the Company

         Since 31st December, 1999 each Company has not:

         (i) amended, or agreed to amend, its Articles of Incorporation or bylaws; or merged with or into or consolidated with, or agreed to merge with or into or consolidate with, any other person; subdivided or in any way reclassified, or agreed to subdivide or in any way reclassify, any shares of its capital stock; or changed, or agreed to change, in any manner the rights of its outstanding capital stock or the character of its business;

         (ii) issued or sold or purchased, or agreed to issue or sell or purchase, options or rights to subscribe to, or entered into, or agreed to enter into, any contracts or commitments to issue or sell or purchase, any shares of its capital stock;

         (iii) agreed to enter into or amend, any employment agreement; entered into, or agreed to enter into, any agreement with any labor union or association representing any employee; or agreed to enter into or amend any Employee Benefit Plan;

         (iv) incurred, or agreed to incur, any indebtedness for borrowed money or, other than in the ordinary course of business, made, or agreed to make, any borrowings under such line of credit;

         (v) declared or paid, agreed to declare or pay, any dividends; or declared or made, or agreed to declare or make, any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

         (vi) made, or agreed to make, any change in its accounting methods or practices or made, or agreed to make, any change in depreciation or amortization policies or rates adopted by it;

         (vii) materially changed, or agreed to materially change, any of its business policies or practices, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies or practices;

         (viii) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its assets, properties, business, operations or condition (financial or otherwise);

G.2      Section 341(f) of Internal Revenue Code

         The Company has not at any time consented under section 341(f) (l) of the Internal Revenue Code of 1954, as amended (the "Code"), to have the provisions of section 341(f) (2) of the Code apply to any sale of its capital stock.

G.3      Banks, Brokers and Proxies

         The Disclosure Letter sets out (i) the name of each bank, trust company and securities or other broker or other financial institution with which the Company maintains financial accounts; (ii) the name of each person authorized by the Company to effect transactions therewith; (iii) (other than for the purposes of intellectual property prosecution and claims) all proxies, powers of attorney or other like instruments to act on behalf of the Company in matters concerning its business or affairs; and (iv) all charge accounts held in the name of the Company and the name of each director, officer, employee or other person authorized by it to use such charge accounts. All such accounts and credit lines are maintained by the Company for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable.

G.4      No Broker

         No broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company.

G.5      Tax Matters

         (a) The Company and the Subsidiaries have filed all United States federal, state, local and other non-United States Tax returns and reports required to be filed by them and have paid and discharged all Taxes required to be paid or discharged, other than (a) such payments as are being contested in good faith by appropriate proceedings and (b) such filings, payments or other occurrences that would not have a Material Adverse Effect. Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith. Neither the Company or any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. The accruals and reserves for Taxes reflected in the Accounts are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. Neither the Company nor any Subsidiary has made an election under Section 341(f) of the US Taxes Code. There are no Tax liens upon any property or assets of the Company or any of the Subsidiaries except liens for current Taxes not yet due. Neither the Company nor any of the Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the US Taxes Code by reason of a voluntary change in accounting method initiated by the Company or any of the Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has entered into a transaction which is being accounted for under the instalment method of Section 453 of the US Taxes Code.

         (b) Complete copies of federal, state, local Income Tax Returns of the Company for the years ended December 31, 1996, December 31, 1997 and December 31, 1998 have previously been delivered to the Purchaser. Prior to the date hereof, the Seller have provided to the Purchaser copies of all revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes of the Company with respect to past periods for which the applicable statute of limitations has not expired. Except as set out in the Disclosure Letter, no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Returns are currently in effect.

         (c) The Disclosure Letter sets forth the states in which the Company files Tax Returns.

         (d) The Company has not received a Tax Ruling or entered into a Tax Closing Agreement with any taxing authority that would have a continuing effect after the Completion. For purposes of the preceding sentence, the term "Tax Ruling" shall mean
                                                    ----------
                  written rulings of a taxing authority relating to Taxes, and the term "Tax Closing Agreement" shall mean a written and
                            ---------------------
                  legally binding agreement with a taxing authority relating to Taxes.

         (e) Any refunds or credits of Taxes that were paid in respect of a taxable year or tax period (including a period deemed to be a tax period under paragraph (d)) of the Company ending on or before Completion shall be for the account of the Seller, and any refund or credits of Taxes that were paid in respect of a taxable year or tax period (including a period deemed to be a tax period under paragraph (d)) of the Company beginning on or after Completion shall be for the account of the Purchaser. The Purchaser or the Seller, as the case may be, shall pay the amount of any such refunds or credits to the other party within fifteen (15) days after receipt thereof. The preceding sentences shall not apply to any refunds or credits to the extent such refunds or credits relate to a net operating loss generated during a tax period beginning after Completion which, at the election of the Purchaser, is carried back to a taxable year or tax period ending prior to Completion, all of which refunds or credits shall be for the account of the Purchaser.

                                   SCHEDULE 6

                            BUSINESS SALE WARRANTIES

                                 A. General
                                 B. Taxation
                                 C. Commercial and Financial
                                 D. Properties
                                 E. Business Sale Employees

                                   A. GENERAL


A.1      Accuracy of recitals and schedules

         The particulars relating to the Business and the Assets set out in the recitals and the schedules to this agreement are true and accurate.

A.2      Seller's other interests

         No member of the Seller's Group has any interest, directly or indirectly, in any business which is or is likely to be or become competitive with the Business.

A.3      Ownership of assets

(1) The Seller has not parted with the ownership, possession or control of, or disposed or agreed to dispose of, or granted or agreed to grant any option or right of pre-emption in respect of, or offered for sale, its estate or interest in any of the Assets (including the Properties) except (in the case of Stocks only) in the ordinary course of the Business.

(2) None of the Assets is subject to any encumbrance (including, without limitation, any debenture, mortgage, charge, lien, deposit by way of security, bill of sale, lease, hire-purchase, credit-sale or other agreement for payment on deferred terms, option or right of pre-emption but excluding lease, hire-purchase, credit sale or other agreements for payment on deferred terms entered into in the ordinary course of the Companies' business) or any agreement or commitment to give or create any of the foregoing.

(3) The Assets comprise all assets necessary for the continuation of the Business as carried on at the date of this agreement

A.4      Vulnerable antecedent transactions

         None of the Assets is liable to be transferred or re-transferred to another person or which gives or may give rise to a right of compensation or other payment in favour of another person under the law of any relevant jurisdiction or country, other than pursuant to the terms of any agreement or contract.

A.5      Compliance with statutes

         Neither the Seller nor, so far as the Seller is aware, any of its officers, agents or employees (during the course of their duties) in relation to the Business has done or omitted to do anything which is a contravention of any statute, order, regulation or the like giving rise to any fine, penalty, default proceedings or other liability, except for such violation the existence of which would not cause a Material Adverse Effect or would not materially and adversely affect the ability of the Purchaser to own and operate the Assets after Completion.

A.6      Licences and consents

         The Seller has all licences (including statutory licences) and consents necessary to carry on the Business, except where the lack of such licence or consent, individually or in the aggregate, would not have a Material Adverse Effect, and the Seller is not aware of anything that might in any way prejudice the assignment or transfer of those licences or consents to the Purchaser or the continuance or renewal of any of them by or in the name of the Purchaser other than where such revocation, suspension or modification would not have a Material Adverse Effect.

A.7      Litigation and defaults

(1) The Seller is not engaged in any litigation or arbitration proceedings affecting the Business as plaintiff or defendant (save for the collection of trade debts in the ordinary course of business) and there are no such proceedings pending or threatened by (save for the collection of trade debts in the ordinary course of business) or, so far as the Seller is aware, against the Seller.

(2) The Seller does not know of anything which is likely to give rise to any litigation or arbitration proceedings by or against the Seller affecting the Business.

(3) There has not been any default by the Seller under any agreement or arrangement to which it is a party in relation to the Business and no threat or claim of any such default has been made and is outstanding which would have a Material Adverse Effect.

(4) The Seller has not received notice that it is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body in relation to the Business nor is the Seller aware of any thing which is likely to give rise to any such investigation, inquiry proceedings or process.

(5) Nothing has occurred as a result of which any agreement or arrangement affecting the Business to which the Seller is a party may be terminated or rescinded by any other party or the Business prejudiced which would have a Material Adverse Effect.

A.8      Environmental matters

(1)      In this paragraph:

         (a) "Environmental Law" means all statutes, common law, byelaws, regulations, directives, codes of practice, circulars, guidance notices and the like (whether in the United Kingdom or elsewhere) concerning the protection of human health or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of a Dangerous Substance;

         (b) "Environmental Licence" means any permit, licence, authorisation, consent or other approval required by any Environmental Law; and

         (c) "Dangerous Substance" means any natural or artificial substance (whether in the form of solid, liquid, gas or vapour, alone or in combination with any other substance) capable of causing harm to man or any other living organism, or capable of damaging the environment or public health or welfare, including but not limited to any controlled, special, hazardous, toxic or dangerous waste.

(2) The Seller has obtained all requisite Environmental Licences necessary to own and operate the Assets and to carry on the Business (all of which are valid and subsisting) and has at all times complied with all applicable Environmental Law and with the terms and conditions of the Environmental Licences. None of the operations or processes undertaken by the Seller in relation to the Business falls to be authorised under
         Part I of the Environmental Protection Act 1990.

(3) The Seller has not received any notice or other communication from which it appears that it may be or is alleged to be in violation of any Environmental Law or Environmental Licence in relation to the Business or that any Environmental Licence may be subject to modification, suspension or revocation and there are no circumstances likely to give rise to any such violation or modification, suspension or revocation.

(4) The Seller is not, in relation to the Business, engaged in any litigation or arbitration proceedings concerning Environmental Law or Dangerous Substances and the Seller is not aware of any facts or circumstances which are likely to give rise to such litigation or arbitration proceedings affecting the Business.

(5) So far as the Seller is aware, neither the Seller nor the Purchaser (as the Seller's successor) may be held responsible (wholly or in part) for any clean up or other corrective action in relation to any Property and there is no current or pending investigation or inquiry by any regulatory authority at any Property.

(6) So far as the Seller is aware, the Seller has not used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted any Dangerous Substance at, on, from or under any Property.

(7) So far as the Seller is aware, no other person has used, disposed of, generated, stored, transported, dumped, released, deposited, buried or emitted any Dangerous Substance at, on, from or under any Property.

(8) The Seller has not in relation to the Business disposed of any Dangerous Substance in the past in such a way that its disposal would now constitute a breach of Environmental Law.

(9) No Property is included on or referred to in any register of contaminated land or any similar record or register nor are there any facts or circumstances of which the Seller is aware which are likely to lead to registration in the future.

A.9      Insolvency

(1) The Seller is solvent, meaning that no circumstance exists which, by virtue of the definitions contained in s. 123 of the Insolvency Act, the Seller is deemed unable to pay its debts.

(2) No receiver or administrative receiver has been appointed in respect of the whole or any part of the assets or undertaking of the Seller (including any of the Assets).

(3) No administration order has been made and no petition has been presented for such an order in respect of the Seller.

(4) No meeting has been convened at which a resolution will be proposed, no resolution has been passed, no petition has been presented and no order has been made for the winding-up of the Seller.

(5) The Seller has not stopped or suspended payment of its debts, become unable to pay its debts or otherwise become insolvent in any relevant jurisdiction.

(6) No unsatisfied judgement, order or award is outstanding against the Seller in relation to the Business and no written demand under s. 123(1)(a) of the Insolvency Act has been made against the Seller and not dispensed when due or terminated and no distress or execution has been levied on, or other process commenced against, any part of the Assets.

(7) No voluntary arrangement has been proposed or implemented under s. 1 of the Insolvency Act in respect of the Seller nor any scheme of arrangement proposed or implemented under s. 425 of the Companies Act 1985, nor any scheme for the benefit of creditors generally proposed or implemented, whether or not under the protection of the court and whether or not involving a reorganisation or rescheduling of debt.

(8) So far as the Seller is aware, no circumstances have arisen which entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type mentioned in paragraphs (1) to (6) above.

                                   B. TAXATION

B.1      Tax Returns

         The Seller has complied in all material respects with all statutory provisions, rules, regulations, orders and directions in relation to the Business concerning Value Added Tax ("VAT"), PAYE and NICs including the making on time of accurate returns and payments and the proper maintenance and preservation of records and the Seller has not been given in the past seven years ending on the date hereof any penalty, liability notice, surcharge liability notice or written warning regarding the same.

B.2      Tax Disputes

         The Seller is not involved in any dispute with the Inland Revenue, H.M. Customs & Excise, the Contributions Agency or other appropriate fiscal authority, whether of the United Kingdom or elsewhere concerning any matter likely to have a material adverse affect on the Business or any of the Assets in any way.

B.3      Stamp Duty

         All documents (other than those which have ceased to have any legal effect) to which the Seller is a party and which relate to the Business the enforcement of which the Purchaser may be interested have been duly stamped.

B.4      Capital Goods Scheme

         None of the Assets agreed to be sold under this Agreement is a capital item the input tax on which could be subject to adjustment in accordance with the provisions of Part XV of the Value Added Tax Regulations 1995.

                     C.       COMMERCIAL AND FINANCIAL

C.1      Books and records

         All accounts, books, ledgers, and other financial records of the Seller relating to the Business:

         (i) have been properly maintained and contain accurate records of all matters required to be entered in them by the Companies Act 1985; and

         (ii) give a true and fair view of the matters which ought to appear in them.

C.2      Position since Accounts Date

         Since the Accounts Date:

         (a) the Business has been carried on in a normal and proper manner;

         (b) the Seller has not entered into any unusual contract or commitment in relation to the Business or otherwise departed from its normal course of trading;

         (c) the Seller has paid its creditors relating to the Business within the times agreed with them and in particular, without limiting the foregoing, no debt except where such outstanding debt does not and will not have a Material Adverse Effect owed by the Seller has been outstanding for more than 95 days from the date of invoice; and

         (d) the policies for the payment of creditors which have been applied during the financial period ended on the Accounts Date have been continued and, in particular, there has been no unusual postponement of the payment of creditors or unusual acceleration of the collection of Debts in either case having regard to the policies applied for such payment and collection prevailing in the financial period ended on the Accounts Date; and

         (e) there has been no unusual augmentation or unusual diminution in the level of the Stock.

C.3      Agencies, etc.

         (a) The Seller is not in relation to the Business a party to any agency, distributorship, marketing, or licensing agreement or arrangement not in the ordinary course of the Business.

C.4      Anti-competitive arrangements

(1) In relation to the Business, the Seller, and has not during the last two years entered into any agreement or arrangement or concerned practice nor does it conduct or has it conducted its business affairs in a manner which:

         (a) was subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 (as amended);

         (b) contravenes the provisions of the Resale Prices Act 1976 (as amended) or any secondary legislation adopted under the Fair Trading Act 1973;

         (c)      would infringe any provision of the Competition Act 1998;

         (d) infringes Article 81 or 82 (formerly Articles 85 and 86) of the Treaty establishing the European Community or any other anti-trust or similar legislation in any jurisdiction in which the Business is carried on or has sales or in which any of the Assets is located; or

         (e) is void or unenforceable (whether in whole or in part) or may render it liable to proceedings under any such legislation as is referred to in paragraphs (a) to (d) above.

(2) In relation to the Business, the Seller, and has not during the last two years entered into any agreement or arrangement or been involved in any business practice in respect of which an undertaking has been given by or an order made against or in relation to it pursuant to any anti-trust or similar legislation in any jurisdiction in which it carries on business or has assets or sales, including (without limitation):

         (a) Article 81 or 82 (formerly Articles 85 and 86) of the Treaty establishing the European Community;

         (b) the Restrictive Trade Practices Acts 1976 and 1977 (as amended);

         (c)      the Resale Prices Act 1976 (as amended);

         (d) the Fair Trading Act 1973 or any secondary legislation adopted under that Act; and

         (e)      the Competition Act 1980 (as amended).

(3) In relation to the Business the Seller is not now, and has not during the last two years been, a party to any agreement or arrangement or been involved in any business practice in respect of which:

         (a) any request for information, statement of objections or similar matter has been received from any court, tribunal, governmental, national or supra-national authority; or

         (b) an application for negative clearance or exemption has been made to the Commission of the European Communities; or

         (c) an application for early guidance has been made under the Competition Act 1998 to the Office of Fair Trading.

C.5      Secret or confidential information or property

         Except as would not have a Material Adverse Effect, the Seller has taken reasonable steps in accordance with normal industry practice to maintain (in relation to the Business) the confidentiality of its material trade secrets and other confidential Intellectual Property Rights in respect of the Business. So far as the Seller is aware (i) there has been no misappropriation of material trade secrets or other material confidential Intellectual Property Rights (ii) no employee, independent contractor or agent of the Seller has misappropriated any material trade secret of any other person in the course of such performance as an employee, independent contractor or agent of the Seller in material default or breach of any terms of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement.

C.6      Intellectual Property Rights

(1) So far as the Seller is aware no activities of the Seller in relation to the Business (or by any licensee under any licence granted by the Seller or any member of the Seller's Group in connection with the Business) infringe any Intellectual Property Rights of any third party and no claim has been made against the Seller or any such licensee in respect of any such infringement.

(2) Full details of all registered Business Intellectual Property and all applications for registration of Business Intellectual Property are set out in the Disclosure Letter.

(3) The Seller (or the member of the Seller's Group identified in the Disclosure letter as the owner or applicant) is the sole legal and beneficial owner of or applicant of the Business Intellectual Property referred to in paragraph (2) above. None of such Business Intellectual Property has lapsed or been cancelled and so far as the Seller is aware, nothing has been done or omitted to be done which would prejudice the validity or enforceability of any such Business Intellectual Property.

(4) So far as the Seller is aware, no challenge has been made to the subsistence, validity or ownership of any Business Intellectual Property.

(5) The Business Intellectual Property, together with those Intellectual Property Rights the subject of the licence agreements referred to in the Material Contracts, comprises all Intellectual Property Rights required to carry on the Business as it has been carried on during the year prior to the date of this agreement.

(6) So far as the Seller is aware, the operation of the Business as conducted at any time during the previous 12 months does not infringe, dilute or misappropriate the Intellectual Property Rights of any third party and the ability of the Business to use such Intellectual Property Rights will not be affected by the acquisition of the Business by the Purchaser. Furthermore no claim, suit, action, arbitration, inquiry, proceedings or investigation has been asserted, is pending or is threatened against the Business alleging that the operation of the Business infringes or misappropriates the Intellectual Property Rights of any third party.

(7) The Seller is not aware of any unauthorised use by any person of any Business Intellectual Property or Information of a confidential nature.

C.7      Information

(1) All Information used by the Seller in relation to the Business is owned by or is the subject of a valid grant of rights to the Seller and is not subject to any restriction which materially and adversely affects the Seller's ability to use it for the purposes of the Business.

(2) The Seller has not disclosed and is not obliged to disclose any Information of a confidential nature to any person other than its employees.

C.8      Business names

         The Seller does not carry on the Business under a name other than its own corporate name.

C.9      VAT - Capital Goods Scheme

         In respect of each of the Assets (if any) for which the Purchaser will as a result of its transfer under this agreement become responsible for any future adjustments under Part XV of the VAT Regulations 1995 the Disclosure Letter sets out accurately:

         (a)      the capital item affected;

         (b) the amount of the "total input tax" which is subject to adjustment;

         (c) the percentage of that input tax which was reclaimable on the capital item in the first interval applicable to it; and

         (d) the date of acquisition of the capital item and the number of intervals in the adjustment period remaining from the date of transfer of the capital item under this agreement.

C.10     Systems compliance

(1)      The Material Business Computer Systems are Date Compliant.

         For the purposes of this warranty:

         "Date Compliant" means that neither the performance nor functionality of the Business Computer Systems is affected by dates prior to, during and after the year 2000, and in particular in respect of the Business Computer Systems:

         (a) no value for a current date will cause any interruption in operation;

         (b) date-based functionality will behave consistently for dates prior to, during and after year 2000;

         (c) in all interfaces and data storage, the century in any date will be specified and displayed either explicitly or by unambiguous algorithms or inferencing rules; and

         (d) Year 2000 will be recognised as a leap year, and otherwise conform to the quad-centennial rule.

         "Business Computer Systems" means the Business Hardware, the Business Software and the Business Telecommunications Equipment;

         "Business Hardware" means the computer hardware and peripherals used by the Seller exclusively or primarily in relation to the Business;

         "Business Software" means the software used by the Seller exclusively or primarily in relation to the Business the rights in which are owned by a third party and licensed to the Seller;

         "Business Telecommunications Equipment" means the telecommunications equipment used by the Seller exclusively or primarily in relation to the Business (including all equipment used as part of the Seller's computer networks);

         "Owned Software" means the software used by the Seller exclusively or primarily in relation to the Business, the rights in which vest legally and beneficially in the Seller.

(2) Except as would not have a Material Adverse Effect, the Seller has valid licences to use the Business Software required for the carrying on of the Business. The Seller has not received notice that it is in breach of any of the licences relating to the Business Software.

(3) There have been no claims by any third party that the use of any element of the Business Computer Systems infringes any Intellectual Property Rights, or violates any other legal rights of such third party, nor is the Seller aware of anything which has been done or omitted to have been done which might give rise to such a claim.

(4) The Seller is not aware of any infringement by third parties of any rights including Intellectual Property Rights in relation to any part of the Business Computer Systems.

(5) No action is needed to enable the Purchaser to continue using the Business Computer Systems (other than obtaining third party consents to the assignment of the Business Software if necessary) following the transaction which is the subject matter of this Agreement in substantially the same manner and to substantially the same extent as used at the date of this Agreement.

(6) During the twelve months prior to the date hereof, none of the Business Hardware, Business Software or Business Telecommunications Equipment has failed whether by reason of bugs, or equipment breakdown, or for any other reason ("Performance Failure") such as to cause disruption or interruption or loss to the Business which in any such case is significant or repeated, have a Material Adverse Effect and the Seller is not aware of any circumstances existing at the date hereof which could result in the occurrence of a Performance Failure.

(7) There are no payments due to third parties under material leases, licences or services agreements relating to the Business Computer Systems which are due and which have not been paid, nor is the Seller aware of any fact or matter which could result in the lawful termination by any third party lessor or licensor of any such leases or licences, or the avoidance of any obligation or withholding of consent by such third party.

(8) The Seller owns or has the right to use the Business Hardware and Business Telecommunications Equipment as carried on at the date of this Agreement.

(9) The Business Computer Systems are free and clear of all liens, restrictions, charges, encumbrances, or claims of any party, including but not limited to, employees, agents, consultants, or customers (save for the rights of third party licensors in respect of the Business Licensed Software).

(10) To the best of the Seller's knowledge, there have been no instances at any time prior to the date hereof of unauthorised entry into the Business Computer Systems by any party (whether or not resulting in damage to any element of the Business Computer Systems, or any data stored therein, and whether or not carried out by any current or former employee or other third party).

(11)     The Business Computer Systems have been satisfactorily maintained.

(12) The Seller has had adequate procedures to ensure internal and external security of the material Business Computer Systems including procedures for taking and storing, on-site and off-site, back-up copies of computer programs and data.

(13) The Seller is not aware of any claim or dispute relating (without limitation) to the ownership, functionality, performance, maintenance, payment obligations or right to use any part of the Business Computer Systems.

(14) The Seller has not released the source code to any Business Software pursuant to any escrow agreement or arrangement to which the Seller is a party.

(15) In the event that any person providing maintenance or support services for any of the Business Software material to the Business, ceases or is unable to do so the Seller has all necessary rights to obtain the source code and all related technical and other information to procure the carrying out of such services by the Seller's own employees or by a third party and such rights will not be affected by the transaction contemplated in this Agreement.

(16)     There is no Owned Software.

C.11     Data and Records

(1) All the records and systems (including but not limited to computer systems) and all data and information of the Seller are recorded, stored, maintained or operated or others held exclusively by the Seller and are not wholly or partly dependent on any facilities or means (including any electronic, mechanical or photographic process, computerised or otherwise) which are not under the exclusive ownership and control of the Seller.

(2) The Seller is registered under the Data Protection Legislation in the UK.

(3) The Seller has not received a notice or allegation from either the data protection registrar controller or a data subject alleging non-compliance with the Data Protection Legislation or any of the data protection principles, requiring the Seller to change or delete any data or prohibiting the transfer of data to a place outside the United Kingdom.

(4) No individual has claimed compensation from the Seller under the Data Protection Legislation for loss or unauthorised disclosure of data prior to Completion.

(5) The Seller has not sold to a third party any information or data of or relating to a customer of the Business.

(6)      For the purposes of this warranty:

         "Data Protection Legislation" means all statutes, enacting instruments, common law, regulations, directives, codes of practice, circulars guidance notes, decisions, recommendations and the like (whether in the United Kingdom, the European Union or elsewhere) concerning the protection and/or processing of personal data.

C.12     Content Licence Agreement

(1) The Seller represents that its and the Companies' standard forms of content license agreement contain a clause whereby the licensor agrees to indemnify the licensee in the event of a third party claim pertaining to the content under license, and that substantially all of its executed license agreements contain a provision of that effect, provided that Seller does not warrant that each and every such clause will be enforceable by the Purchaser.

(2) Neither the Seller nor any of the Companies has received any written claims or demands of the kind described in Paragraph A.8(1) of the Disclosure Letter, nor have they received any written notification that threatens to name Seller or the Company as a defendant in any litigation based on Certain Copyright Issues that are the subject matter of the litigations referenced in Paragraph A.8(1).

                               D.       PROPERTIES

D.1      Good and marketable title

(1) The Properties listed in Part I of Schedule 4 are the only properties owned, controlled, used or occupied by the Seller in connection with the Business .

(2) The Seller is the legal and beneficial owner in possession of each Property and is in exclusive occupation of it.

D.2      Roads and services

         The Seller has a permanent legal right free from onerous and unusual conditions to use all roads and conducting media serving each Property in the manner in which they are presently used so far as it is aware.

D.3      Free from encumbrances

         So far as the Seller is aware each Property is free from encumbrances or third party rights of any kind whatever which would materially adversely affect it.

D.4      Covenants

         So far as the Seller is aware no material breach of any covenant affecting the titles to the Properties is outstanding and the rent has been paid up to date.

D.5      Disputes

         There are no material disputes regarding boundaries, easements, covenants or other matters relating to any Property or its use so far as the Seller is aware.

D.6      Planning

         There is no notice of breach of or objection under the Planning Acts or of any relevant bye-laws, building regulations and other similar legislation in relation to the Seller's occupation or use of any Property so far as the Seller is aware.

D.7      Notices, orders and proposals

(1) The Seller has not received any notice or order affecting any Property from any Government department, any authority or any third party and so far as the Seller is aware there are no proposals on the part of any Government department or any authority which would adversely affect any Property, including, without limitation, those relating to compulsory purchase or highways works.

(2) No notices have been given or received under any lease and there are no subsisting disputes between the Seller and the reversioner in relation to any lease .

D.8      Repair

         All buildings or other erections on each Property are in the Seller's opinion in good and substantial repair and condition and are in such condition and state of repair as to be substantially fit for the purpose for which they are at present used and do not contain any substance or material which is defective or a risk to health or safety.

D.9      Schedules

         The statements regarding the Properties at Part I of Schedule 4 are true and accurate.

                    E.       BUSINESS SALE EMPLOYEES

E.1      Interpretation

         In this paragraph:

         "retirement/death/disability benefit" means any pension, lump sum, gratuity or other like benefit given or to be given on retirement or on death, or in anticipation of retirement, or, in connection with past service, after retirement or death, or to be given on or in anticipation of or in connection with any change in the nature of the service of the Business Sale Employee in question or given or to be given on or in connection with the illness, injury or disability of, or suffering of any accident by, an Business Sale Employee;

         "trade dispute" has the same meaning as in the Trade Union and Labour Relations (Consolidation) Act 1992.

E.2      Particulars disclosed

         Schedule 9 and the Disclosure Letter together contain the following information:

                  (a)      the names of all the Business Sale Employees;

                  (b) full particulars of any person who has accepted an offer of employment in the Business made by the Seller but whose employment has not yet started and of any outstanding offer of employment in the Business made to any person by the Seller;

                  (c) the standard terms and conditions of the Business Sale Employee;

                  (d) full particulars of any agreement for the provision of consultancy services or the services of personnel to the Seller and of the terms applicable to the secondment to the Seller of any person; and

                  (e) a description of the constitution of any body of employee representatives, staff association or the like;

E.3      Business Sale Employees and terms and conditions of employment

(1) Each of the Business Sale Employees works in the United Kingdom and is employed by the Seller or a member of the Seller's Group registered in the United Kingdom or by a company registered in the United Kingdom.

(2) The Business Sale Employees are all the persons that the Seller reasonably considers are employed wholly or mainly in the Business.

(3) No Business Sale Employee whose name is listed in Schedule 9 or pursuant to paragraph E.2(a) has given, or has been given, notice of termination of his employment.

(4) There is no arrangement in operation by or in relation to the Seller under which any Business Sale Employee or other person is entitled to remuneration of any sort (including, without limitation, bonus, commission or profit sharing) by reference to the turnover or profits of the whole or any part of the Business and no such arrangement has been operated on a customary or discretionary basis.

(5) No proposal, assurance or commitment has been communicated to any person regarding any material change to his terms of employment or working conditions or regarding the continuance, introduction, increase or improvement of any benefit or any discretionary arrangement and no negotiations have commenced for any such matter.

(6) All subsisting contracts of employment and any agreement as mentioned in paragraph E.2(d) are terminable by it on three months' notice or less without compensation (other than compensation in respect of the applicable notice period.

(7) The Seller has no liability to pay compensation for loss of office or employment or a redundancy payment to any Business Sale Employee or person previously employed in the Business or any payment for breach of any agreement referred to in paragraph E.2(d) and no such sums have been paid (whether pursuant to a legal obligation or ex gratia) since 31st December, 1999.

(8) There is no term of employment for any Business Sale Employee which provides that a change of control of the Business shall entitle the Business Sale Employee to treat the change of control as amounting to a breach of the contract or entitling him to any payment or benefit whatsoever or entitling him to treat himself as redundant or otherwise dismissed or released from any obligation.

(9) The Seller has no obligation to make any payment on redundancy in excess of the statutory redundancy payment and the Seller has not operated any discretionary practice of making any such excess payments.

(10) Except in respect of reimbursement of out-of-pocket expenses and normal accruals of emoluments after 31st December, 1999, no sum is owing or promised to any Business Sale Employee.

(11) The Seller has not made any material loan or advance, or provided any material financial assistance to any Business Sale Employee or person previously employed or to be employed in the Business, which is outstanding.

(12) Since the Emoluments Date, no material change has been made in the rate of the emoluments of any Business Sale Employee other than changes in the ordinary course of business of the Seller.

E.4      Disputes

(1) The Seller has in all material respects complied with its obligations to applicants for employment, the Business Sale Employees and persons previously employed in the Business, any relevant trade union and business sale employee representatives.

(2) No claim in relation to the Business Sale Employees or persons previously employed in the Business has been made or threatened against the Seller.

(3) No enquiry or investigation materially affecting the Business has been made or threatened by any enforcement regulatory or supervisory body in respect of any act, event, omission or other matter arising out of or in connection with:

         (a)      any application for employment by any person;

         (b) the employment (including terms of employment, working conditions, benefits and practices) or termination of employment of any person;

         and, the Seller is not aware of any circumstance which may give rise to any such claim or investigation.

(4) There is not, and during the two years preceding the date of this agreement there has not been, any collective labour disputes or industrial action affecting the Business and the Seller is not aware of any circumstance which might give rise to industrial action.

(5) No Business Sale Employee has within a period of two years before the date of this agreement been involved in any criminal proceedings relating to the Business and the Seller is not aware of any circumstances which are likely to give rise to any such proceedings.

E.5      Collective matters

(1)      The Seller has not recognised a trade union.

(2) The Seller is not a party to any collective agreement, dismissal procedures agreement, union membership agreement, trade dispute or proceedings before any court or tribunal and the Seller is not aware of any circumstance which might give rise to it becoming a party to any such agreement or becoming involved in any such dispute or proceedings.

E.6      Pensions

         Except pursuant to the group personal pension arrangement disclosed in the Disclosure Letter, the Seller has not paid, provided or contributed towards, and is not under any obligation or commitment (whether or not legally enforceable) to pay, provide or contribute towards, any retirement/death/disability benefit for or in respect of any Business Sale Employee or person previously employed in the Business (or any spouse, child or dependant of any of them).

                                   SCHEDULE 7

                             COMPLETION ARRANGEMENTS


1.       The Seller shall deliver or cause to be delivered:

         (a) duly executed transfers into the name of the Purchaser or the Nominated Purchaser in respect of the Shares and any shares in any of the Companies not registered in the name of the companies named in Schedule 1 Part A or such other local agreements in respect of the sale of the Shares or the transfer of shares in any company as may be required under local legislation;

         (b) share certificates in respect of all the Shares and any shares in any of the Companies not registered in the name of the companies named in Schedule 1 Part A (or an express indemnity in the case of any found to be missing);

         (c) the common or corporate seal (where it exists), all minute books, share register and share certificate books (with any unissued share certificates) and other statutory books of each of the Companies;

         (d)      the Tax Deed duly executed by the Seller;

         (e) the resignations of the secretary and all of the directors of each of the Companies other than those marked "*" in Schedule 1 in each case acknowledging that he has no claim against the respective Company whether for loss of office or otherwise.

         (f) the resignations of the auditors of each Company as requested by the Purchaser;

         (g) a share certificate in the name of the Purchaser or its nominee representing the New Shares;

         (h)      a duly executed Distribution Agreement;

         (i)      a duly executed Software Licence and Maintenance Agreement;

         (j) copies of the change of name resolution of the Seller and any member of the Sellers Group whose name includes the word "Dialog", which resolutions the Seller will file or procure to be filed within the relevant time requirement;

         (k) certificate by two directors of the Seller confirming that the Seller has complied with the provisions of clause 8(4);

         (l) evidence of the ownership of shares in Market Intelligence Research Corporation Cdba Frost & Sullivan);

         (m)      duly executed transfers of domain names as set out in Schedule
                  10;

         (n) evidence of resolution of the matters set out against paragraphs A.2(2) and A.2(3) in Appendix A to the Disclosure Letter;

         (o) evidence of the capitalisation of the excess over US$160,000,000 of the loan owed by Dialog Corp to the Seller (such capitalisation taking the form of the issue of shares in satisfaction of amounts owed in respect of such loan).

2. The Seller shall procure that meetings of the directors or members (as necessary) of each of the Companies are held at Completion at which the following businesses is transacted:

         (a) the directors of each company shall approve for resignation (subject to their being duly stamped) the relevant transfers referred to in subclause 1(a) above;

         (b) the situation of the registered offices of each Company shall be changed as the Purchaser may direct;

         (c) such persons as the Purchaser shall nominate shall be appointed as secretary and directors of each Company; and

         (d) such firm as the Purchaser nominates shall be appointed as auditors of each Company.

3. The Seller and the Purchaser shall enter into or shall procure to be entered into local sale agreements in a form reasonably acceptable to the Purchaser transferring the relevant Shares.

4.       The Seller shall:

         (a) let the Purchaser or its nominee into possession of the Assets and at Completion occupation of the Properties and the land held under the Leases;

         (b) execute and deliver to the Purchaser a Property Transfer in favour of the Purchaser or its nominee of each of the Properties as are assigned or transferred at Completion in an agreed form;

         (c) deliver to the Purchaser all the title deeds and documents relating to the Leases and such of the Properties as are conveyed, assigned or transferred at Completion;

         (d) deliver to the Purchaser assignments in the Agreed From of the registered Business Intellectual Property duly executed by the Seller or by any member of the Seller's Group which is the registered owner of the same of the extent it is not registered in the name of any of the Companies;

         (e) deliver to the Purchaser the Information and all other records, documents, lists, catalogues, literature, and materials as are included in, or relate to, the Assets and the Employees;

         (f) releases of charges and other securities over the Assets and the Shares and assets of the Companies including the release of any registration of any such security at any relevant Trade Marks Registry.

5.       The Purchaser shall cause to be delivered:

         (a) the Tax Deed duly executed by the Purchaser or the Nominated Purchaser as the case may be;

         (b)      a duly executed Distribution Agreement;

         (c)      a duly executed Software Licence and Maintenance Agreement.

                                   SCHEDULE 8

                         BUSINESS INTELLECTUAL PROPERTY

                          The Dialog Corporation, plc
                               Trademark Summary

Country      Proprietor     Trademark      Regis.#     Regis. Date    Class    Renewal Date        STATUS
-------      ----------     ---------      -------     -----------    -----    ------------        ------
KEY TO THE PROPRIETOR NAMES:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
The Dialog Corp., plc = The Dialog Corporation, plc
---------------------------------------------------------------------------------------------------------
MAID = Market Analysis and Information Databases, plc
---------------------------------------------------------------------------------------------------------

                          The Dialog Corporation, plc
                               Trademark Summary

Country        Proprietor            Trademark           Regis.#     Regis. Date  Class  Renewal Date   STATUS
-------        ----------            ---------           -------     -----------  -----  ------------   ------
-------------------------------------------------------------------------------------------------------------------
USA            The Dialog Corp, plc  Gold-EDOCS                                    42                   Pending
-------------------------------------------------------------------------------------------------------------------
USA            MAID                  RESEARCHLINE          2045405     17/03/97    35      18/03/07     Registered
-------------------------------------------------------------------------------------------------------------------
United Kingdom MAID                  RESEARCHLINE*         2022232     30/05/95    35      30/05/05     Registered
-------------------------------------------------------------------------------------------------------------------
Benelux        MAID                  WEBLINE               591880      03/04/96     9      03/04/06     Registered
-------------------------------------------------------------------------------------------------------------------
Benelux        MAID                  WEBLINE               591880      03/04/96    35      03/04/06     Registered
-------------------------------------------------------------------------------------------------------------------
Benelux        MAID                  WEBLINE               591880      03/04/96    36      03/04/06     Registered
-------------------------------------------------------------------------------------------------------------------
USA            MAID                  WORLDSEARCH*          2159869     24/05/98    35      24/05/08     Registered
-------------------------------------------------------------------------------------------------------------------
CTM            The Dialog Corp, plc  VIRTUAL PUBLISHING    396275      15/10/96     9      15/10/06    Registered
-------------------------------------------------------------------------------------------------------------------
CTM            The Dialog Corp, plc  VIRTUAL PUBLISHING    396275      15/10/96    35      15/10/06    Registered
-------------------------------------------------------------------------------------------------------------------
CTM            The Dialog Corp, plc  VIRTUAL PUBLISHING    396275      15/10/96    38      15/10/06    Registered
-------------------------------------------------------------------------------------------------------------------
France         The Dialog Corp, plc  WEBLINE               95603115    27/12/95     9      27/12/05    Registered
-------------------------------------------------------------------------------------------------------------------
France         The Dialog Corp, plc  WEBLINE               95603115    27/12/95    35      27/12/05    Registered
-------------------------------------------------------------------------------------------------------------------
United Kingdom The Dialog Corp, plc  WEBLINE               2045453     22/11/95    35      22/11/05    Registered
-------------------------------------------------------------------------------------------------------------------
France         The Dialog Corp, plc  WEBLINE               95603115    27/12/95    36      27/12/05    Registered
-------------------------------------------------------------------------------------------------------------------
United Kingdom The Dialog Corp, plc  WEBLINE               2045453     22/11/95    36      22/11/05    Registered
-------------------------------------------------------------------------------------------------------------------
France         The Dialog Corp, plc  WEBLINE               95603115    27/12/95    38      27/12/05    Registered
-------------------------------------------------------------------------------------------------------------------
France         The Dialog Corp, plc  WEBLINE               95603115    27/12/95    42      27/12/05    Registered
-------------------------------------------------------------------------------------------------------------------
USA            The Dialog Corp, plc  WEBLINE*                                      35                  Pending
-------------------------------------------------------------------------------------------------------------------
Taiwan         The Dialog Corp, plc  DIALOG                                         1      15/11/06    Pending
-------------------------------------------------------------------------------------------------------------------
Japan          The Dialog Corp, plc  DIALOG                                         9                  Pending
-------------------------------------------------------------------------------------------------------------------
Taiwan         The Dialog Corp, plc  DIALOG                                         9      15/11/06    Pending
-------------------------------------------------------------------------------------------------------------------
United Kingdom The Dialog Corp, plc  DIALOG                                         9                  Pending
-------------------------------------------------------------------------------------------------------------------
CTM            The Dialog Corp, plc  The Dialog Corporation                         9                  Pending
-------------------------------------------------------------------------------------------------------------------
Hong Kong      The Dialog Corp, plc  The Dialog Corporation                         9                  Pending
-------------------------------------------------------------------------------------------------------------------
South Africa   The Dialog Corp, plc  The Dialog Corporation                         9                  Pending
-------------------------------------------------------------------------------------------------------------------
United Kingdom The Dialog Corp, plc  The Dialog Corporation                         9                  Pending
-------------------------------------------------------------------------------------------------------------------
CTM            The Dialog Corp, plc  The Dialog Corporation                        35                  Pending
-------------------------------------------------------------------------------------------------------------------
Hong Kong      The Dialog Corp, plc  The Dialog Corporation                        35                  Pending
-------------------------------------------------------------------------------------------------------------------


                          The Dialog Corporation, plc
                               Trademark Summary

Country        Proprietor            Trademark                      Regis.#     Regis. Date  Class  Renewal Date   STATUS
-------        ----------            ---------                      -------     -----------  -----  ------------   ------
South Africa    The Dialog Corp, plc  The Dialog Corporation                                  35                  Pending
--------------------------------------------------------------------------------------------------------------------------
United Kingdom  The Dialog Corp, plc  The Dialog Corporation                                  35                  Pending
--------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  The Dialog Corporation                                  36                  Pending
--------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  The Dialog Corporation                                  42                  Pending
--------------------------------------------------------------------------------------------------------------------------
Hong Kong       The Dialog Corp, plc  The Dialog Corporation                                  42                  Pending
--------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  The Dialog Corporation & device                          9                  Pending
--------------------------------------------------------------------------------------------------------------------------
Hong Kong       The Dialog Corp, plc  The Dialog Corporation & device                          9                  Pending
--------------------------------------------------------------------------------------------------------------------------
South Africa    The Dialog Corp, plc  The Dialog Corporation & device                          9                  Pending
--------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  The Dialog Corporation & device                         35                  Pending
--------------------------------------------------------------------------------------------------------------------------
Hong Kong       The Dialog Corp, plc  The Dialog Corporation & device                         35                  Pending
--------------------------------------------------------------------------------------------------------------------------
South Africa    The Dialog Corp, plc  The Dialog Corporation & device                         35                  Pending
--------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  The Dialog Corporation & device                         36                  Pending
--------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  The Dialog Corporation & device                         42                  Pending
--------------------------------------------------------------------------------------------------------------------------
Hong Kong       The Dialog Corp, plc  The Dialog Corporation & device                         42                  Pending
--------------------------------------------------------------------------------------------------------------------------
South Africa    The Dialog Corp, plc  The Dialog Corporation & device                         42                  Pending
--------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  TRADSTAT                                                 9                  Pending
--------------------------------------------------------------------------------------------------------------------------
Japan           The Dialog Corp, plc  TRADSTAT                                                 9                  Pending
--------------------------------------------------------------------------------------------------------------------------
USA             The Dialog Corp, plc  TRADSTAT                                                 9                  Pending
--------------------------------------------------------------------------------------------------------------------------
Switzerland     The Dialog Corp, plc  TRADSTAT                        461468      25/05/99     9     16/11/08  Registered
--------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  TRADSTAT                                                35                  Pending
--------------------------------------------------------------------------------------------------------------------------
Japan           The Dialog Corp, plc  TRADSTAT                                                35                  Pending
--------------------------------------------------------------------------------------------------------------------------
USA             The Dialog Corp, plc  TRADSTAT                                                35                  Pending
--------------------------------------------------------------------------------------------------------------------------
Switzerland     The Dialog Corp, plc  TRADSTAT                        461468      25/05/99    35     16/11/08  Registered
--------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  TRADSTAT                                                36                  Pending
--------------------------------------------------------------------------------------------------------------------------
Japan           The Dialog Corp, plc  TRADSTAT                                                36                  Pending
--------------------------------------------------------------------------------------------------------------------------
USA             The Dialog Corp, plc  TRADSTAT                                                36                  Pending
--------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  TRADSTAT                                                38                  Pending
--------------------------------------------------------------------------------------------------------------------------
Japan           The Dialog Corp, plc  TRADSTAT                                                38                  Pending
--------------------------------------------------------------------------------------------------------------------------
USA             The Dialog Corp, plc  TRADSTAT                                                38                  Pending
--------------------------------------------------------------------------------------------------------------------------


                          The Dialog Corporation, plc
                               Trademark Summary

Country        Proprietor            Trademark                   Regis.#     Regis. Date  Class  Renewal Date    STATUS
-------        ----------            ---------                   -------     -----------  -----  ------------    ------
Switzerland     The Dialog Corp, plc  TRADSTAT                   461468       25/05/99     38      16/11/08      Registered
----------------------------------------------------------------------------------------------------------------------------
CTM             The Dialog Corp, plc  TRADSTAT                                             42                    Pending
----------------------------------------------------------------------------------------------------------------------------
Japan           The Dialog Corp, plc  TRADSTAT                                             42                    Pending
----------------------------------------------------------------------------------------------------------------------------
USA             The Dialog Corp, plc  TRADSTAT                                             42                    Pending
----------------------------------------------------------------------------------------------------------------------------
Switzerland     The Dialog Corp, plc  TRADSTAT                   461468       25/05/99     42      16/11/08      Registered
----------------------------------------------------------------------------------------------------------------------------
Benelux         MAID                  CORPORATE PROFOUND         590735       21/02/96      9      21/02/06      Registered
----------------------------------------------------------------------------------------------------------------------------
United Kingdom  MAID                  CORPORATE PROFOUND         2060526      09/03/96      9      09/03/06      Registered
----------------------------------------------------------------------------------------------------------------------------
Benelux         MAID                  CORPORATE PROFOUND         590735       21/02/96     35      21/02/06      Registered
----------------------------------------------------------------------------------------------------------------------------
United Kingdom  MAID                  CORPORATE PROFOUND         2060526      09/03/96     35      09/03/06      Registered
----------------------------------------------------------------------------------------------------------------------------
United Kingdom  MAID                  CUSTOM ALERT               2014761      20/03/95     35      20/03/05      Registered
----------------------------------------------------------------------------------------------------------------------------
Benelux         MAID                  NCM PROFOUND               582322       11/03/96      9      11/03/06      Registered
----------------------------------------------------------------------------------------------------------------------------
Benelux         MAID                  NCM PROFOUND               582322       11/03/96     35      11/03/06      Registered
----------------------------------------------------------------------------------------------------------------------------
Benelux         MAID                  NCM PROFOUND               582322       11/03/96     36      11/03/06      Registered
----------------------------------------------------------------------------------------------------------------------------
France          MAID                  PROFOUND                   34689        21/12/94     35      21/12/04      Registered
----------------------------------------------------------------------------------------------------------------------------
Germany         MAID                  PROFOUND                   39408695     23/12/94     35      23/12/04      Registered
----------------------------------------------------------------------------------------------------------------------------
USA             MAID                  PROFOUND                   2057887      29/04/97     35      29/04/07      Registered
----------------------------------------------------------------------------------------------------------------------------
China           MAID                  PROFOUND*                  939550       28/01/97     35      27/01/07      Registered
----------------------------------------------------------------------------------------------------------------------------
Italy           MAID                  PROFOUND*                  706233       22/12/94     35      22/12/04      Registered
----------------------------------------------------------------------------------------------------------------------------
Japan           MAID                  PROFOUND*                  4092683      12/12/97     35      12/12/07      Registered
----------------------------------------------------------------------------------------------------------------------------
Singapore       MAID                  PROFOUND*                  B11170/94    27/12/94     35      27/12/04      Registered
----------------------------------------------------------------------------------------------------------------------------
Taiwan          MAID                  PROFOUND*                  80578        16/01/96     35      16/01/06      Registered
----------------------------------------------------------------------------------------------------------------------------
United Kingdom  MAID                  PROFOUND*                  2005258      19/12/94     35      19/12/04      Registered
----------------------------------------------------------------------------------------------------------------------------
USA             MAID                  PROFOUND*                  2057887      29/04/97     42      29/04/07      Registered
----------------------------------------------------------------------------------------------------------------------------
Canada          MAID                  PROFOUND*                  467472       11/12/96             11/12/11      Registered
----------------------------------------------------------------------------------------------------------------------------
Denmark         The Dialog Corp, plc  CORPORATE PROFOUND         05.831 1996  18/10/96      9      18/10/06      Registered
----------------------------------------------------------------------------------------------------------------------------
Norway          The Dialog Corp, plc  CORPORATE PROFOUND         185.822      16/10/97      9      17/10/07      Registered
----------------------------------------------------------------------------------------------------------------------------
Sweden          The Dialog Corp, plc  CORPORATE PROFOUND         320259       13/12/96      9      13/12/06      Registered
----------------------------------------------------------------------------------------------------------------------------


                           The Dialog Corporation, plc
                                Trademark Summary

Country        Proprietor            Trademark           Regis.#     Regis. Date  Class  Renewal Date   STATUS
-------        ----------            ---------           -------     -----------  -----  ------------   ------
-----------------------------------------------------------------------------------------------------------------------
Denmark        The Dialog Corp, plc  CORPORATE PROFOUND  05.831 1996 18/10/96     35     18/10/06       Registered
-----------------------------------------------------------------------------------------------------------------------
Norway         The Dialog Corp, plc  CORPORATE PROFOUND  185.822     16/10/97     35     17/10/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Sweden         The Dialog Corp, plc  CORPORATE PROFOUND  320259      13/12/96     35     13/12/06       Registered
-----------------------------------------------------------------------------------------------------------------------
Norway         The Dialog Corp, plc  CORPORATE PROFOUND  185.822     16/10/97     36     17/10/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Sweden         The Dialog Corp, plc  CORPORATE PROFOUND  320259      13/12/96     36     13/12/06       Registered
-----------------------------------------------------------------------------------------------------------------------
Denmark        The Dialog Corp, plc  PROFOUND            35611       30/06/97      9     30/06/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Sweden         The Dialog Corp, plc  PROFOUND            325006      03/10/97      9     03/10/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Benelux        The Dialog Corp, plc  PROFOUND            590736      21/02/96     35     21/02/06       Registered
-----------------------------------------------------------------------------------------------------------------------
Norway         The Dialog Corp, plc  PROFOUND            186.917     04/12/97     35     04/12/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Sweden         The Dialog Corp, plc  PROFOUND            325006      03/10/97     35     03/10/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Norway         The Dialog Corp, plc  PROFOUND            186.917     04/12/97     36     04/12/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Sweden         The Dialog Corp, plc  PROFOUND            325006      03/10/97     36     03/10/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Finland        The Dialog Corp, plc  CORPORATE PROFOUND  206315      13/06/97      9     13/06/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Finland        The Dialog Corp, plc  CORPORATE PROFOUND  206315      13/06/97     35     13/06/07       Registered
-----------------------------------------------------------------------------------------------------------------------
CTM            The Dialog Corp, plc  DataStar                                                           Appl in Process
-----------------------------------------------------------------------------------------------------------------------
Argentina      The Dialog Corp, plc  DIALOG              1214736     02/12/86     42     02/12/96       Registered
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  PROFOUND            681380      26/05/99      9     20/12/00       Registered
-----------------------------------------------------------------------------------------------------------------------
Benelux        The Dialog Corp, plc  PROFOUND            590736      21/02/96      9     21/02/00       Registered
-----------------------------------------------------------------------------------------------------------------------
Finland        The Dialog Corp, plc  PROFOUND            204507      14/04/97      9     14/02/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  PROFOUND            681380      26/05/99     35     20/12/00       Registered
-----------------------------------------------------------------------------------------------------------------------
Finland        The Dialog Corp, plc  PROFOUND            204507      14/04/97     35     14/02/07       Registered
-----------------------------------------------------------------------------------------------------------------------
Benelux        The Dialog Corp, plc  PROFOUND            590736      21/02/96     36     21/02/06       Registered
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  PROFOUND            681380      26/05/99     38     20/12/00       Registered
-----------------------------------------------------------------------------------------------------------------------
Denmark        The Dialog Corp, plc  PROFOUND*                                    35                    Pending
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  The Dialog Corporation                        9                    Pending
-----------------------------------------------------------------------------------------------------------------------
Canada         The Dialog Corp, plc  The Dialog Corporation                        9                    Pending
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  The Dialog Corporation                       35                    Pending
-----------------------------------------------------------------------------------------------------------------------
Canada         The Dialog Corp, plc  The Dialog Corporation                       35                    Pending
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  The Dialog Corporation                       36                    Pending
-----------------------------------------------------------------------------------------------------------------------

                           The Dialog Corporation, plc
                                Trademark Summary

Country        Proprietor            Trademark           Regis.#     Regis. Date  Class  Renewal Date   STATUS
-------        ----------            ---------           -------     -----------  -----  ------------   ------
-----------------------------------------------------------------------------------------------------------------------
Canada         The Dialog Corp, plc  The Dialog Corporation                       36                    Pending
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  The Dialog Corporation                       42                    Pending
-----------------------------------------------------------------------------------------------------------------------
Canada         The Dialog Corp, plc  The Dialog Corporation                       42                    Pending
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  The Dialog Corporation & device               9                    Pending
-----------------------------------------------------------------------------------------------------------------------
Canada         The Dialog Corp, plc  The Dialog Corporation & device               9                    Pending
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  The Dialog Corporation & device              35                    Pending
-----------------------------------------------------------------------------------------------------------------------
Canada         The Dialog Corp, plc  The Dialog Corporation & device              35                    Pending
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  The Dialog Corporation & device              36                    Pending
-----------------------------------------------------------------------------------------------------------------------
Canada         The Dialog Corp, plc  The Dialog Corporation & device              36                    Pending
-----------------------------------------------------------------------------------------------------------------------
Australia      The Dialog Corp, plc  The Dialog Corporation & device              42                    Pending
-----------------------------------------------------------------------------------------------------------------------
Canada         The Dialog Corp, plc  The Dialog Corporation & device              42                    Pending
-----------------------------------------------------------------------------------------------------------------------
CTM            The Dialog Corp, plc  GOLD-eDOCS
-----------------------------------------------------------------------------------------------------------------------
USA            The Dialog Corp, plc  Gold-EDOCS                                    9                    Pending
-----------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 9

                            BUSINESS SALE EMPLOYEES

DIALOG CORPORATION UK PAYROLL-UK STAFF LIST-MARCH 2000

NAME                        DEPT      LOCATION           DOB          START DATE
ADDICOTT, IRENE (P/T)         9    UK-OXFORD           10/09/37       01-Jan-97
BAYLY, POLLY                  9    UK-OXFORD           26/07/75       01-Sep-98
BEAUMONT, ROGER               9    UK-OXFORD           18/11/45       04-Jan-99
CHRISTIAN, JOHN               9    UK-OXFORD           05/07/53       04-Jan-99
CORK, PHILIP                  9    UK-OXFORD           10/02/60       04-Jan-99
DOWLING, URSULA               9    UK-OXFORD           24/10/71       01-May-99
FELTHAM, SUSAN                9    UK-OXFORD           22/06/63       14-Jan-98
GOVUS, CHRISTINE              9    UK-OXFORD           19/02/50       09-Nov-98
GUBBINS, RACHEL               9    UK-OXFORD           13/01/73       14-Dec-98
HAMILTON, HUGO                9    UK-OXFORD           28/03/55       16-Nov-98
HAYTER, ANDREW                9    UK-OXFORD           08/04/62       01-Mar-97
JENNINGS, NATALIE             9    UK-OXFORD           01/06/72       30-May-89
JONES, SIMON                  9    UK-OXFORD           02/05/57       11-Jan-99
KHAVINSON, MARK               9    UK-OXFORD           27/09/52       01-Apr-99
LANDSBOROUGH, IAN             9    UK-OXFORD           15/05/75       01-Jul-98
LOVELL, EMILIE (NEE JOHNS)    9    UK-OXFORD           14/01/73       10-Feb-97
MIDGELY, TOM                  9    UK-OXFORD           31/12/51       18-Feb-99
MOFFATT, GEOFF                9    UK-OXFORD           17/06/42       01-Jun-99
ORLANDO, PAULINE              9    UK-OXFORD           19/06/43       01-Mar-78
PENFOLD, LYNN (P/T)           9    UK-OXFORD           19/02/64       19-Jul-99
SINGH, CAROLINE               9    UK-OXFORD           30/08/79       16-Nov-98
SMITH, JONATHAN               9    UK-OXFORD           06/03/62       14-Dec-98
SMITH, LISA                   9    UK-OXFORD           30/12/69       14-Dec-98
SMITH, ALBAN                  9    UK-OXFORD           18/07/62       03-Feb-92
SULLIVAN, MICHAEL             9    UK-OXFORD           20/09/61       24-Oct-88
VOGT, SJOERD                  9    UK-OXFORD           09/06/57       04-Sep-90
WILKINSON, STEPHEN            9    UK-OXFORD           16/02/69       07-Dec-98
WILLIAMS, SIMON               9    UK-OXFORD           24/09/57       14-Nov-98
WOODWARD, MARILYN             9    UK-OXFORD           05/07/47       15-Mar-99
EDGE, RAY                    20    SWITZERLAND         12/02/63       01-Dec-93
DOBSON, SHARON               26    HOME                               04-Oct-99
McCOURT, CATHERINE           26    HOME                               04-Oct-99
BUTLER, TERESA               30    SCOTLAND            08/12/70       02-Aug-99
DALY, TOM                    30    SCOTLAND                           07-Feb-00
KING, ALAN                   30    SCOTLAND            31/03/69       12-Apr-99
LANG, DAVID                  30    SCOTLAND            27/02/61       01-May-96
MULLEN, JAQUELINE            30    SCOTLAND                           03-Dec-99
OWEN, BEN                    31    SPAIN               05/01/68       01-Nov-93
CALLAN, BERNARD              36    BAHRAIN             05/07/68       11-Jan-95
BELCHER, MARK                 1    UK-LONDON BR        29/03/71       04-Jan-99
BRIDCUT, PHILLIP              1    UK-LONDON BR        04/02/72       05-Jul-99
CASSIDY, SUSAN                1    UK-LONDON BR        09/11/63       21-Oct-91
CUTLER, JENNIFER              1    UK-LONDON BR                       10-Jan-00
DYHRE, ANNA                   1    UK-LONDON BR        30/06/70       01-Sep-98
HAIR, SIMON                   1    UK-LONDON BR        06/04/67       30-Mar-98
O'SHAUGHNESSY, PAUL           1    UK-LONDON BR        22/07/70       18-Aug-98
ROCHFORD, BRIAN               1    UK-LONDON BR        13/06/64       24-Jun-96
ABDULLAH, ABBEY               2    UK-LEICESTER SQ     02/09/68       26-Apr-99
AGOH, HENRY                   2    UK-LEICESTER SQ     07/01/62       04-Aug-90
BIRCH, KEELEY                 2    UK-LEICESTER SQ     19/03/79       12-Jan-98
DAVIS, STEPHEN JOHN           2    UK-LEICESTER SQ     09/07/70       27-Apr-98
O'CANSEY, JACQUELINE (P/T)    2    UK-LEICESTER SQ     16/02/79       06-May-98
SMILLIE, CAROLINE             2    UK-LEICESTER SQ     18/10/71       11-Mar-96
WINDELL, LYNN                 2    UK-LEICESTER SQ     05/09/67       01-Dec-97
BYRNE, MARC                   3    UK-LONDON BR        14/10/73       01-Jul-99
CLARKE, DONNETT               3    UK-LONDON BR                       08-Nov-99

DEMPSEY, JULIETTE             3    UK-LONDON BR        23/12/70       19-Apr-99
GAFF, SHARON                  3    UK-LONDON BR        24/11/68       15-Jun-98
GREGORY, HEIDI                3    UK-LONDON BR        13/12/75       05-Oct-98
HYATT, ANITA                  3    UK-LONDON BR        03/12/68       01-Mar-99
KRAHFORST, URSULA             3    UK-LONDON BR        07/06/64       01-Aug-97
MCINTYRE, DAVID               3    UK-LONDON BR        27/05/60       21-Dec-98
SMITH, NICOLA                 3    UK-LONDON BR        06/05/72       05-Jan-98
KING, NICOLA                  4    UK-LONDON BR        08/04/72       24-Sep-97
McART, RUPERT                 4    UK-LONDON BR                       15-Nov-99
WIGHTMAN, LAUREN              4    UK-LONDON BR        10/09/65       01-Mar-99
YOUNG, DEREK                  5    UK-LEICESTER SQ     14/02/66       10-Jun-96
KRISHNAN, VIJI                8    UK-LEICESTER SQ     03/08/63       16-Sep-96
MATTER, ROSEMARIE             8    UK-LEICESTER SQ     11/06/51       05-Feb-98
OBENG-DAUDA, PEACE            8    UK-LEICESTER SQ     23/03/74       13-Sep-99
ROLANDEZ, MAGALI              8    UK-LEICESTER SQ                    11-Oct-99
STERN, SAM                    8    UK-LEICESTER SQ     20/02/68       01-Jan-99
TSANG, ESTHER                 8    UK-LEICESTER SQ     04/07/72       09-May-95
BUTLER, JOANNE               10    UK-LONDON BR
CAISTER, ANNE                10    UK-LONDON BR        07/07/71       31-Aug-99
DUGGAN, JULIA                10    UK-LONDON BR        18/03/71       16-Mar-98
LARNER, MICHAEL              10    UK-LONDON BR
LEVY, RICHARD                10    UK-LONDON BR        31/01/71       02-Nov-98
LOGAN, NICOLA                10    UK-LONDON BR        21/12/72       01-Sep-90
MCCAFERTY, GAIL              10    UK-LONDON BR

MYNOTT, NATASHA              10    UK-LONDON BR        09/01/73       06-Mar-00
PESTER, CHARLOTTE            10    UK-LONDON BR
SEALS, SHARON                10    UK-LONDON BR        19/09/69       05-May-98
WEBB, TONY                   10    UK-LONDON BR        28/01/63       02-Oct-95
O'CONNOR, SARAH              11    UK-LONDON BR        17/05/70       14-Sep-98
STURGESS, GRAHAM             11    UK-LONDON BR        23/04/61       06-Oct-95
BARRAH, JESSICA              13    UK-LEICESTER SQ     21/09/73       30-Mar-98
COMPER, JANE                 13    UK-LEICESTER SQ     16/08/74       19-Dec-94
DHENDSA, NINA                13    UK-LEICESTER SQ     29/11/72       01-Sep-92
FARMA, SEEMA                 13    UK-LEICESTER SQ     13/09/75       06-Oct-97
GROVES, JAMIE                13    UK-LEICESTER SQ     17/01/78       17-May-99
JOYCE, CLAIRE                13    UK-LEICESTER SQ     08/07/74       01-Sep-92
MACKINTOSH, ETHAN            13    UK-LEICESTER SQ     10/03/73       02-Nov-98
MACLEOD, ELIZA               13    UK-LEICESTER SQ     19/10/71       25-Mar-96
SAUNDERS, HELEN              13    UK-LEICESTER SQ     18/09/76       15-Jan-96
STOKES, ALISON               13    UK-LEICESTER SQ     07/10/73       14-Sep-92
SUWARIS, NIMNA               13    UK-LEICESTER SQ     28/07/70       01-Sep-92
MORTON, CIARAN               14    UK-LONDON BR        01/12/63       01-Oct-91

BOWYER, NEIL                 14    UK-LONDON BR        17/04/47       20-Nov-95
GOUGH, RACHEL                14    UK-LONDON BR        23/05/69       23-Jul-86
CARR, SARAH                  17    UK-LEICESTER SQ     24/05/79       12-Jul-99
GIBBS, CARY                  17    UK-LEICESTER SQ     15/01/72       10-Jun-96
HORTON, MARK                 17    UK-LONDON BR        25/04/75       27-Jul-98
CHIDLEY, LUCY                18    UK-LEICESTER SQ     14/07/74       10-Aug-98
DIGGINS, MICHAEL             18    UK-LEICESTER SQ     03/07/51       03-Aug-98
MCCANN, BRENDAN              18    UK-LEICESTER SQ
ATKINSON, NICHOLAS           20    UK-LEICESTER SQ     30/10/67       05-Feb-96
BARRIO, DAVID                20    UK-LEICESTER SQ     09/08/67       24-Mar-97
BELL, JEREMY                 20    UK-LEICESTER SQ     30/07/49       20-May-96
BERNHARDT, HEIKE             20    UK-LEICESTER SQ     07/08/62       09-Oct-95
BEST, WENDY                  20    UK-LEICESTER SQ     19/05/71       10-Jul-95
CARTER, NEIL                 20    UK-LEICESTER SQ     12/03/70       12-Jan-98
CORPS, DUNCAN                20    UK-LEICESTER SQ     10/04/72       12-May-97

DAGLESS, GRAHAM              20    UK-LEICESTER SQ     09/07/62       11-Aug-97
FRANCE, JASON                20    UK-LEICESTER SQ                    01-Sep-99
HANSEN, NORMAN               20    UK-LEICESTER SQ                    29-Nov-99
HATHAWAY, ROBERT             20    UK-LEICESTER SQ     22/03/52       02-Aug-99
HUMPHREY, GORDON             20    UK-LEICESTER SQ     17/05/50       01-Aug-96
HUYNH, CHARLES               20    UK-LEICESTER SQ     02/06/69       15-Apr-96
HUYNH, SANDY                 20    UK-LEICESTER SQ     26/01/71       01-Feb-93

KELLY, MIKE                  20    UK-LEICESTER SQ     12/02/61       10-Apr-95
LARRINGTON, DAVID            20    UK-LEICESTER SQ     13/02/64       06-Aug-97
MALLER, STEPHEN              20    UK-LEICESTER SQ     06/01/59       01-Sep-91
MALONE, PAUL                 20    UK-LEICESTER SQ     10/02/70       02-Jun-99
MCGOVERN, CATH               20    UK-LEICESTER SQ     02/12/68       01-Mar-90
MONTGOMERY, KEN              20    UK-LEICESTER SQ     09/10/70       10-May-99
NAGY, CONRAD                 20    UK-LEICESTER SQ     05/04/65       18-Sep-95
PATEL, AJAY                  20    UK-LEICESTER SQ                    13-Sep-99
PEIRIS, SHERMAN              20    UK-LEICESTER SQ                    07-Sep-99
SHULMAN, JULIAN              20    UK-LEICESTER SQ     01/12/63       10-Jul-97
SIVADASAN, SHANTHI           20    UK-LEICESTER SQ     10/05/68       18-Apr-94
SMITH, RICHARD               20    UK-LEICESTER SQ     26/08/43       22-Aug-94
TANK, PARVIN                 20    UK-LEICESTER SQ     01/01/67       01-Aug-91
VIGNESWAREN, ANTON           20    UK-LEICESTER SQ     21/03/66       10-May-99
WESSON, DAVID                20    UK-LEICESTER SQ     26/02/72       26-Apr-99
YEUNG, MICHAEL               20    UK-LEICESTER SQ     30/06/64       06-Jun-92
BROCKWELL, CHRIS             22    UK-LONDON BR        09/03/72       21-Jun-99
CHISLETT, ZOE                22    UK-LONDON BR        26/11/74       22-Feb-99
DAVIES, DANIEL               22    UK-LONDON BR        09/05/75       26-Oct-98
FAIRHALL, CELESTINE          22    UK-LONDON BR                       08-Nov-99

BRIGGS, DOROTHY              24    UK-LONDON BR        18/05/63       04-Oct-99
DAVIS, ANDREW                24    UK-LONDON BR        19/08/66       01-Jul-98
GOLDING, TRACEY              24    UK-LONDON BR        26/10/70       29-Mar-99
HUNTER, JOANNE               24    UK-LONDON BR        30/09/75       05-Aug-96
SILVESTER, JACQUELINE        24    UK-LONDON BR        27/05/69       03-Mar-97
WOOD, ADAM                   24    UK-LONDON BR        05/05/65       01-Jul-93
GASCOIGNE, BRINSLEY          25    UK-LEICESTER SQ     30/03/63       18-Mar-99
OSBORNE, SIMON               25    UK-LEICESTER SQ     26/04/76       17-Sep-98
SCOTT, PAUL                  25    UK-LEICESTER SQ     19/06/74       02-Aug-99
SLATER, TIM                  25    UK-LEICESTER SQ     28/05/76       05-Jul-99
TURNER,NICHOLAS              25    UK-LEICESTER SQ                    06-Dec-99
BARROWCLOUGH, HENRY          26    UK-LONDON BR        19/06/72       28-Jun-99
BATH, SIMON                  26    UK-LONDON BR        26/07/75       06-Apr-99
BROWN, AMANDA                26    UK-LONDON BR        20/11/76       09-Aug-99
BURKE, CHRISTINE             26    UK-LONDON BR        31/12/70       01-Jun-98
COLE, GAWIN                  26    UK-LONDON BR        14/03/74       17-Aug-98
CROOK, CHLOE                 26    UK-LONDON BR        15/09/74       07-Jun-96
DAVIES, TONY                 26    UK-LONDON BR        07/05/69       15-Mar-99
DRAKE, YVONNE                26    UK-LONDON BR        21/08/73       10-May-99
GAUNT, SIMON                 26    UK-LONDON BR        29/01/73       10-May-99
HAMMERSLY, EMMA              26    UK-LONDON BR        13/11/72       10-Aug-98
HISCOCK, ALEX                26    UK-LONDON BR        28/07/70       05-Jul-99
KING, RAY                    26    UK-LONDON BR        23/04/69       11-Aug-97
LANE, NICHOLAS               26    UK-LONDON BR        06/11/62       02-Feb-94
RAWORTH, JOANNA              26    UK-LONDON BR        27/06/75       07-Jun-99
SHIELDS, CHRISTOPHER         26    UK-LONDON BR        24/08/74       21-Feb-00
SIDEY, KELLY                 26    UK-LONDON BR        07/05/78       01-Jul-98
WEBBER, PAUL                 26    UK-LONDON BR        13/08/75       16-Nov-98
WOODBRIDGE, AMY              26    UK-LONDON BR                       20-Sep-99
SMART nee HAMPSON, C         28    UK-LEICESTER SQ     09/04/75       15-Apr-96

BENNETT, SHEILA              29    UK-LONDON BR        04/03/63       04-Dec-89
BROWNE (NEE GREEN), LINDA    29    UK-LONDON BR        29/04/60       20-Feb-95
HEFFERNAN, TESSA             29    UK-LONDON BR        24/05/56       01-Aug-85
FORD, JO                     32    UK-LONDON BR        27/06/72       23-Oct-95
ABBEY, KATRINA               33    UK-LONDON BR        02/06/72       22-Jan-96
BATES, SARAH                 33    UK-LONDON BR        07/09/66       14-Feb-00
CULLETON, REBECCA            33    UK-LONDON BR        07/02/80       19-Jan-98
DEOGRACIAS, NATALIE          33    UK-LONDON BR        20/06/74       29-Mar-99
FECCI, VICTORIA              33    UK-LONDON BR                       04-Oct-99
HOLTON, JENNIFER             33    UK-LONDON BR        03/11/75       28-Sep-98
TAYLOR, SOPHIE               33    UK-LONDON BR        12/09/75       24-May-99
SHEVILLE, WENDY              35    UK-LONDON BR        15/12/51       04-Mar-96
BARTLEY, VALERIE             37    UK-LEICESTER SQ     09/03/55       08-Oct-84
JONES, MEGAN                 37    UK-LEICESTER SQ     05/05/67       23-Nov-98
MOORE-FITZGERALD, LINDSEY    37    UK-LEICESTER SQ     03/01/71       06-May-98
COUSINS, NATALIE             17    UK-LEICESTER SQ     27/01/75       08-Mar-99
BEVERIDGE, RICHARD           46    UK-LONDON BR        03/12/69       20-Jul-98

                                   Totals Salaries

KEY TO NUMBERS

ACCOUNT MANAGER LB            1
ACCOUNTS                      2
ACCOUNTS LB                   3
ACCOUNTS SALES SUPP LB        4
ADMIN                         5
AGENT                         6
ALLIANCES                     7
BACD                          8
CD-ROM                        9
CLIENT SUPP SERVICE          10
CORP TRAINING                11
DTI                          12
EDITORIAL                    13
EURO SALES DIRECTOR          14
EXEC                         15
EXEC P/A                     16
GLOBAL MARKETING             17
HUMAN RESOURCES              18
I.R.                         19
INFO D                       20
LB ADMIN                     22
LEGAL                        23
MARKETING LB                 24
NETWORK SUPPORT              25
NEW BUSINESS SALES LB        26
NON EXEC                     27
PRODUCT PRICING              28
SALES SUPPORT LB             29
SCOTLAND                     30
SPAIN                        31
TECH SALES LB                32
VAX                          33
WEBTOP                       34
AGENT LB                     35
BAHRAIN                      36
DATASTAR                     37

ENTERPRISE SOL - FINANCE     38
ENTERPRISE SOL - H/R ADMIN   39
ENTERPRISE SOL - OBJECT MUS  40
ENTERPRISE SOL - OPS CAM     41
ENTERPRISE SOL - SALES CAM   42
ENTERPRISE SOL - SALES LB    43
OFFICE SHOPPER               44
SPARZA                       45
TRAINING MANAGER             46

               JOBTITLE                           Comments

ADMINISTRATIVE ASSISTANT                     CDROM
TEMP SALES & MARKETING                       CDROM
PROJECT MANAGER                              CDROM
PROJECT MANAGER                              CDROM
DATABASE DEVELOPER                           CDROM
SALES MANAGER                                CDROM
TECHNICAL WRITER                             CDROM
OFFICE MANAGER                               CDROM
CREDIT CONTROLLER                            CDROM
MANAGEMENT ACCOUNTANT                        CDROM
CONTENT DIRECTOR - CD-ROM                    CDROM
ADMINISTRATION SUPERVISOR                    CDROM
TECHNOLOGY DIRECTOR                          CDROM
Q/A SPECIALIST                               CDROM
BUSINESS DEVELOPMENT EXEC                    CDROM
SALES REPRESENTATIVE (P/T)                   CDROM
DATABASE DEVELOPER                           CDROM
SALES MARKETING EXEC                         CDROM
DEPARTMENT ASSISTANT                         CDROM
ADMINISTRATIVE ASSISTANT                     CDROM
ADMINISTRATIVE ASSISTANT                     CDROM
QA SPECIALIST                                CDROM
ACCOUNTS ASSISTANT                           CDROM
SALES REPRESENTATIVE                         CDROM
SALES REPRESENTATIVE                         CDROM
GENERAL MANAGER                              CDROM
ADMIN.SUPPORT ASSISTANT                      CDROM
SYSTEMS ENGINEER                             CDROM
RECEPTIONIST                                 CDROM
PROJECT MANAGER                               ISD
SALES EXEC                                    ISD
SALES EXEC                                    ISD
BUSINESS DEV EXEC                             ISD
AREA ACCOUNT MANAGER                          ISD  Left 15/3
SALES EXECUTIVE                               ISD
REGIONAL MANAGER                              ISD
SECRETARY/ADMIN                               ISD
COUNTRY MANAGER - SPAIN                       ISD
CORPORATE ACCOUNT MANAGER                     ISD
ACCOUNT MANAGER                              ISD - L
ACCOUNT MANAGER                              ISD - L
SALES REPRESENTATIVE, SR.                    ISD - L
SNR ACCOUNT MANAGER                          ISD - L
ACCOUNT MANAGER                              ISD - L
ACCOUNT MANAGER                              ISD - L
CORPORATE ACCOUNT MANAGER                    ISD - L
SALES EXECUTIVE II                           ISD - L
FINANCIAL ANALYST                            ISD - L
MANAGEMENT ACCOUNTANT                        ISD - L
JUNIOR ACCOUNTS ASSISTANT                    ISD - L
SENIOR MANAGEMENT ACCOUNTANT                 ISD - L
ACCOUNTS ASSISTANT                           ISD - L
ACCOUNTS ASSISTANT                           ISD - L
GROUP TREASURER                              ISD - L
MANAGEMENT ACCOUNTANT                        ISD - L
BOUGHT LEDGER CLERK                          ISD - L  Leaves 31/3

SNR. MANAGEMENT ACCOUNTANT                   ISD - L  Leaves 23/3
UK CREDIT MANAGER                            ISD - L
MANAGEMENT ACCOUNTANT                        ISD - L
OHD ACCTS                                    ISD - L
CREDIT CONTROLLER                            ISD - L
CFO-EMEA                                     ISD - L
SNR CREDIT CONTROLLER                        ISD - L
SALES ADMINISTRATOR                          ISD - L
BUSINESS ANALYST                             ISD - L
SALES ADMINISTRATOR                          ISD - L
OFFICE SERVICES ASSISTANT                    ISD - L
PROJECT MANAGER                              ISD - L
DATASTAR AND TRADSTAT                        ISD - L
CONTENT SERVICES EXEC                        ISD - L
CONTENT MANAGER - BUSINESS                   ISD - L
SENIOR CONTENT MANAGER                       ISD - L
EDITORIAL TECHNICAL LIAISON                  ISD - L  Leaves 17/3
CLIENT SERVICES EXECUTIVE                    ISD - L  Starts 6/3
CLIENT SERVICES EXECUTIVE                    ISD - L
CLIENT SERVICE EXECUTIVE                     ISD - L  Leaves 10/3
CLIENT SERVICES EXECUTIVE                    ISD - L  Starts 6/3
CLIENT SERVICES EXEC                         ISD - L
CLIENT SERVICES EXEC                         ISD - L
CLIENT SERVICES EXECUTIVE                    ISD - L  Starts 20/3
                                                      Temp 6/3/00 to
CLIENT SERVICES EXECUTIVE                    ISD - L  26/5/00
ADMIN ASSISTANT                              ISD - L  Starts 13/3
CLIENT SERVICES EXECUTIVE                    ISD - L  Leaves 10/3
HELP DESK ADMINISTRATOR                      ISD - L
TEMP PROJECT TRAINING & SUPPORT              ISD - L
TRAINING MANAGER                             ISD - L
EDITORIAL ASSISTANT                          ISD - L
EDITORIAL ASSISTANT                          ISD - L
EDITORIAL PRODUCTION MANAGER                 ISD - L
EDITORIAL ASSISTANT                          ISD - L
CONTENT GROUP ASST                           ISD - L
EDITORIAL ASSISTANT                          ISD - L
INDEXING ASSISTANT                           ISD - L
EDITORIAL ASSISTANT                          ISD - L
EDITORIAL ASSISTANT                          ISD - L
EDITORIAL ASSISTANT                          ISD - L
EDITORIAL ASSISTANT                          ISD - L
PRESIDENT, EMEA                              ISD - L
                                                      Contractual three
COUNTRY MANAGER                              ISD - L  month notice period
PA/SYSTEMS ADMIN                             ISD - L
CONTENT PRODUCTION ASST                      ISD - L
WEB DEVELOPER                                ISD - L
WEB PROGRAMMER                               ISD - L
HUMAN RESOURCES EXEC                         ISD - L
PAYROLL/HR ADMINISTRATOR                     ISD - L
EMEA HR DIRECTOR                             ISD - L  Starts 3/4
DEVELOPMENT MANAGER                          ISD - L  Leaves 17/3
ANALYST PROGRAMMER                           ISD - L
ANALYST PROGRAMMER                           ISD - L
TECHNICAL PROJECT MANAGER                    ISD - L
SENIOR TEST ENGINEER                         ISD - L
SENIOR MANAGEMENT ACCOUNTANT                 ISD - L  Leaves 31/3
ANALYST PROGRAMMER                           ISD - L

ANALYST PROGRAMMER                           ISD - L
UNIX SYSTEMS ADMIN                           ISD - L
DEVELOPMENT ENGINEER                         ISD - L
ANALYST PROGRAMMER                           ISD - L
ANALYST PROGRAMMER                           ISD - L
DATABASE ADMINISTRATOR                       ISD - L
ANALYST PROGRAMMER                           ISD - L

ANALYST PROGRAMMER                           ISD - L  Incl. sal increase 3/00
ANALYST PROGRAMMER                           ISD - L
IT DIRECTOR                                  ISD - L
Q/A ENGINEER                                 ISD - L
SOFTWARE TESTER                              ISD - L
SENIOR ANALYST PROGRAMMER                    ISD - L
ANALYST PROGRAMMER                           ISD - L
ANALYST PROGRAMMER                           ISD - L
SOFTWARE TESTER                              ISD - L
ANALYST PROGRAMMER                           ISD - L
DATABASE ADMINISTRATOR                       ISD - L
ANALYST PROGRAMMER                           ISD - L
DATABASE DEVELOPMENT MANAGER                 ISD - L
SYSTEMS ACCEPTANCE TESTER                    ISD - L
ANALYST PROGRAMMER                           ISD - L
SENIOR SYSTEMS DESIGNER                      ISD - L
OFFICE MANAGER                               ISD - L
RECEPTIONIST                                 ISD - L
OFFICE ASSISTANT                             ISD - L
RECEPTIONIST                                 ISD - L
                                                      Contractual two month
VP - EMEA MARKETING                          ISD - L  notice period
MARKETING COMMUNICATIONS EXEC                ISD - L
MARKETING CO-ORDINATOR                       ISD - L
MARKETING ASSISTANT                          ISD - L
MARKETING EXECUTIVE                          ISD - L
MARKETING SERVICES                           ISD - L
NETWORK SUPPORT ANALYST                      ISD - L
NETWORK SUPPORT                              ISD - L
NETWORK SUPPORT ANALYST                      ISD - L
NETWORK SUPPORT ANALYST                      ISD - L
NETWORK SUPPORT ANALYST                      ISD - L
SALES EXECUTIVE                              ISD - L
ACCOUNT DEVELOPMENT EXECUTIVE                ISD - L
BUSINESS DEV EXEC                            ISD - L
BUSINESS DEVELOPMENT EXEC                    ISD - L
BUSINESS DEVELOPMENT EXEC                    ISD - L
BUSINESS DEV EXEC                            ISD - L
NEW SALES EXEC                               ISD - L
SALES CO-ORDINATOR                           ISD - L
BUSINESS DEV EXEC                            ISD - L
BUSINESS DEVELOPMENT EXEC                    ISD - L  Leaves 31/3
BUSINESS DEV EXEC                            ISD - L
BUSINESS DEVELOPMENT EXECUTIVE               ISD - L
HEAD OF GENERAL BUSINESS TEAM                ISD - L
BUSINESS DEVELOPMENT EXEC                    ISD - L  Leaves 31/3
SALES EXECUTIVE                              ISD - L  Started 21/2
BUSINESS DEVELOPMENT EXEC                    ISD - L
TELESALES EXECUTIVE                          ISD - L
BUSINESS DEVELOPMENT EXEC                    ISD - L
ASSISTANT MANAGER PUBLISHING                 ISD - L

SALES REPRESENTATIVE, SR.                    ISD - L
SALES REPRESENTATIVE                         ISD - L
SALES ADMINISTRATOR                          ISD - L
NETWORK INSTALLATION EXECUTIVE               ISD - L
VAX CLIENT SUPPORT TEAM LEADER               ISD - L
CUSTOMER ADMIN ASSISTANT                     ISD - L  Started 14/2
CUSTOMER ADMIN ASSISTANT                     ISD - L
CUSTOMER ADMIN ASSISTANT                     ISD - L
CUSTOMER ADMIN ASSISTANT                     ISD - L
CUSTOMER ADMIN ASSISTANT                     ISD - L
CUSTOMER ADMIN ASST                          ISD - L
ADMINISTRATIVE ASSISTANT                     ISD - L
DATABASE MANAGER II                          ISD - L
CLIENT SERVICES EXECUTIVE                    ISD - L
CLIENT SERVICES EXECUTIVE                    ISD - L
CONTENT SERVICES EXECUTIVE                   ISD - L
CLIENT SERVICES MANAGER                      ISD - L


LONDON - WSD/CORP & ECD                        0
LONDON ISD                                    149
CAMBRIDGE (Incl 1 in USA)                      0
OFFICE SHOPPER & SPARZA                        0
OXFORD - CDROM                                 28
WEMBLEY                                        0
OTHER ISD                                      9

Grand Total                                   186

Newco Central London                           0
Newco Total UK (Incl 1 in USA)                 0
Total ISD UK                                  186

Currently at LB                                78

                                  SCHEDULE 10

                                  DOMAIN NAMES

                                     PART 1

-----------------------------------------------------------------------
                                       TRIO
      DOMAIN                            US   PLC  KR   MAID    Other
-----------------------------------------------------------------------
ASKOUREXPERT.COM                         X
-----------------------------------------------------------------------
ASKTHESPECIALIST.COM                     X
-----------------------------------------------------------------------
B2BANSWERS.COM                           X
-----------------------------------------------------------------------
BIZALERT.COM                                             X
-----------------------------------------------------------------------
BROKERLINE.COM                                           X
-----------------------------------------------------------------------
BUSINESSBASE.NET                         X
-----------------------------------------------------------------------
COMPANYLINE.COM                                          X
-----------------------------------------------------------------------
CUSTOMALERT.COM                                          X
-----------------------------------------------------------------------
DATASTARWEB.COM                          X
-----------------------------------------------------------------------
DIALOG.CO.UK                                  X
-----------------------------------------------------------------------
DIALOG.COM                               X
-----------------------------------------------------------------------
DIALOG1.COM                              X
-----------------------------------------------------------------------
DIALOG-ACCTDEV.COM                       X
-----------------------------------------------------------------------
DIALOGAGRO.COM                           X
-----------------------------------------------------------------------
DIALOGATSITE.COM                         X
-----------------------------------------------------------------------
DIALOGBUSINESS.COM                       X
-----------------------------------------------------------------------
DIALOGCHEM.COM                           X
-----------------------------------------------------------------------
DIALOGCLASSIC.COM                        X
-----------------------------------------------------------------------
DIALOGCORP.CO.UK                              X
-----------------------------------------------------------------------
DIALOGCORP.COM                                                       X
-----------------------------------------------------------------------
DIALOGCORP.COM                                X
-----------------------------------------------------------------------
DIALOGCORPPLC.COM                                                    X
-----------------------------------------------------------------------
DIALOGCORP-PLC.COM                                                   X
-----------------------------------------------------------------------
DIALOGENERGY.COM                         X
-----------------------------------------------------------------------
DIALOGENVIRON.COM                        X
-----------------------------------------------------------------------
DIALOGFINANCE.COM                        X
-----------------------------------------------------------------------
DIALOGFOOD.COM                           X
-----------------------------------------------------------------------
DIALOGGOV.COM                            X
-----------------------------------------------------------------------
DIALOGINFO.COM                           X
-----------------------------------------------------------------------
DIALOGIP.COM                             X
-----------------------------------------------------------------------
DIALOGMED.COM                            X
-----------------------------------------------------------------------
DIALOGNEWS.COM                           X
-----------------------------------------------------------------------
DIALOGPHARMA.COM                         X
-----------------------------------------------------------------------
DIALOG-PLC.CO.UK                              X
-----------------------------------------------------------------------
DIALOGPLC.COM                                           X
-----------------------------------------------------------------------
DIALOGPLC.COM                                 X
-----------------------------------------------------------------------
DIALOG-PLC.COM                                          X
-----------------------------------------------------------------------
DIALOGSELECT.COM                         X
-----------------------------------------------------------------------
DIALOGSOLUTIONS.COM                      X
-----------------------------------------------------------------------
DIALOGSPORTS.COM                         X
-----------------------------------------------------------------------
DIALOGTECH.COM                           X
-----------------------------------------------------------------------
DIALOGWEB.COM                            X
-----------------------------------------------------------------------
DIALOGWEBFOUNDRY.COM                     X
-----------------------------------------------------------------------
EXPERTSEARCHER.COM                       X
-----------------------------------------------------------------------
KRINFO.COM                                           X
-----------------------------------------------------------------------
MYPROFOUND.COM                                X
-----------------------------------------------------------------------
PROFOUND.CO.UK                                X
-----------------------------------------------------------------------
PROFOUND.DE                                   X
-----------------------------------------------------------------------
PROFOUNDBRIEFINGS.COM                                       X
-----------------------------------------------------------------------
RESEARCHDIALOG.COM                       X
-----------------------------------------------------------------------
TRADSTAT.COM                                  X
-----------------------------------------------------------------------

-----------------------------------------------------------------------
      DOMAIN                            US    PLC    KR   MAID    Other
-----------------------------------------------------------------------
TRAD-STAT.COM                                  X
-----------------------------------------------------------------------
TRADSTATDIRECT.COM                                                   X
-----------------------------------------------------------------------
TRADSTATWEB.CO.UK                              X
-----------------------------------------------------------------------
TRADSTAT-WEB.CO.UK                             X
-----------------------------------------------------------------------
TRADSTATWEB.COM                                X
-----------------------------------------------------------------------
TRADSTAT-WEB.COM                               X
-----------------------------------------------------------------------
VBINFO.COM                               X
-----------------------------------------------------------------------
VIRTUALPUBLISHING.COM                                         X
-----------------------------------------------------------------------
WONOA.COM                                              X
-----------------------------------------------------------------------

                                     PART 2

DOMAIN NAMES--TRIO TO NEWCO

K-WORK.COM
WEB-TOP.CO.UK
WEBTOP.COM
WWWTOP.COM

Signed by                        }    /S/Anna E. Jordan Couti
for THE DIALOG CORPORATION PLC        -------------------------
                                       as Attorney under the Deed of Power of
                                       Attorney dated March 22, 2000

Signed by                        }    /S/Gordan A. Friedland
for THE THOMSON CORPORATION           -------------------------
                                       Vice President

                                      126